    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 1999


                                                     REGISTRATION NO.: 333-67187
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


PAINE WEBBER GROUP INC.             DELAWARE                  13-2760086
PWG CAPITAL TRUST III               DELAWARE                  13-7099830
PWG CAPITAL TRUST IV                DELAWARE                  13-7099831
PWG CAPITAL TRUST V                 DELAWARE                  13-7173203
(EXACT NAME OF
  REGISTRANT AS
  SPECIFIED IN ITS       (STATE OR OTHER JURISDICTION OF   (I.R.S. EMPLOYER
  CHARTER)               INCORPORATION OR ORGANIZATION)   IDENTIFICATION NO.)


                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 713-2000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               THEODORE A. LEVINE
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            PAINE WEBBER GROUP INC.
                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 713-2879
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   Copies to:

                   PETER S. WILSON                                     MICHAEL L. FITZGERALD
               CRAVATH, SWAINE & MOORE                                   BROWN & WOOD LLP
                   825 8TH AVENUE                                     ONE WORLD TRADE CENTER
              NEW YORK, NEW YORK 10019                               NEW YORK, NEW YORK 10048
                   (212) 474-1767                                         (212) 839-5300

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    WHEN MARKET CONDITIONS WARRANT FROM TIME TO TIME AFTER THIS REGISTRATION
                          STATEMENT BECOMES EFFECTIVE.
                            ------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                             (Cover continued on following page)

(Cover continued from previous page)


THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


PURSUANT TO RULE 429 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, EACH OF THE PROSPECTUSES INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS AND RELATES TO THE REGISTRATION STATEMENT ON FORM S-3 NO. 333-13831 THAT WAS PREVIOUSLY FILED BY PAINE WEBBER GROUP INC., PWG TRUST I, PWG TRUST II, PWG TRUST III AND PWG TRUST IV.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This registration statement includes (i) a prospectus to be used in connection with offerings of (a) preferred securities issued by PWG Trusts III, IV and V, severally, (b) junior subordinated debt securities issued by Paine Webber Group Inc. and (c) guarantees by Paine Webber Group Inc. of the preferred securities issued severally by PWG Trusts III, IV and V and (ii) a prospectus to be used in connection with offerings of debt securities (both senior and subordinated) issued by Paine Webber Group Inc. Each offering of securities made under this registration statement will be made pursuant to one of these prospectuses, with the specifications of the securities offered thereby set forth in an accompanying prospectus supplement. Neither prospectus may be used to consummate sales of securities unless accompanied by a prospectus supplement.

     The prospectus supplement for the offering of preferred securities to be issued by PWG Trust III follows immediately after this Explanatory Note which is then followed immediately by the related prospectus for the offering of (a) the preferred securities issued by PWG Trusts III, IV and V, severally, (b) the junior subordinated debt securities issued by Paine Webber Group Inc. and (c) the guarantees of the preferred securities issued severally by PWG Trusts III and IV by, and certain back-up obligations of, Paine Webber Group Inc. Such prospectus is then followed immediately by the prospectus for the offering of debt securities (both senior and subordinated) issued by Paine Webber Group Inc. It is anticipated that the prospectus supplement for the offering of preferred securities issued by PWG Trusts IV and V will be substantially in the form of the prospectus supplement for the offering of preferred securities to be issued by PWG Trust III included in this registration statement.

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 9, 1999


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED    , 1999)

                                     PREFERRED SECURITIES

                             PWG CAPITAL TRUST III

                           % PREFERRED TRUST SECURITIES
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                            PAINE WEBBER GROUP INC.
                             ---------------------


     PWG Trust III is offering its preferred securities which represent preferred ownership interests in the assets of PWG Trust III. Holders of the preferred securities will be entitled to receive cash distributions at an annual
rate of   %. The sole asset of PWG Trust III will be junior subordinated debentures of Paine Webber Group that have the same payment terms as the preferred securities.


     WE URGE YOU TO CAREFULLY READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE S-6, WHERE WE DESCRIBE SPECIFIC RISKS ASSOCIATED WITH THESE PREFERRED SECURITIES, ALONG WITH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     We plan to list the preferred securities on the New York Stock Exchange
under the trading symbol   . We expect that the preferred securities will begin
trading on the New York Stock Exchange within 30 days after they are first issued.

     Purchasers will be required to pay accrued distributions on the preferred
securities from          , 1999, if settlement occurs after that date.
Underwriting commissions of $ per preferred security will be paid by Paine Webber Group.

                                                PER PREFERRED
                                                   SECURITY                   TOTAL
Public Offering Price....................           $25.00                      $
Proceeds to the Trust....................           $25.00                      $

     The underwriters may also purchase up to an additional      preferred
securities at $25 per preferred security within 30 days from the date of this prospectus supplement to cover over-allotments.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
                            PAINEWEBBER INCORPORATED
                             ---------------------

        The date of this prospectus supplement is                , 1999.

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
PROSPECTUS SUPPLEMENT
Summary...............................   S-3
Risk Factors..........................   S-6
Selected Consolidated Financial
  Data................................  S-10
Paine Webber Group....................  S-11
PWG Trust III.........................  S-12
Capitalization of Paine Webber
  Group...............................  S-13
Accounting Treatment..................  S-14
Use of Proceeds.......................  S-14
Description of the Preferred
  Securities..........................  S-14
Description of the Junior Subordinated
  Debentures..........................  S-28
Relationship Between the Preferred
  Securities, the Junior Subordinated
  Debentures and the Preferred
  Securities Guarantee................  S-33
Taxation..............................  S-35
Underwriting..........................  S-39



                                        PAGE
                                        ----
PROSPECTUS
Where You Can Find More Information...     2
Documents Incorporated by Reference...     2
Use of Proceeds.......................     3
Ratios of Earnings to Fixed Charges
  and Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends...........................     3
Paine Webber Group....................     4
The PWG Trusts........................     5
Description of the Preferred
  Securities..........................     9
Description of the Preferred
  Securities Guarantees...............    11
Description of the Junior Subordinated
  Debt Securities.....................    15
ERISA Matters.........................    22
Plan of Distribution..................    22
Forward Looking Information...........    23
Legal Matters.........................    24
Experts...............................    24


                             ---------------------

     You should only rely on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate only as of the date on the front of those documents.

     The following information concerning Paine Webber Group, PWG Trust III, the preferred securities, the preferred securities guarantee and the junior subordinated debentures supplements, and should be read in conjunction with, the information contained in the accompanying prospectus. Capitalized terms used in this prospectus supplement have the same meaning as in the accompanying prospectus. Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters' over-allotment option.

                                    SUMMARY

PAINE WEBBER GROUP

     Paine Webber Group Inc. is located at 1285 Avenue of the Americas, New York, New York 10019, and its telephone number is (212) 713-2000.


PWG TRUST III IS OFFERING ITS PREFERRED SECURITIES TO YOU



     PWG Trust III is offering its preferred securities to the public. The common securities of PWG Trust III will be sold to Paine Webber Group. Together, the preferred securities and the common securities are referred to as the trust securities. The trust securities represent ownership interests in the assets of
PWG Trust III. The sole asset of PWG Trust III will be   % junior subordinated
debentures due             , 2039 from Paine Webber Group with the same payment
terms as the preferred securities.



     Paine Webber Group believes that the preferred securities currently provide it access to 40-year financing on more favorable terms than other financing alternatives.



YOU WILL BE ENTITLED TO RECEIVE QUARTERLY DISTRIBUTIONS ON YOUR PREFERRED SECURITIES



     If you purchase the preferred securities, you are entitled to receive cash
distributions at an annual rate of      % of the liquidation amount of $25 per
preferred security. The liquidation amount is the amount that you are entitled to receive if PWG Trust III is terminated and its assets are liquidated and distributed to the holders of the trust securities. You are entitled to receive the amount from assets of PWG Trust III available for distribution, after it has paid liabilities to its creditors. Accordingly, you may not receive the full amount of your investment if PWG Trust III does not have enough funds.



     Distributions will accumulate from the date PWG Trust III issues the preferred securities and will be paid quarterly on March 31, June 30, September 30 and December 31 of each year, beginning on March 31, 1999.



PWG TRUST III WILL HAVE THE RIGHT TO DEFER QUARTERLY DISTRIBUTIONS ON YOUR PREFERRED SECURITIES



     PWG Trust III will defer distributions on the preferred securities if Paine Webber Group defers interest payments on the junior subordinated debentures. Paine Webber Group generally has the right to defer interest payments on the junior subordinated debentures for up to 20 consecutive quarters. During this deferral period, you will still accumulate distributions at the annual rate of
     %, plus you will earn interest at the annual rate of   %, compounded
quarterly, on any unpaid distributions, to the extent permitted by law. See "Description of the Junior Subordinated Debentures -- Option to Defer Interest Payment Period" in this prospectus supplement for more information on the deferral of distributions and the consequences of any deferral.



TAX CONSEQUENCES TO YOU IF PWG TRUST III DEFERS QUARTERLY DISTRIBUTIONS



     If PWG Trust III defers distributions, you will be required to accrue interest income and include it in your gross income for United States Federal income tax purposes, even if you are a cash basis taxpayer.



MATURITY AND REDEMPTION OF YOUR PREFERRED SECURITIES



     PWG Trust III must redeem the preferred securities when the junior subordinated debentures are paid at maturity or upon any earlier redemption. The
junior subordinated debentures mature on             , 2039. In addition, Paine
Webber Group has the option at any time on or after             , 2004 to redeem
the junior subordinated debentures, in whole or in part. Paine Webber Group may also redeem the junior subordinated debentures, in whole or in part, at its option if certain tax law changes occur. Upon any redemption, you will receive the redemption price, which is equal to the liquidation amount of $25 per preferred security plus any accrued and unpaid distributions to the date of redemption.

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES AT PAINE WEBBER GROUP'S OPTION OR UPON AN INVESTMENT COMPANY ACT CHANGE OR TAX LAW CHANGE



     If at any time Paine Webber Group obtains an opinion that you will not have to recognize any gain or loss for tax purposes, Paine Webber Group may cause PWG Trust III to be terminated and liquidated and the junior subordinated debentures to be distributed to the holders of the trust securities. In addition if there is a change in the Investment Company Act that requires PWG Trust III to register under such law or if certain tax law changes occur, PWG Trust III will be terminated and the junior subordinated debentures will be distributed to the holders of the trust securities. However, in the case of some of these tax law changes, Paine Webber Group may redeem the junior subordinated debentures as described above, rather than distribute the junior subordinated debentures.


     If the junior subordinated debentures are distributed, Paine Webber Group will use its best efforts to list them on the New York Stock Exchange in place of the preferred securities.


PAINE WEBBER GROUP WILL FULLY AND UNCONDITIONALLY GUARANTEE YOUR PREFERRED SECURITIES


     Paine Webber Group will fully and unconditionally guarantee the preferred securities. This full and unconditional guarantee results from Paine Webber Group's obligations under the preferred securities guarantee taken together with certain back-up obligations that include:

     - Paine Webber Group's obligations to make payments on the junior subordinated debentures;

     - Paine Webber Group's obligations under the indenture relating to the junior subordinated debentures; and

     - Paine Webber Group's obligations under the declaration of trust of PWG Trust III.

     For a fuller discussion of Paine Webber Group's obligations listed above, see "Relationship between the Preferred Securities, the Junior Subordinated Debentures and the Preferred Securities Guarantee" in this prospectus supplement and "Description of the Preferred Securities Guarantees" in the accompanying prospectus.


     The preferred securities guarantee is a guarantee that PWG Trust III will make distributions on the preferred securities if it receives interest and principal payments under the junior subordinated debentures. If Paine Webber Group does not make a payment on the junior subordinated debentures, PWG Trust III will not have sufficient funds to make payments on the preferred securities. Accordingly, the preferred securities guarantee will not cover payments when the trust does not have sufficient funds.


     Paine Webber Group's obligations under the preferred securities guarantee are unsecured and will rank in priority of payment:

     - junior to all of Paine Webber Group's other indebtedness, liabilities and obligations, including the junior subordinated debentures;

     - equal with Paine Webber Group's obligations under similar preferred securities guarantees; and

     - senior to Paine Webber Group's common stock and preferred stock.


     Paine Webber Group's obligations under the junior subordinated debentures are subject to payment on its senior indebtedness, which generally includes indebtedness, liabilities or obligations of Paine Webber Group, contingent or otherwise. As of September 30, 1998, the aggregate amount of senior indebtedness of Paine Webber Group was approximately $6.5 billion. For the precise definition of senior indebtedness, see "Description of the Junior Subordinated Debt Securities -- Subordination of the Junior Subordinated Debentures" in the accompanying prospectus.



     Paine Webber Group's obligations under the junior subordinated debentures will also be effectively subordinated to all existing and future liabilities and obligations of Paine Webber Group's subsidiaries.

YOUR RIGHTS UPON LIQUIDATION OF THE TRUST



     In the event of the voluntary or involuntary liquidation, dissolution, winding up or termination of PWG Trust III, the holders of the preferred securities will be entitled to receive for each preferred security a liquidation amount of $25 plus accrued and unpaid distributions on the preferred security, including any interest on the unpaid distributions, to the date of payment. Alternatively, if the junior subordinated debentures are distributed to the holders of the preferred securities, the liquidation amount will not be paid.


     If the junior subordinated debentures are distributed, Paine Webber Group will use its best efforts to list them on the New York Stock Exchange in place of the preferred securities.


YOU HAVE LIMITED VOTING RIGHTS AS A PREFERRED SECURITY HOLDER


     Holders of preferred securities have limited voting rights and will not be able to appoint, remove or replace any of the trustees, or to increase or decrease the number of trustees. In general, only Paine Webber Group has these rights.


YOUR PREFERRED SECURITIES WILL NOT BE REPRESENTED BY CERTIFICATES



     The preferred securities will be represented by a global security that will be deposited with and registered in the name of The Depository Trust Company or its nominee. This means that you will not receive a certificate for your preferred securities.



LISTING OF THE PREFERRED SECURITIES ON THE NEW YORK STOCK EXCHANGE


     We plan to list the preferred securities on the New York Stock Exchange
under the trading symbol "          ".


USE OF PROCEEDS BY PWG TRUST III AND PAINE WEBBER GROUP


     The proceeds of the sale of the preferred securities will be invested by PWG Trust III in junior subordinated debentures of Paine Webber Group. The proceeds from the issuance of the junior subordinated debentures will be used by Paine Webber Group for general corporate purposes.


PAINE WEBBER GROUP'S RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


     The following table shows the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for Paine Webber Group for the periods indicated.

                                                                                       NINE MONTHS
                                                    YEARS ENDED DECEMBER 31               ENDED
                                              ------------------------------------    SEPTEMBER 30,
                                              1993    1994    1995    1996    1997        1998
                                              ----    ----    ----    ----    ----    -------------
Ratio of earnings to fixed charges..........  1.3     1.0     1.1     1.3     1.2          1.2
Ratio of earnings to combined fixed charges
  and preferred stock dividends.............  1.3     1.0     1.0     1.2     1.2          1.2

     For purposes of computing the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, "earnings" consist of earnings before taxes on income and fixed charges and "fixed charges" consist of interest expense incurred on securities sold under repurchase agreements, short-term and long-term borrowings and preferred trust securities and that portion of rental expense estimated to be representative of the interest factor.

                                  RISK FACTORS

     You should carefully read the following risk factors and the other sections of this prospectus supplement and the accompanying prospectus before purchasing any preferred securities.


IF PAINE WEBBER GROUP DOES NOT MAKE PAYMENTS UNDER THE JUNIOR SUBORDINATED DEBENTURES, PWG TRUST III WILL BE UNABLE TO MAKE PAYMENTS AND THE PREFERRED SECURITIES GUARANTEE WILL NOT APPLY.


     The ability of PWG Trust III to timely pay distributions on the preferred securities and the liquidation amount of $25 per preferred security is solely dependent upon the ability of Paine Webber Group to make the related payments on the junior subordinated debentures when due. If Paine Webber Group defaults on its obligation to pay principal of or interest on the junior subordinated debentures, PWG Trust III will not have sufficient funds to pay distributions or the liquidation amount. In that case, you will not be able to rely upon the preferred securities guarantee for payment of these amounts because the preferred securities guarantee only applies if Paine Webber Group makes a payment of principal or interest on the junior subordinated debentures.

PAINE WEBBER GROUP'S OBLIGATIONS UNDER THE PREFERRED SECURITIES GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES ARE SUBORDINATED TO OTHER PAINE WEBBER GROUP OBLIGATIONS.

     Paine Webber Group's obligations under the preferred securities guarantee are unsecured and will rank in priority of payment:

     - junior to all of Paine Webber Group's other indebtedness, liabilities and obligations, including the junior subordinated debentures;

     - equal with Paine Webber Group's obligations under similar preferred securities guarantees; and

     - senior to Paine Webber Group's common stock and preferred stock.


     Paine Webber Group's obligations under the junior subordinated debentures are unsecured and will rank junior in priority of payment to Paine Webber Group's senior indebtedness. At September 30, 1998, the aggregate amount of senior indebtedness was approximately $6.5 billion. Paine Webber Group's obligations under the junior subordinated debentures will also be effectively subordinated to all existing and future liabilities and obligations of Paine Webber Group's subsidiaries.


     The preferred securities, the junior subordinated debentures and the preferred securities guarantee do not limit the ability of Paine Webber Group or any of its subsidiaries to incur additional indebtedness, liabilities and obligations, including indebtedness, liabilities and obligations that ranks senior to the junior subordinated debentures and the preferred securities guarantee.

     For more information on Paine Webber Group's obligations under the preferred securities guarantees and the junior subordinated debentures, see "Description of the Preferred Securities Guarantees -- Status of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debentures -- Subordination of the Junior Subordinated Debentures" in the accompanying prospectus.


YOU MAY NOT BE ABLE TO DIRECTLY ENFORCE RIGHTS AGAINST PAINE WEBBER GROUP IF AN EVENT OF DEFAULT OCCURS.



     You may have to rely on the property trustee to enforce your rights if an event of default occurs.



     If an event of default under the junior subordinated debentures occurs and is continuing, such event will also be an event of default under the preferred securities. In that case, the holders of the preferred securities would rely on the enforcement by the property trustee of its rights as holder of the junior subordinated debentures against Paine Webber Group. The holders of a majority in liquidation amount of the preferred securities will have the right to direct the property trustee to enforce its rights. However, if the property trustee does not enforce its rights any record holder may, to the extent permitted by applicable law, take action directly against Paine Webber Group to enforce the property trustee's rights. In addition, if an event of default under the preferred securities occurs that is attributable to Paine Webber

Group's failure to pay interest or principal on the junior subordinated debentures, a record holder of the preferred securities may proceed directly against Paine Webber Group. The holders of preferred securities will not be able to exercise directly any other remedies available to the holders of the junior subordinated debentures unless the property trustee fails to do so. See "Description of the Preferred Securities -- Events of Default" in this prospectus supplement and "Description of the Junior Subordinated Debt Securities -- Indenture Events of Default" in the accompanying prospectus for more information on your rights if an event of default occurs.

DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED; YOU MAY HAVE TO INCLUDE INTEREST IN YOUR TAXABLE INCOME BEFORE YOU RECEIVE CASH

     It is possible that you will not receive cash distributions for one or more periods of up to five years. If this occurs, you will still be required to include accrued interest in your income for United States federal income tax purposes before you actually receive the cash distributions.


     During a deferral period, you will be required to accrue interest income as original issue discount for United States federal income tax purposes in respect of your pro-rata share of the junior subordinated debentures held by PWG Trust
III. You will also not receive the cash distribution related to any accrued and unpaid interest from PWG Trust III if you sell the preferred securities before the end of any deferral period. While Paine Webber Group will take the position that original issue discount will not arise before any first deferral period, it is possible that all income on the junior subordinated debentures would be required to be accounted for as original issue discount. Under such circumstances, stated interest would not separately be reported as taxable income. See "Taxation" in this prospectus supplement for more information regarding the tax consequences of the preferred securities.



     Paine Webber Group has no current intention of exercising its right to defer interest payments on the junior subordinated debentures. However, if Paine Webber Group exercises this right, the market price of the preferred securities is likely to be adversely affected. During a deferral period, the preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid distributions.



POSSIBLE TAX LAW CHANGES COULD RESULT IN REDEMPTION OF THE PREFERRED SECURITIES



     Enactment of certain tax proposals may allow Paine Webber Group to exercise its right to redeem the junior subordinated debentures, which would result in a mandatory redemption of the preferred securities.



     From time to time, the Clinton Administration has proposed certain tax law changes that would, among other things, generally deny interest deductions to a corporate issuer if the debt instrument has a term exceeding 15 years and if the debt instrument is not reflected as indebtedness on the issuer's consolidated balance sheet. Certain other proposed tax law changes would have denied interest deductions if the debt instrument had a term exceeding 20 years. No similar proposal was made in the Administration's budget proposal released on February 1, 1999. Although it is impossible to predict future proposals, prior proposals if enacted into law would not have applied to securities with characteristics similar to the junior subordinated debentures which were already issued and outstanding at the time the legislation was proposed. However, if a future proposal of this sort were to become effective in a form applicable to already issued and outstanding securities, Paine Webber Group could be precluded from deducting interest on the junior subordinated debentures. Enactment of any such proposal might in turn allow Paine Webber Group to exercise its right to redeem the junior subordinated debentures, which would result in a mandatory redemption of the preferred securities as described under "Description of the Preferred Securities -- Mandatory Redemption of the Trust Securities."



THE JUNIOR SUBORDINATED DEBENTURES MAY BE DISTRIBUTED TO YOU AT PAINE WEBBER GROUP'S OPTION OR UPON AN INVESTMENT COMPANY ACT CHANGE OR TAX LAW CHANGE; THE JUNIOR SUBORDINATED DEBENTURES MAY BE REDEEMED IF A TAX LAW CHANGE OCCURS



     If Paine Webber Group obtains an opinion that you will not have to recognize any gain or loss for tax purposes, Paine Webber Group may cause PWG Trust III to be terminated and liquidated at any time. In addition, PWG Trust III will be terminated before its scheduled expiration on
            , 2039 if certain changes in tax laws or the Investment Company Act occur and continue. If PWG Trust III is so terminated, the junior subordinated debentures will be distributed to the holders of the trust securities in liquidation of PWG Trust III.



     In the case of some of these tax law changes, Paine Webber Group may instead choose to redeem the junior subordinated debentures. The redemption of the junior subordinated debentures will cause a mandatory redemption of the preferred securities and the common securities at the redemption price. See "Description of the Preferred Securities -- Distribution at Paine Webber Group's Option or Upon Investment Company Act Change or Tax Law Change; Tax Law Change Redemption" for more information on the possibility and consequences of a distribution or redemption of the junior subordinated debentures.



YOUR INVESTMENT MAY DECREASE IN VALUE IF THE JUNIOR SUBORDINATED DEBENTURES ARE DISTRIBUTED TO YOU



     Paine Webber Group cannot predict the market prices for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive upon a distribution, or the preferred securities you hold pending such a distribution, may trade at a discount to the price that you paid to purchase the preferred securities.



     Paine Webber Group has agreed to use its best efforts to list the junior subordinated debentures on the NYSE if PWG Trust III is liquidated and the junior subordinated debentures are distributed. However, the junior subordinated debentures may not be approved for listing or a trading market may not develop for the junior subordinated debentures.


     Because you may receive junior subordinated debentures, you must also make an investment decision with regard to the junior subordinated debentures. You should carefully review all the information regarding the junior subordinated debentures contained in this prospectus supplement and the accompanying prospectus.

     Under "Taxation -- Distribution of Junior Subordinated Debentures to Holders of Preferred Securities" we discuss applicable United States federal income tax consequences of a distribution of junior subordinated debentures.

THE JUNIOR SUBORDINATED DEBENTURES AND THE TRUST SECURITIES MAY BE REDEEMED AFTER ONLY FIVE YEARS

     At the option of Paine Webber Group, the junior subordinated debentures may
be redeemed, in whole or in part, at any time on or after                , 2004,
at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. See "Description of the Junior Subordinated Debentures -- Optional Redemption" in this prospectus supplement for more information on optional redemption.


     You should assume that Paine Webber Group will exercise its redemption option if Paine Webber Group is able to refinance at a lower interest rate or it is otherwise in the interest of Paine Webber Group to redeem junior subordinated debentures. If junior subordinated debentures are redeemed, PWG Trust III must redeem a corresponding amount of trust securities. See "Description of the Preferred Securities -- Mandatory Redemption" in this prospectus supplement for more information on mandatory redemption.


VOTING RIGHTS OF PREFERRED SECURITY HOLDERS ARE VERY LIMITED

     Holders of preferred securities have limited voting rights and will not be able to appoint, remove or replace any of the trustees, or to increase or decrease the number of trustees. In general, only Paine Webber Group has these rights.

     See "Description of the Preferred Securities -- Voting Rights" in this prospectus supplement for more information on your limited voting rights.

MANAGEMENT WILL HAVE BROAD DISCRETION IN PAINE WEBBER GROUP'S USE OF THE PROCEEDS IT RECEIVES



     Paine Webber Group will receive approximately $          in net proceeds
from the sale of its junior subordinated debentures, after deducting underwriting commissions and estimated expenses payable by Paine Webber Group. Paine Webber Group's management will have broad discretion to allocate these net proceeds to uses it believes are appropriate. The amount and timing of these allocations will depend on a number of factors, including Paine Webber's capital requirements and planned debt repayments.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial information is qualified by reference to, and should be read in conjunction with, Paine Webber Group's consolidated financial statements and accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Paine Webber Group's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which is incorporated by reference in the accompanying prospectus. The selected consolidated statement of income data for the years ended December 31, 1995, 1996 and 1997 and the selected consolidated statement of financial condition data as of December 31, 1996 and 1997 are derived from Paine Webber Group's audited consolidated financial statements which are incorporated by reference in the accompanying prospectus. The selected unaudited financial information as of and for the nine months ended September 30, 1997 and 1998 should be read in conjunction with Paine Webber Group's audited consolidated financial statements and accompanying notes contained in the Form 10-K referred to above and Paine Webber Group's unaudited consolidated financial statements and accompanying notes contained in Paine Webber Group's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (the "Form 10-Q"), which is also incorporated by reference in the accompanying prospectus. Such unaudited information reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments, which Paine Webber Group considers necessary for a fair presentation of its financial position and results of operations for these periods. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1998. The selected consolidated statement of financial condition data as of December 31, 1993, 1994, 1995 and the selected consolidated statement of income data for the years ended December 31, 1993 and 1994 are derived from audited consolidated financial statements of Paine Webber Group which are not included or incorporated by reference in the accompanying prospectus.

                                      NINE MONTHS ENDED
                                        SEPTEMBER 30,                              YEARS ENDED DECEMBER 31,
                                  -------------------------   -------------------------------------------------------------------
                                     1998          1997          1997          1996         1995(1)       1994(2)        1993
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                        (IN THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS)
OPERATING RESULTS
  Total revenues................  $ 5,514,541   $ 4,911,916   $ 6,656,952   $ 5,705,966   $ 5,320,090   $ 3,964,077   $ 4,004,717
  Net revenues (including net
    interest)...................    3,308,621     3,042,717     4,112,402     3,735,212     3,350,279     2,535,424     2,874,005
  Net earnings before taxes and
    minority interest...........      548,793       497,803       673,107       560,033       102,677        44,385       407,576
  Net earnings..................      333,128       306,741       415,449       364,350        80,750        31,631       246,183
  Earnings per share:(3)(4)
    Basic.......................         2.25          2.09          2.84          2.55          0.37          0.28          2.36
    Diluted.....................         2.10          1.88          2.56          2.24          0.35          0.26          1.95
FINANCIAL CONDITION
  Total assets..................  $62,900,916   $58,925,521   $57,065,033   $52,513,500   $45,671,294   $35,856,125   $37,026,909
  Long-term borrowings,
    redeemable preferred stock
    and preferred trust
    securities..................    4,379,925     3,877,284     3,980,379     3,164,349     2,622,797     2,501,384     1,936,082
  Stockholders' equity..........    2,264,327     1,857,015     1,930,963     1,730,425     1,552,288     1,630,499     1,195,047
  Total capitalization..........    6,644,252     5,734,299     5,911,342     4,894,774     4,175,085     4,131,883     3,131,129
OTHER FINANCIAL DATA(3)
  Dividends declared per
    share.......................  $      0.33   $      0.30   $      0.41   $      0.32   $      0.32   $      0.32   $      0.25
  Book value per share..........        15.86         13.28         13.80         12.19         10.41         10.64         10.86

---------------
(1) The 1995 results include after-tax charges of $125.9 million ($200 million before income taxes) and $20.1 million ($30 million before income taxes) in the second and fourth quarters, respectively, related to the resolution of the issues arising from Paine Webber Group's sale of public proprietary limited partnerships.

(2) The 1994 results include after-tax costs of $36 million ($50 million before taxes) and $34 million ($57 million before income taxes) related to the purchase of certain net assets and specific businesses of Kidder, Peabody Group Inc. and a nonrecurring mutual fund charge, respectively.

(3) All per share data have been restated to reflect three-for-two common stock splits in November 1997 and March 1994.

(4) Earnings per share have been restated as required to comply with Statement of Financial Accounting Standards No. 128.

     THE FOLLOWING INFORMATION CONCERNING PAINE WEBBER GROUP, PWG TRUST III, THE PREFERRED SECURITIES, THE PREFERRED SECURITIES GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES IS IN ADDITION TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE INFORMATION CONTAINED IN THE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS IN THIS PROSPECTUS SUPPLEMENT HAVE THE SAME MEANINGS AS IN THE ACCOMPANYING PROSPECTUS.

                               PAINE WEBBER GROUP


     Paine Webber Group Inc. is a holding company which, together with its operating subsidiaries, forms one of the largest full-service securities and commodities firms in the industry. Founded in 1879, Paine Webber Group employs approximately 17,772 people in 303 offices worldwide.


     Paine Webber Group's principal line of business is to serve the investment and capital needs of individual and institutional clients through its broker-dealer subsidiary, PaineWebber Incorporated, and other specialized subsidiaries. These activities are conducted through interrelated business groups, which utilize common operational and administrative personnel and facilities. Paine Webber Group holds memberships in all major securities and commodities exchanges in the United States, and makes a market in many securities traded on the National Association of Securities Dealers Nasdaq National Market or in other over-the-counter markets.

     The private client group consists primarily of a domestic branch office system and consumer product groups through which Paine Webber and certain other subsidiaries provide clients with financial services and products, including the purchase and sale of securities, option contracts, commodity and financial futures contracts, fixed income instruments, mutual funds, trusts, wrap-fee assets and selected insurance products. Paine Webber Group may act as a principal or agent in providing these services. Fees charged vary according to the size and complexity of a transaction, and the activity level of a client's account. Also, part of the private client group is the municipal securities group, which structures, underwrites, sells and trades taxable and tax-exempt issues for municipal and public agency clients.

     The capital markets group is comprised of research, global fixed income, commercial real estate, global equities and investment banking groups.

     The research group provides investment advice to institutional and individual investors, and other business areas of Paine Webber Group, on approximately 850 companies in 61 industries.

     Through the global fixed income and global equities groups, Paine Webber Group places securities for, and executes trades on behalf of, institutional clients both domestically and internationally. To facilitate client transactions or for Paine Webber Group's product development efforts, Paine Webber Group takes positions in fixed income securities, listed and over-the-counter equity securities and holds direct equity investments in partnerships and other entities that invest in fixed income securities, equity securities and other financial instruments.

     The commercial real estate group provides a full range of capital market services to real estate clients, including underwriting of debt and equity securities, principal lending activity, debt restructuring, property sales and bulk sales services, and a broad range of other advisory services.

     Through the investment banking group, Paine Webber Group provides financial advice to, and raises capital for, a broad range of domestic and international corporate clients. Investment banking manages and underwrites public and private offerings, participates as an underwriter in syndicates of public offerings managed by others, and provides advice in connection with mergers and acquisitions, restructurings and recapitalizations.

     The asset management group is comprised of Mitchell Hutchins Asset Management Inc., including Mitchell Hutchins Investment Advisory division, Mitchell Hutchins Institutional Investors, Inc., Financial Counselors Inc. and NewCrest Advisors Inc. The asset management group provides investment advisory and portfolio management services to mutual funds, institutions, pension funds, endowment funds, individuals and trusts.

     The transaction services group includes correspondent services, prime brokerage and securities lending businesses. Through Correspondent Services Corporation, Paine Webber Group provides execution and clearing services to broker-dealers in the U.S. and overseas.

     Paine Webber Group's businesses operate in one of the nation's most highly regulated industries. Violations of applicable regulations can result in the revocation of broker-dealer licenses, the imposition of censures or fines, and the suspension or expulsion of a firm, its officers or employees. Paine Webber Group's businesses are regulated by various agencies, including the Securities and Exchange Commission, the New York Stock Exchange, the Commodity Futures Trading Commission, the National Association of Securities Dealers, Inc. and the Securities and Futures Authority, a regulatory body in the United Kingdom.

     Paine Webber Group's principal executive offices are located at 1285 Avenue of the Americas, New York, New York 10019 (Telephone: (212) 713-2000).

     For purposes of the foregoing description, all references to "Paine Webber Group" refer collectively to Paine Webber Group Inc. and its operating subsidiaries, unless the context otherwise requires.

                                 PWG TRUST III


     PWG Trust III is a business trust formed on October 7, 1996, under the Delaware Business Trust Act pursuant to a declaration of trust among the trustees and Paine Webber Group and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration of trust will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, as of the date the preferred securities are initially issued. The declaration of trust is qualified under the Trust Indenture Act. The preferred securities being offered by this prospectus supplement will be the only issued and outstanding preferred securities. Paine Webber Group will acquire common securities in an amount equal to at least 3% of the total capital of PWG Trust III and will own, directly or indirectly, all the issued and outstanding common securities. PWG Trust III exists for the purpose of:


     - issuing its trust securities for cash and investing the cash in an equivalent amount of junior subordinated debentures and

     - engaging in such other activities as are necessary or incidental to such issuance and investment.

     The rights of the holders of the trust securities, including economic rights, rights to information and voting rights, are as set forth in the declaration of trust, the Business Trust Act and the Trust Indenture Act. The declaration of trust does not permit the incurrence by PWG Trust III of any indebtedness for borrowed money or the making of any investment other than in the junior subordinated debentures. In the declaration of trust, Paine Webber Group has agreed to pay for all debts and obligations, other than with respect to the trust securities, and all costs and expenses of PWG Trust III, including the fees and expenses of the trustees and any taxes and all related costs and expenses, except for United States withholding taxes.

     Paine Webber Group believes that the preferred securities currently provide it access to 40-year financing on more favorable terms than other financing alternatives. Under current tax laws, Paine Webber Group is able to deduct interest payments made to PWG Trust III under the junior subordinated debentures.

                      CAPITALIZATION OF PAINE WEBBER GROUP

     The following table shows the unaudited consolidated capitalization of Paine Webber Group at September 30, 1998, and as adjusted to reflect the issuance and sale of the preferred securities and the application of the estimated proceeds from such sale, assuming no exercise of the underwriters' over-allotment option. For a description of the possible uses of such proceeds, see "Use of Proceeds." The table should be read in conjunction with Paine Webber Group's consolidated financial statements and related notes included in the documents incorporated by reference in the accompanying prospectus. See "Documents Incorporated by Reference" in the accompanying prospectus for a description of such documents and how to obtain them.

                                                                   SEPTEMBER 30, 1998
                                                              -----------------------------
                                                                 ACTUAL        AS ADJUSTED
                                                              ------------    -------------
                                                              (IN THOUSANDS EXCEPT SHARES)
Long-Term Debt(1):
  Medium-Term Senior Notes..................................   $1,814,285       $1,814,285
  Medium-Term Subordinated Notes............................      186,950          186,950
  7% Notes Due March 1, 2000................................      199,889          199,889
  6 1/2% Notes Due November 1, 2005.........................      199,564          199,564
  7 5/8% Notes Due February 15, 2014........................      199,377          199,377
  7 3/4% Subordinated Notes Due September 1, 2002...........      174,655          174,655
  9 1/4% Notes Due December 15, 2001........................      150,000          150,000
  8 7/8% Notes Due March 15, 2005...........................      124,669          124,669
  7 7/8% Notes Due February 15, 2003........................       99,981           99,981
  Convertible Debentures....................................          398              398
  Zero Coupon Bonds.........................................       24,883           24,883
  8 1/4% Notes Due May 1, 2002..............................      125,000          125,000
  6 3/4% Notes Due February 1, 2006.........................       99,726           99,726
  7 5/8% Notes Due October 15, 2008.........................      147,881          147,881
  6.55% Notes Due April 15, 2008............................      249,389          249,389
Paine Webber Group obligated 8.30% Mandatorily Redeemable
  Preferred Securities of Subsidiary Trust..................      195,000          195,000
Paine Webber Group obligated 8.08% Mandatorily Redeemable
  Preferred Securities of Subsidiary Trust..................      198,750          198,750
Paine Webber Group obligated   % Mandatorily Redeemable
  Preferred Securities of Subsidiary Trust (2)..............           --
Redeemable Preferred Stock..................................      189,528          189,528

Stockholders' Equity:
  Common Stock, $1 par value, 400,000,000 shares authorized;
     190,767,103 shares issued at September 30, 1998........      190,767          190,767
  Additional Paid-in Capital................................    1,481,359        1,481,359
  Retained Earnings.........................................    1,609,899        1,609,899
  Common Stock held in Treasury, at cost: 47,959,342 shares
     at September 30, 1998..................................   (1,014,087)      (1,014,087)
  Foreign Currency Translation Adjustment...................       (3,611)          (3,611)
                                                               ----------       ----------
Total Capitalization........................................   $6,644,252       $
                                                               ==========       ==========

---------------
(1) In addition to the indebtedness shown in the foregoing table, Paine Webber Group and its consolidated subsidiaries had outstanding at September 30, 1998, short-term bank loans totalling $1,037,279, commercial paper totalling $988,462, and short-term medium-term notes totalling $292,000.

(2) As described in this prospectus supplement, the sole asset of PWG Trust III will be the junior subordinated debentures.

                              ACCOUNTING TREATMENT

     The financial statements of PWG Trust III will be consolidated with Paine Webber Group's financial statements, with the preferred securities shown as Paine Webber Group-obligated mandatorily redeemable preferred securities of a subsidiary trust holding solely junior subordinated debentures of the company. The sole asset of PWG Trust III will be the junior subordinated debentures. The
aggregate principal amount of the junior subordinated debentures is $       ,
bearing interest at the annual rate of      % and with a stated maturity date of
          , 2039.

                                USE OF PROCEEDS

     The proceeds of the sale of the preferred securities will be invested by PWG Trust III in junior subordinated debentures of Paine Webber Group. The proceeds from the issuance of such junior subordinated debentures will be used by Paine Webber Group for general corporate purposes.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The preferred securities will be issued pursuant to the terms of the declaration of trust which is qualified under the Trust Indenture Act. The property trustee, The Chase Manhattan Bank, but not the other trustees of PWG Trust III, will act as the indenture trustee for purposes of the Trust Indenture Act. The terms of the preferred securities and the declaration of trust include those stated in the declaration of trust and those made part of the declaration of trust by the Trust Indenture Act and the Business Trust Act. The following summarizes the material terms and provisions of the preferred securities and is qualified in its entirety by reference to the declaration of trust, which has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part, the Business Trust Act and the Trust Indenture Act.


GENERAL DESCRIPTION OF THE PREFERRED SECURITIES



     The declaration of trust authorizes PWG Trust III to issue the preferred securities and the common securities. The preferred securities represent preferred undivided beneficial interests in the assets of PWG Trust III. The common securities represent common undivided beneficial interests in the assets of PWG Trust III. All the common securities will be owned, directly or indirectly, by Paine Webber Group. The common securities and the preferred securities rank pari passu with each other and have equivalent terms except that:



     - if an Event of Default under the declaration of trust occurs and is continuing, the holders of preferred securities have a priority over holders of the common securities with respect to distributions and payments upon liquidation, redemption or otherwise and



     - holders of common securities have the exclusive right, subject to the terms of the declaration of trust, to appoint, remove or replace trustees and to increase or decrease the number of trustees.



The declaration of trust does not permit the issuance by PWG Trust III of any securities or other evidences of beneficial ownership of, or beneficial interests in, PWG Trust III other than the preferred securities and the common securities. The declaration of trust also does not permit PWG Trust III to incur any indebtedness for borrowed money or to make any investment other than in the junior subordinated debentures. Under the declaration of trust, the property trustee will have legal title to, and will hold, the junior subordinated debentures as trust assets for the benefit of the holders of the preferred securities and the common securities. The payment of distributions out of moneys held by the property trustee and payments on redemption of the preferred securities or liquidation of PWG Trust III are guaranteed by Paine Webber Group on a subordinated basis to the extent described under "Description of the Preferred Securities Guarantees" in the accompanying prospectus. The property trustee will hold the preferred securities guarantee for the benefit of holders of the preferred securities.

QUARTERLY DISTRIBUTIONS ON THE PREFERRED SECURITIES


     Distributions on the preferred securities will be fixed at a rate per annum
of      % of the stated liquidation amount of $25 per preferred security.
Distributions in arrears for more than one quarter will bear interest thereon at
the rate per annum of      % of the stated liquidation amount of $25 per
preferred security, to the extent permitted by law, compounded quarterly. The term "distributions" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a 30-day period on the basis of the actual number of days elapsed.



     Distributions on the preferred securities will be cumulative, will accrue from the original date of issuance and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 1999. However, distributions will only be paid if, and to the extent that, interest payments are made in respect of junior subordinated debentures held by the property trustee.



     So long as Paine Webber Group is not in default in the payment of interest on the junior subordinated debentures, Paine Webber Group has the right under the Indenture to defer payments of interest on the junior subordinated debentures by extending the interest payment period from time to time on the junior subordinated debentures for a period not exceeding 20 consecutive quarterly interest periods (an "Extension Period"). If Paine Webber Group exercises this right, PWG Trust III would defer quarterly distributions on the preferred securities during any such Extension Period, although such distributions would continue to accrue with interest thereon at the rate of
     % per annum, compounded quarterly. If Paine Webber Group exercises the right to extend an interest payment period, Paine Webber Group may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock during such Extension Period or make any guarantee payments with respect thereto. However, the foregoing restrictions do not apply to:


     - dividends, redemptions, purchases, acquisitions, distributions or payments made by Paine Webber Group by way of issuance of shares of its capital stock,

     - payments of accrued dividends by Paine Webber Group upon the redemption, exchange or conversion of any preferred stock of Paine Webber Group as may be outstanding from time to time in accordance with the terms of such preferred stock or

     - cash payments made by Paine Webber Group in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of Paine Webber Group as may be outstanding from time to time in accordance with the terms of such preferred stock.


     Prior to the termination of any Extension Period, Paine Webber Group may further extend the Extension Period so long as the Extension Period together with all such previous and further extensions does not exceed 20 consecutive quarterly interest periods and does not extend beyond the maturity of the junior subordinated debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Paine Webber Group may commence a new Extension Period, subject to the same requirements discussed above. Paine Webber Group may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the junior subordinated debentures, each not to exceed 20 consecutive quarterly interest periods or to cause any extension beyond the maturity of the junior subordinated debentures.



     Subject to prepayments as described above, payments of accrued distributions will be payable to holders of preferred securities as they appear on the books and records of PWG Trust III on the first record date after the end of an Extension Period. See "Description of the Junior Subordinated
Debentures -- Interest on the Junior Subordinated Debentures" and "-- Option to Defer Interest Payment Period" for more information about Extension Periods.

     Distributions on the preferred securities must be paid on the dates payable to the extent that the property trustee has cash on hand to permit such payment. The funds available for distribution to the holders of the preferred securities will be limited to payments received by the property trustee in respect of the junior subordinated debentures that are deposited in PWG Trust III as trust assets. If Paine Webber Group does not make interest payments on the junior subordinated debentures, the property trustee will not make distributions on the preferred securities. If and to the extent Paine Webber Group does make interest payments on the junior subordinated debentures deposited in PWG Trust III as trust assets, the property trustee is obligated to make distributions on the trust securities on a pro rata basis. The payment of distributions on the preferred securities is guaranteed by Paine Webber Group on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying prospectus. See "Description of the Junior Subordinated Debentures" in this prospectus supplement for a more complete discussion of distributions.



     Distributions on the preferred securities will be made to the holders thereof as they appear on the books and records of PWG Trust III on the relevant record dates. As long as the preferred securities remain in book-entry only form, the relevant record dates will be one Business Day prior to the relevant distribution payment date. Distributions payable on any preferred securities that are not punctually paid on any distribution payment date as a result of Paine Webber Group having failed to make the corresponding interest payment on the junior subordinated debentures will cease to be payable to the person in whose name such preferred security is registered on the relevant record date. Such defaulted distribution will instead be payable to the person in whose name such preferred security is registered on the special record date established by the regular trustees, which record date shall correspond to the special record date or other specified date determined in accordance with the Indenture. Nevertheless, distributions will not be considered payable on any distribution payment date falling within an Extension Period unless Paine Webber Group has elected to make a full or partial payment of interest accrued on the junior subordinated debentures on such distribution payment date. Distributions on the preferred securities will be paid through the property trustee who will hold amounts received in respect of the junior subordinated debentures for the benefit of the holders of the preferred securities and the common securities. Subject to any applicable laws and regulations and the provisions of the declaration of trust, each such payment will be made as described under "Book-Entry Only Issuance; The Depository Trust Company" below. In the event that the preferred securities do not continue to remain in book-entry only form, the relevant record dates for the preferred securities will be the fifteenth day of the month in which the relevant distribution date occurs. The declaration of trust provides that the payment dates or record dates for the preferred securities will be the same as the payment dates and record dates for the junior subordinated debentures. All distributions paid with respect to the trust securities will be paid on a pro rata basis to the holders thereof entitled thereto. If any date on which distributions are to be made on the preferred securities is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. However, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" means any day other than Saturday, Sunday or any other day on which banking institutions in the City of New York in the State of New York are authorized or required by law to close.



DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES AT PAINE WEBBER GROUP'S OPTION OR UPON INVESTMENT COMPANY ACT CHANGE OR TAX LAW CHANGE; TAX LAW CHANGE REDEMPTION



     Paine Webber Group will have the right at any time to elect to distribute the junior subordinated debentures to the holders of the trust securities and cause the dissolution of PWG Trust III. As a condition of such dissolution and distribution, the regular trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on any then applicable published revenue rulings of the IRS, to the effect that the holders of the preferred securities will not recognize any gain or loss for United States Federal income tax purposes as a result of such dissolution and distribution of junior subordinated debentures. Upon such election and receipt of a No Recognition Opinion, PWG Trust III will be dissolved. As a result, after satisfaction of creditors of PWG Trust III, junior subordinated debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the preferred securities and the common securities would be distributed on a pro rata basis to the holders of the preferred securities and the common securities in liquidation of such holders' interests in PWG Trust III, within 90 days following the occurrence of such events.


     In addition, if, at any time, a Tax Event or an Investment Company Event, each of which is defined below and each, a "Special Event", shall occur and be continuing, PWG Trust III will be dissolved unless the junior subordinated debentures are redeemed in the limited circumstances described below. As a result, after satisfaction of creditors of PWG Trust III, junior subordinated debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the preferred securities and the common securities would be distributed on a pro rata basis to the holders of the preferred securities and the common securities in liquidation of such holders' interests in PWG Trust III, within 90 days following the occurrence of such Special Event. In the case of the occurrence of a Tax Event, it is a condition of such dissolution and distribution that the regular trustees shall have received a No Recognition Opinion. If Paine Webber Group or the regular trustees, on behalf of PWG Trust III, have the opportunity to eliminate the Special Event within the 90-day period by taking some ministerial action, Paine Webber Group or the regular trustees, on behalf of PWG Trust III, will pursue such measure in lieu of dissolution. Ministerial actions include such actions as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on PWG Trust III or Paine Webber Group or the holders of the preferred securities.


     Furthermore, if in the case of the occurrence of a Tax Event:

     - the regular trustees have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of such Tax Event, there is more than an insubstantial risk that Paine Webber Group would be precluded from deducting the interest on the junior subordinated debentures for United States Federal income tax purposes even if the junior subordinated debentures were distributed to the holders of trust securities in liquidation of such holders' interests in PWG Trust III as described above, or

     - the regular trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to PWG Trust III,


then Paine Webber Group shall have the right at any time, upon not less than 30 nor more than 60 days notice, to redeem the junior subordinated debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event. Promptly following such redemption, preferred securities and common securities with an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debentures so redeemed will be redeemed by PWG Trust III at the redemption price on a pro rata basis. However, if Paine Webber Group or the regular trustees, on behalf of PWG Trust III, have the opportunity to eliminate the Tax Event within the 90-day period following its occurrence by taking some ministerial action, Paine Webber Group or the holders of the preferred securities, Paine Webber Group or the regular trustees, on behalf of PWG Trust III, will pursue such measure in lieu of redemption. Paine Webber Group will have no right to redeem the junior subordinated debentures while the regular trustees, on behalf of PWG Trust III, are pursuing any ministerial action. The common securities will be redeemed on a pro rata basis with the preferred securities, except that if an Event of Default under the declaration of trust has occurred and is continuing, the preferred securities will have a priority over the common securities with respect to payment of the redemption price.


     "Tax Event" means that the regular trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after the date of this prospectus supplement as a result of:

     - any amendment to, or change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein,

     - any amendment to, or change, including any announced prospective change, in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority, including the enactment of any legislation and the publication of any judicial decision or regulatory determination,

     - any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or

     - any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this prospectus supplement, there is more than an insubstantial risk that (A) PWG Trust III is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income accrued or received on the junior subordinated debentures, (B) PWG Trust III is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (C) interest payable by Paine Webber Group to PWG Trust III on the junior subordinated debentures is not, or within 90 days of the date of such opinion will not be, deductible by Paine Webber Group for United States Federal income tax purposes.

     "Investment Company Event" means that the regular trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940 that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that PWG Trust III is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, which Change in 1940 Act Law becomes effective on or after the date of this prospectus supplement.

     On the date fixed for any distribution of junior subordinated debentures, upon dissolution of PWG Trust III:

     - the preferred securities and the common securities will no longer be deemed to be outstanding,


     - The Depository Trust Company or its nominee, as the record holder of the preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon such distribution, and



     - any certificates representing preferred securities not held by The Depository Trust Company or its nominee will be deemed to represent junior subordinated debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such preferred securities, until such certificates are presented to Paine Webber Group or its agent for transfer or reissuance.


     We cannot be certain as to the market price for the junior subordinated debentures which may be distributed in exchange for preferred securities if a dissolution and liquidation of PWG Trust III were to occur. Accordingly, the junior subordinated debentures which a holder of preferred securities may subsequently receive upon the dissolution of PWG Trust III may trade at a discount to the price of the preferred securities exchanged. If the junior subordinated debentures are distributed to the holders of preferred securities upon the dissolution of PWG Trust III, Paine Webber Group will use its best efforts to list the junior subordinated debentures on the New York Stock Exchange or on such other exchange on which the preferred securities are then listed.

MANDATORY REDEMPTION OF THE TRUST SECURITIES

     Upon the repayment of the junior subordinated debentures, whether at maturity, upon redemption or otherwise, the proceeds from such repayment will be promptly applied to redeem preferred securities and common securities having an aggregate liquidation amount equal to the junior subordinated debentures so repaid, upon not less than 30 nor more than 60 days' notice, at the redemption price. The common securities will be entitled to be redeemed on a pro rata basis with the preferred securities. However, if an Event of Default under the declaration of trust has occurred and is continuing, the preferred securities will have a priority over the common securities with respect to payment of the redemption price. Subject to the foregoing, if fewer than all outstanding preferred securities and common securities are to be redeemed, the preferred securities and common securities will be redeemed on a pro rata basis. In the event fewer than all outstanding preferred securities are to be redeemed, preferred securities registered in the name of and held by The Depository Trust Company ("DTC") or its nominee will be redeemed as described under "Book-Entry Only Issuance; The Depository Trust Company" below.



PROCEDURES FOR REDEEMING THE PREFERRED SECURITIES


     PWG Trust III may not redeem fewer than all the outstanding preferred securities unless all accrued and unpaid distributions have been paid on all preferred securities for all quarterly distribution periods terminating on or prior to the date of redemption.


     If PWG Trust III gives a notice of redemption in respect of preferred securities, which notice will be irrevocable, then, provided that Paine Webber Group has paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debentures, PWG Trust III will irrevocably deposit with The Depository Trust Company funds sufficient to pay the applicable redemption price by 12:00 noon, New York City time, on the redemption date. PWG Trust III will also give The Depository Trust Company irrevocable instructions and authority to pay the redemption price to the holders of the preferred securities by such time. For more information on redemption see "Book-Entry Only Issuance; The Depository Trust Company" below.



     If notice of redemption has been given and funds deposited as required, then, immediately prior to the close of business on the redemption date, distributions will cease to accrue on the preferred securities called for redemption. These preferred securities will no longer be deemed to be outstanding and all rights of holders of these preferred securities called for redemption will cease, except the right of the holders of these preferred securities to receive the redemption price, but without interest on the redemption price. Neither the trustees nor PWG Trust III will be required to register or cause to be registered the transfer of any preferred securities which have been called for redemption. If any date fixed for redemption of preferred securities is not a Business Day, then payment of the redemption price payable on this date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. However, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date fixed for redemption. If:


     - Paine Webber Group fails to repay junior subordinated debentures on maturity or on the date fixed for redemption or

     - payment of the redemption price in respect of preferred securities is improperly withheld or refused and not paid by the property trustee or by Paine Webber Group under the preferred securities guarantee, then distributions on the preferred securities will continue to accrue from the original redemption date of the preferred securities to the date of payment. In this case, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.


     In the event that fewer than all the outstanding preferred securities are to be redeemed, the preferred securities will be redeemed pro rata as described below under "Book-Entry Only Issuance; The Depository Trust Company" below.

     If a partial redemption of the preferred securities would result in the delisting of the preferred securities by any national securities exchange or other organization on which the preferred securities are then listed, the Indenture provides that Paine Webber Group will only redeem junior subordinated debentures in whole and, as a result, PWG Trust III may only redeem the preferred securities in whole.


     Subject to the foregoing and applicable law, including, without limitation, United States Federal securities laws, Paine Webber Group or any of its subsidiaries may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION


     In the event of any voluntary or involuntary dissolution, winding-up or termination of PWG Trust III, the holders of the preferred securities and the common securities at the date of dissolution, winding-up or termination of PWG Trust III will be entitled to receive on a pro rata basis solely out of the assets of PWG Trust III, after satisfaction of liabilities to creditors, an amount equal to the aggregate of the stated liquidation amount of $25 per trust security plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). However, there will be no Liquidation Distribution if, in connection with such dissolution, winding-up or termination, and after satisfaction of liabilities to creditors, junior subordinated debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such trust securities and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such trust securities shall be distributed on a pro rata basis to the holders of the preferred securities and the common securities in exchange therefor.


     If, upon any such dissolution, the Liquidation Distribution can be paid only in part because PWG Trust III has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by PWG Trust III on the preferred securities and the common securities shall be paid, subject to the following sentence, on a pro rata basis. The holders of the common securities will be entitled to receive distributions upon any such dissolution on a pro rata basis with the holders of the preferred securities, except that if an Event of Default under the declaration of trust has occurred and is continuing, the preferred securities shall have a priority over the common securities with respect to payment of the Liquidation Distribution.

     Under the declaration of trust, PWG Trust III shall terminate:

     - on           , 2039;

     - when all the trust securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the holders of trust securities in accordance with the terms of the trust securities; or

     - when all the junior subordinated debentures shall have been distributed to the holders of trust securities in exchange for all the trust securities in accordance with the terms of the trust securities.

NO MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE TRUST

     PWG Trust III may not merge or consolidate with or into, or be replaced by, or sell, transfer or lease all or substantially all its properties and assets to, any corporation or other entity or, except as expressly permitted hereby, sell or transfer any junior subordinated debentures to any corporation or other entity.

EVENTS OF DEFAULT

     An Indenture Event of Default will constitute an event of default under the declaration of trust with respect to the trust securities (an "Event of Default"); provided that under the declaration of trust, the holder of the common securities will be deemed to have waived any such Event of Default with respect to the common securities until all Events of Default with respect to the preferred securities have been cured or waived. Until all such Events of Default with respect to the preferred securities have been so cured or waived, the property trustee will be deemed to be acting solely on behalf of the holders of the preferred securities, and only the holders of the preferred securities will have the right to direct the property trustee with respect to certain matters under the declaration of trust and consequently under the Indenture. In the event that any Event of Default with respect to the preferred securities is waived by the holders of the preferred securities as provided in the declaration of trust, the holders of common securities pursuant to the declaration of trust have agreed that such waiver also constitutes a waiver of such Event of Default with respect to the common securities for all purposes under the declaration of trust without any further act, vote or consent of the holders of the common securities. See "-- Limited Voting Rights of Preferred Securities Holders" in this prospectus supplement for more details on voting rights.


     Upon the occurrence of an Event of Default, the property trustee as the holder of all the junior subordinated debentures will have the right under the Indenture to declare the principal of, and interest on, the junior subordinated debentures to be immediately due and payable. In addition, the property trustee will have the power to exercise all rights, powers and privileges under the Indenture. If the property trustee fails to enforce its rights under the declaration of trust, including, as a holder of the junior subordinated debentures under the Indenture, any holder of preferred securities may, to the extent permitted by applicable law and provided the holder first makes a written request to the property trustee to enforce such rights, institute a legal proceeding against Paine Webber Group to enforce the property trustee's rights under the declaration of trust. After 30 days have elapsed from the holder's written request to the property trustee to enforce such rights, a holder of preferred securities may institute a legal proceeding against Paine Webber Group without first instituting a legal proceeding against the property trustee or any other person. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and the event is attributable to the failure of Paine Webber Group to pay interest or principal on the junior subordinated debentures on the date interest or principal is otherwise payable, or in the case of redemption, the redemption date, then a holder of preferred securities may directly institute suit against Paine Webber Group to enforce payment to such holder on or after the respective due date specified in the junior subordinated debentures. Such a suit may seek to enforce payment to a preferred securities holder for the principal of or interest on junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities held by such holder. The holders of preferred securities will not be able to exercise directly against Paine Webber Group any other remedy available to the holders of the junior subordinated debentures unless the property trustee first fails to do so. See "Description of the Junior Subordinated Debentures" in this prospectus supplement for information on remedies.


LIMITED VOTING RIGHTS OF PREFERRED SECURITY HOLDERS

     Except as provided below under "Modification and Amendment of the Declaration of Trust," as provided under "Description of the Preferred Securities Guarantees -- Amendments and Assignment of the Preferred Securities Guarantee" in the accompanying prospectus and as otherwise required by the Business Trust Act, the Trust Indenture Act or the declaration of trust, the holders of the preferred securities will have no voting rights.

     Subject to the requirements of the last sentence of the next paragraph, the holders of a majority in aggregate liquidation amount of the preferred securities have the right (A) on behalf of all holders of preferred securities, to waive any past default that is waivable under the declaration of trust and
(B) to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or exercising any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee, as the holder of the junior subordinated debentures, to:

     - direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on the Indenture Trustee with respect to the junior subordinated debentures,

     - waive any past default that is waivable under Section 6.06 of the Indenture, or


     - exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures shall be due and payable.

     However, where the taking of any action under the Indenture would require the consent or vote of


     (a) holders of junior subordinated debentures representing a specified percentage greater than a majority in principal amount of the junior subordinated debentures or

     (b) each holder of junior subordinated debentures affected thereby,


     the property trustee may only give such consent or vote, in the case of clause (a) above, at the direction of the holders of preferred securities representing such specified percentage of the aggregate liquidation amount of the preferred securities or, in the case of clause (b) above, as directed by each holder of preferred securities affected thereby.


     The property trustee shall not revoke any action previously authorized or approved by a vote of the holders of preferred securities. The property trustee shall notify all holders of record of preferred securities of any notice of default received from the Indenture Trustee with respect to the junior subordinated debentures. Other than with respect to directing the time, method and place of conducting any proceeding for any remedy available to the property trustee or the Indenture Trustee as set forth above, the property trustee shall be under no obligation to take any of the foregoing actions at the direction of the holders of the preferred securities unless the property trustee shall have obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that PWG Trust III will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action.

     A waiver of an Indenture Event of Default by the property trustee at the direction of holders of the preferred securities will constitute a waiver of the corresponding Event of Default under the declaration of trust in respect of the trust securities.

     In the event the consent of the property trustee as the holder of the junior subordinated debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the junior subordinated debentures, the property trustee shall request the direction of the holders of the trust securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the trust securities voting together as a single class.


     However, where any such amendment, modification or termination under the Indenture would require the consent or vote of



     (a) holders of junior subordinated debentures representing a specified percentage greater than a majority in principal amount of the junior subordinated debentures or



     (b) each holder of junior subordinated debentures affected thereby,



the property trustee may only give such consent or vote, in the case of clause
(a), at the direction of the holders of trust securities representing such specified percentage of the aggregate liquidation amount of the trust securities or, in the case of clause (b), as directed by each holder of trust securities affected thereby. In any case, the property trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the trust securities unless the property trustee has obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that PWG Trust III will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action.



     For the definitions of the terms Indenture, Indenture Trustee, and Indenture Event of Default, see "Description of the Junior Subordinated Debentures" in this prospectus supplement.


     Any required approval or direction of holders of preferred securities may be given at a separate meeting of holders of preferred securities convened for such purpose, at a meeting of all the holders of trust securities or pursuant to written consent. The regular trustees will cause a notice of any meeting at which holders of preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of preferred securities. Each such notice will include a statement setting forth:

     - the date of such meeting or the date by which such action is to be taken;

     - a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and

     - instructions for the delivery of proxies or consents.

     No vote or consent of the holders of preferred securities will be required for PWG Trust III to redeem and cancel preferred securities or distribute junior subordinated debentures in accordance with the declaration of trust.


     Preferred securities that are owned by Paine Webber Group or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with Paine Webber Group will not be entitled to vote or consent under any of the circumstances described above and will, for purposes of such vote or consent, be treated as if they were not outstanding.



     The procedures by which persons owning preferred securities registered in the name of and held by DTC or its nominee may exercise their voting rights are described under "Book-Entry Only Issuance; The Depository Trust Company" below.


     Holders of the preferred securities will have no rights to increase or decrease the number of trustees or to appoint, remove or replace a trustee. Such rights are vested exclusively in the holders of the common securities.

MODIFICATION AND AMENDMENT OF THE DECLARATION

     The declaration of trust may be modified and amended with the approval of a majority of the regular trustees, provided that, if any proposed modification or amendment provides for, or the regular trustees otherwise propose to effect:

     - any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the declaration of trust or otherwise, or

     - the dissolution, winding-up or termination of PWG Trust III other than under the terms of the declaration of trust,


then the holders of the outstanding trust securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least 66 2/3% in liquidation amount of the trust securities. If any amendment or proposal referred to above would adversely affect only the preferred securities or the common securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66 2/3% in liquidation amount of such class of trust securities.


     Notwithstanding the foregoing,

     - no amendment or modification may be made to the declaration of trust unless the regular trustees shall have obtained (a) either a ruling from the Internal Revenue Service or a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such amendment will not cause PWG Trust III to be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and to the effect that PWG Trust III will continue to be treated as a grantor trust for purposes of United States Federal income taxation and (b) a written unqualified opinion of nationally recognized independent counsel experienced in such matters to the effect that such amendment will not cause PWG

       Trust III to be an "investment company" which is required to be registered under the Investment Company Act of 1940;

     - certain specified provisions of the declaration of trust may not be amended without the consent of all the holders of the trust securities;

     - no amendment which adversely affects the rights, powers and privileges of the property trustee or the Delaware trustee shall be made without the consent of the property trustee or the Delaware trustee, as the case may be;

     - Article IV of the declaration of trust relating to the obligation of Paine Webber Group to purchase the common securities and to pay certain obligations and expenses of PWG Trust III as described under "The PWG Trusts" in the accompanying prospectus may not be amended without the consent of Paine Webber Group; and

     - the rights of holders of common securities under Article V of the declaration of trust to increase or decrease the number of, and to appoint, replace or remove, trustees shall not be amended without the consent of each holder of common securities.

     The declaration of trust further provides that it may be amended without the consent of the holders of the trust securities to:


     - cure any ambiguity,



     - correct or supplement any provision in the declaration of trust that may be defective or inconsistent with any other provision of the declaration of trust,



     - to add to the covenants, restrictions or obligations of Paine Webber Group, and


     - to conform to changes in, or a change in interpretation or application of, certain Investment Company Act of 1940 requirements by the Securities and Exchange Commission,


if any such amendment does not adversely affect the rights, preferences or privileges of the holders.



THE PREFERRED SECURITIES WILL INITIALLY BE ISSUED IN BOOK-ENTRY ONLY FORM AND HELD THROUGH THE DEPOSITORY TRUST COMPANY



     DTC will act as securities depositary for the preferred securities. The preferred securities will be issued only as fully registered securities registered in the name of DTC or its nominee. One or more fully-registered global preferred securities certificates (each a "Preferred Securities Global Certificate"), representing the total aggregate number of preferred securities, will be issued and will be deposited with DTC.


     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global preferred security.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Upon issuance of a Preferred Securities Global Certificate, DTC will credit on its book-entry registration and transfer system the number of Preferred Securities represented by such Preferred Securities Global Certificate to the accounts of institutions that have accounts with DTC. Ownership of beneficial interests in a Preferred Securities Global Certificate will be limited to Participants or persons that may hold interests through Participants. The ownership interest of each actual purchaser of each preferred security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and the Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct Participants or the Indirect Participants through which the Beneficial Owners purchased preferred securities. Transfers of ownership interests in the preferred securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.

     DTC has no knowledge of the actual Beneficial Owners of the preferred securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such preferred securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. So long as DTC, or its nominee, is the owner of a Preferred Securities Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner and holder of record of the preferred securities represented by such Preferred Securities Global Certificate for all purposes.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.


     Redemption notices shall be sent to Cede & Co. If less than all the preferred securities are being redeemed, DTC will reduce pro rata, subject to adjustment to eliminate fractional preferred securities, the amount of interest of each Direct Participant in the preferred securities to be redeemed.



     Although voting with respect to the preferred securities is limited, in those instances in which a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to preferred securities. Under its usual procedures, DTC would mail an omnibus proxy to PWG Trust III as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the preferred securities are credited on the record date, which are identified in a listing attached to the omnibus proxy.


     Distribution payments on the preferred securities represented by a Preferred Securities Global Certificate will be made by the property trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of DTC, PWG Trust III or Paine Webber Group, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of PWG Trust III, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a Preferred Securities Global Certificate will not be entitled to receive physical delivery of preferred securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the preferred securities.

     DTC may discontinue providing its services as securities depositary with respect to the preferred securities at any time by giving reasonable notice to PWG Trust III. Under such circumstances, if a successor securities depositary is not appointed, preferred security certificates will be required to be printed and delivered. Additionally, PWG Trust III may decide to discontinue use of the system of book-entry transfers through DTC or a successor depositary. In that event, certificates for the preferred securities will be printed and delivered.


     DTC management is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed Participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.


     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as Participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the industry that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to impress upon them the importance of such services being Year 2000 compliant. DTC will also determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.


     According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that PWG Trust III and Paine Webber Group believe to be reliable, but PWG Trust III and Paine Webber Group take no responsibility for the accuracy thereof.


INFORMATION REGARDING THE REGISTRATION, TRANSFER AND PAYMENT OF THE PREFERRED SECURITIES IF THEY ARE NO LONGER BOOK-ENTRY ONLY


     In the event the preferred securities do not remain in book-entry only form, the following provisions will apply:

     Payment of distributions and payments on redemption of the preferred securities will be payable, the transfer of the preferred securities will be registrable and preferred securities will be exchangeable for preferred securities of other denominations of a like aggregate liquidation amount at the principal corporate trust office of the property trustee in The City of New York; provided that payment of distributions may be made at the option of the regular trustees on behalf of PWG Trust III by check mailed to the address of the persons entitled thereto and that the payment on redemption of any preferred security will be made only upon surrender of such preferred security to the property trustee.

     The Chase Manhattan Bank or one of its affiliates will act as registrar and transfer agent for the preferred securities. The Chase Manhattan Bank will also act as paying agent and, with the consent of the regular trustees, may designate additional paying agents.

     Registration of transfers of preferred securities will be effected without charge by or on behalf of PWG Trust III, but upon payment (with the giving of such indemnity as PWG Trust III or Paine Webber Group may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

     PWG Trust III will not be required to register or cause to be registered the transfer of preferred securities after such preferred securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, prior to an Event of Default, undertakes to perform only such duties as are specifically set forth in the declaration of trust and, during an Event of Default, shall exercise and use the same degree of care and skill as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provision, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration of trust at the request of any holder of preferred securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The property trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the property trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The property trustee is a depositary for funds and performs other services for, and transacts other banking business with, Paine Webber Group in the normal course of business.


DELAWARE LAW GOVERNS THE DECLARATION OF TRUST AND PREFERRED SECURITIES


     The declaration of trust and the preferred securities will be governed by, and construed in accordance with, the laws of the State of Delaware.


TRUSTEES MAY TAKE ACTION SO THAT PWG TRUST III WILL NOT BE DEEMED AN INVESTMENT COMPANY OR SUBJECT TO INCOME TAX


     The regular trustees are authorized and directed to take such action as they deem reasonable in order that PWG Trust III will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940, that PWG Trust III will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and will be treated as a grantor trust for United States Federal income tax purposes. In this connection, the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of PWG Trust III or the declaration of trust, that the regular trustees determine in their discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not adversely affect the interests of holders of the trust securities.


CERTIFICATE OF COMPLIANCE WITH DECLARATION OF TRUST


     Paine Webber Group and the regular trustees on behalf of PWG Trust III will be required to provide to the property trustee annually a certificate as to whether or not Paine Webber Group and PWG Trust III, respectively, is in compliance with all the conditions and covenants under the declaration of trust.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a description of the junior subordinated debentures in which PWG Trust III will invest the proceeds from the issuance and sale of the trust securities and which will be deposited in PWG Trust III as trust assets. The terms of the junior subordinated debentures include those stated in the Indenture dated as of December 9, 1996, between Paine Webber Group and The Chase Manhattan Bank, as trustee (the "Indenture Trustee"), as supplemented by the
Third Supplemental Indenture dated as of             , 1999, between Paine
Webber Group and the Indenture Trustee (as so supplemented, the "Indenture"), forms of which have been filed as exhibits to the registration statement of which this prospectus supplement forms a part, and those made part of the Indenture by the Trust Indenture Act. This description, together with the description of the general terms and provisions of the junior subordinated debt securities set forth in the accompanying prospectus under the caption "Description of the Junior Subordinated Debt Securities," describes the material terms and provisions of the junior subordinated debentures. The following description is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to provisions of the Indenture.

     The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that junior subordinated debentures may be issued thereunder from time to time in one or more series. The junior subordinated debentures being offered in connection with this prospectus supplement constitute a separate series under the Indenture.

     Under certain circumstances involving the dissolution of PWG Trust III at Paine Webber Group's option or following the occurrence of a Special Event, junior subordinated debentures may be distributed to the holders of the trust securities upon dissolution of PWG Trust III. See "Description of the Preferred Securities -- Distribution of Junior Subordinated Debentures at Paine Webber Group's Option or Upon Special Event; Tax Event Redemption" for a discussion of the circumstances in which the trust securities may be distributed and the consequences of such a distribution.


GENERAL DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES


     The junior subordinated debentures are unsecured, subordinated obligations of Paine Webber Group, limited in aggregate principal amount to an amount equal to the sum of:

     - the stated liquidation amount of the preferred securities issued by PWG Trust III and

     - the proceeds received by PWG Trust III upon issuance of the common securities to Paine Webber Group (which proceeds will be used to purchase an equal principal amount of junior subordinated debentures).

The junior subordinated debentures will rank pari passu with the junior subordinated debt securities issued by Paine Webber Group and sold to PWG Trusts I and II.

     The entire principal amount of the junior subordinated debentures will become due and payable, together with any accrued and unpaid interest thereon,
on             , 2039. The junior subordinated debentures are not subject to any sinking fund.

     If junior subordinated debentures are distributed to holders of preferred securities upon dissolution of PWG Trust III, such junior subordinated debentures will initially be issued as a Global Security (which is defined below under "Book-Entry and Settlement"). As described under "Book-Entry and Settlement", under certain limited circumstances, junior subordinated debentures may be issued in certificated form in exchange for a Global Security. In the event that junior subordinated debentures are issued in certificated form, such junior subordinated debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on junior subordinated debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the junior subordinated debentures.

     In the event that junior subordinated debentures are issued in certificated form, payments of principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable and junior subordinated debentures will be exchangeable for junior subordinated debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in The City of New York. However, payment of interest may be made at the option of Paine Webber Group by check mailed to the address of the persons entitled thereto and that the payment of principal with respect to any junior subordinated debenture will be made only upon surrender of such junior subordinated debenture to the Indenture Trustee.


     If the junior subordinated debentures are distributed to the holders of preferred securities upon dissolution of PWG Trust III, Paine Webber Group will use its best efforts to list the junior subordinated debentures on the New York Stock Exchange or on such other exchange on which the preferred securities are then listed.

PAINE WEBBER GROUP'S OPTION TO REDEEM THE JUNIOR SUBORDINATED DEBENTURES


     Except as provided below, the junior subordinated debentures may not be
redeemed prior to             , 2004. Paine Webber Group shall have the right to
redeem the junior subordinated debentures, in whole or in part, from time to
time, on or after             , 2004, upon not less than 30 nor more than 60
days notice. The redemption price will equal 100% of the principal amount of the junior subordinated debentures to be redeemed, plus any accrued and unpaid interest to the redemption date, including interest accrued during an Extension Period. Paine Webber Group will also have the right to redeem the junior subordinated debentures upon the occurrence of a Tax Event if certain conditions are met as described under "Description of the Preferred
Securities -- Distribution of Junior Subordinated Debentures at Paine Webber Group's Option or Upon Investment Company Act Change or Tax Law Change; Tax Law Change Redemption."



     If Paine Webber Group gives a notice of redemption in respect of junior subordinated debentures, which notice will be irrevocable, then, by 12:00 noon, New York City time, on the redemption date, Paine Webber Group will deposit irrevocably with the Indenture Trustee funds sufficient to pay the applicable redemption price and will give irrevocable instructions and authority to pay such redemption price to the holders of the junior subordinated debentures. If notice of redemption shall have been given and funds deposited as required, then, upon the date of such deposit, interest will cease to accrue on the junior subordinated debentures called for redemption. These junior subordinated debentures will no longer be deemed to be outstanding. All rights of holders of such junior subordinated debentures so called for redemption will cease, except the right of the holders of such junior subordinated debentures to receive the applicable redemption price, but without interest on such redemption price. If any date fixed for redemption of junior subordinated debentures is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay, except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If the redemption price in respect of junior subordinated debentures is not paid by Paine Webber Group, interest on such junior subordinated debentures will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price. If fewer than all the junior subordinated debentures are to be redeemed, the junior subordinated debentures to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Indenture Trustee.


     Paine Webber Group shall not be required to:


     - issue, register the transfer of or exchange any junior subordinated debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of all or less than all of the junior subordinated debentures and ending at the close of business on the day of such mailing, or

     - register the transfer of or exchange any junior subordinated debentures so selected for redemption, in whole or in part, except the unredeemed portion of any junior subordinated debentures being redeemed in part.

INTEREST ON THE JUNIOR SUBORDINATED DEBENTURES

     The junior subordinated debentures will bear interest at the rate of      %
per annum from             , 1999. Interest will be payable quarterly in arrears
on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on March 31, 1999, to the person in whose name such junior subordinated debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date.

     In the event:


     - the preferred securities shall not continue to remain in book-entry only form, or



     - following distribution of the junior subordinated debentures to holders of trust securities upon dissolution of PWG Trust III as described under "Description of the Preferred Securities," the junior subordinated debentures shall not continue to remain in book-entry only form, the relevant record date will be the fifteenth day of the month in which the relevant Interest Payment Date occurs. Interest payable on any junior subordinated debenture that is not punctually paid or duly provided for on any interest payment date will forthwith cease to be payable to the person in whose name such junior subordinated debenture is registered on the relevant record date, and such defaulted interest will instead be payable to the person in whose name such junior subordinated debenture is registered on the special record date or other specified date determined in accordance with the Indenture. However interest shall not be considered payable by Paine Webber Group on any Interest Payment Date falling within an Extension Period unless Paine Webber Group has elected to make a full or partial payment of interest accrued on the junior subordinated debentures on such Interest Payment Date.



     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a 30-day period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed. If any date on which interest is payable on the junior subordinated debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.


OPTION TO DEFER INTEREST PAYMENT PERIOD

     So long as Paine Webber Group is not in default in the payment of interest on the junior subordinated debentures, Paine Webber Group shall have the right to extend the interest payment period from time to time for a period not exceeding 20 consecutive quarterly interest periods. Paine Webber Group has no current intention of exercising its right to extend an interest payment period. No interest shall be due and payable during an Extension Period, except at the end thereof. During any Extension Period, Paine Webber Group shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto; provided, however, that the foregoing restrictions shall not apply to

     - dividends, redemptions, purchases, acquisitions, distributions or payments made by Paine Webber Group by way of issuance of shares of its capital stock,

     - payments of accrued dividends by Paine Webber Group upon the redemption, exchange or conversion of any preferred stock of Paine Webber Group as may be outstanding from time to time in accordance with the terms of such preferred stock or

     - cash payments made by Paine Webber Group in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of Paine Webber Group as may be outstanding from time to time in accordance with the terms of such preferred stock.

     Paine Webber Group's outstanding preferred stock consists of $250 million stated value of 9% Cumulative Redeemable Preferred Stock, Series C (the "Redeemable Preferred Stock"). The Redeemable Preferred Stock is redeemable, at the option of Paine Webber Group, at any time after December 15, 1999, in whole or in part, at a price of $100 per share, together with accrued but unpaid dividends. The Redeemable Preferred Stock is subject to mandatory redemption on December 15, 2014.


     Prior to the termination of any Extension Period, Paine Webber Group may further extend the interest payment period so long as the Extension Period together with all such previous and further extensions does not exceed 20 consecutive quarterly interest periods and does not extend beyond the maturity of the junior subordinated debentures. On the first Interest Payment Date occurring at or after the end of each Extension Period, Paine Webber Group shall pay to the holders of junior subordinated debentures of record on the record date for such Interest Payment Date, regardless of who the holders of record may have been on other dates during the Extension Period, all accrued and unpaid interest on the junior subordinated debentures, together with interest thereon at the rate specified for the junior subordinated debentures to the extent permitted by applicable law, compounded quarterly ("Compounded Interest"). Upon the termination of any Extension Period and the payment of all amounts then due, Paine Webber Group may commence a new Extension Period, subject to the same requirements described above. Paine Webber Group may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the junior subordinated debentures, each not to exceed 20 consecutive quarterly interest periods or to cause any extension beyond maturity of the junior subordinated debentures. The failure by Paine Webber Group to make interest payments during an Extension Period would not constitute a default or an event of default under the Indenture or Paine Webber Group's currently outstanding indebtedness.



     If the property trustee is the sole holder of the junior subordinated debentures, Paine Webber Group shall give the property trustee notice of its selection of such Extension Period one Business Day prior to the earlier of the next succeeding date on which the distributions on the preferred securities are payable, or the date PWG Trust III is required to give notice to the New York Stock Exchange, if the preferred securities are then listed on the New York Stock Exchange, or other applicable self-regulatory organization or to holders of the preferred securities of the record date or payment date for such distribution. PWG Trust III shall give notice of the Paine Webber Group selection of such Extension Period to the holders of the preferred securities.



     If junior subordinated debentures have been distributed to holders of trust securities, Paine Webber Group shall give the holders of the junior subordinated debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date Paine Webber Group is required to give notice to the New York Stock Exchange, if the junior subordinated debentures are then listed on the New York Stock Exchange, or other applicable self-regulatory organization or to holders of the junior subordinated debentures of the record or payment date for such related interest payment.


COMPOUNDED INTEREST

     Payments of Compounded Interest on the junior subordinated debentures held by PWG Trust III will make funds available to pay any interest on distributions in arrears in respect of the preferred securities under the terms thereof.

BOOK-ENTRY AND SETTLEMENT

     If any junior subordinated debentures are distributed to holders of preferred securities, such junior subordinated debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, junior subordinated debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debentures in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.


     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of junior subordinated debentures in definitive form and will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing junior subordinated debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or of a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture. If junior subordinated debentures are distributed to holders of preferred securities, DTC will act as securities depositary for the junior subordinated debentures.


     For a description of DTC and DTC's book-entry system, see "Description of Preferred Securities -- Book-Entry Only Issuance; The Depository Trust Company." As of the date of this prospectus supplement, the previous description of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the preferred securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. Paine Webber Group may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     None of Paine Webber Group, the Indenture Trustee, any paying agent and any other agent of Paine Webber Group or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such junior subordinated debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     A Global Security will be exchangeable for junior subordinated debentures registered in the names of persons other than the depositary or its nominee only if:

     - the depositary notifies Paine Webber Group that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary has been appointed;

     - the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary has been appointed;

     - Paine Webber Group, in its sole discretion, determines that such Global Security will be so exchangeable; or

     - there has occurred an Indenture Event of Default with respect to the junior subordinated debentures.

     Any Global Security that is exchangeable pursuant to the preceding sentence will be exchangeable for junior subordinated debentures registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

                 RELATIONSHIP BETWEEN THE PREFERRED SECURITIES,
                     THE JUNIOR SUBORDINATED DEBENTURES AND
                       THE PREFERRED SECURITIES GUARANTEE

     As set forth in the Declaration, PWG Trust III exists for the sole purpose of issuing and selling the trust securities evidencing undivided beneficial interests in the assets of PWG Trust III and investing the proceeds from such issuance and sale in the junior subordinated debentures, and engaging in such other activities as are necessary or incidental to such issuance and investment.

     As long as payments of interest and other payments are made when due on the junior subordinated debentures, such payments will be sufficient to cover distributions and other payments due on the preferred securities primarily because

     - the aggregate principal amount of junior subordinated debentures held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

     - the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the preferred securities;


     - the Declaration provides that Paine Webber Group shall pay for all debts and obligations, other than with respect to the trust securities, and all costs and expenses of PWG Trust III, including any taxes and all related costs and expenses, except for United States withholding taxes; and


     - the Declaration further provides that the trustees shall not cause or permit PWG Trust III, among other things, to engage in any activity that is not consistent with the limited purposes of PWG Trust III.

     However, Paine Webber Group may not have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of PWG Trust III.

     Payments of distributions and other payments due on the preferred securities are guaranteed by Paine Webber Group on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying prospectus. If Paine Webber Group does not make interest or other payments on the junior subordinated debentures, PWG Trust III will not make distributions or other payments on the preferred securities. Under the Declaration, if and to the extent Paine Webber Group does make interest or other payments on the junior subordinated debentures, the property trustee is obligated to make distributions or other payments on the preferred securities. The preferred securities guarantee, taken together with certain back-up obligations of Paine Webber Group, is a full and unconditional guarantee from the time of issuance of the preferred securities, but the preferred securities guarantee covers distributions and other payments on the preferred securities only if and to the extent that Paine Webber Group has made a payment to the property trustee of interest or principal on the junior subordinated debentures deposited in the PWG Trust III as trust assets.

     The property trustee will have the power to exercise all rights, powers and privileges under the Indenture with respect to the junior subordinated debentures, including its rights as the holder of the junior subordinated debentures to enforce Paine Webber Group's obligations under the junior subordinated debentures upon the occurrence of an Indenture Event of Default, and will also have the right to enforce the preferred securities guarantee on behalf of the holders of the preferred securities. In addition, the holders of at least a majority in liquidation amount of the preferred securities will have the right to direct the property trustee with respect to certain matters under the Declaration and the preferred securities guarantee. If the property trustee fails to enforce its rights under the junior subordinated debentures, any holder of preferred securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request to the property trustee to enforce such rights, institute a legal proceeding against Paine Webber Group to enforce the property trustee's rights under the junior subordinated debentures without first instituting any legal proceeding against the property trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of Paine Webber Group to pay interest or principal on the junior subordinated debentures on the date such interest or principal is otherwise payable, or in the case of redemption, the redemption date, then a holder of preferred securities may directly institute suit against Paine Webber Group for enforcement of payment to such holder of the principal of or interest on junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities held by such holder on or after the respective due date specified in the junior subordinated debentures.


     The holders of preferred securities will not be able to exercise directly against Paine Webber Group any other remedy available to the holders of the junior subordinated debentures unless the property trustee first fails to do so. If the property trustee fails to enforce the preferred securities guarantee, to the extent permitted by applicable law, any holder of preferred securities may institute a legal proceeding directly against Paine Webber Group to enforce the property trustee's rights under the preferred securities guarantee without first instituting a legal proceeding against PWG Trust III, the property trustee or any other person or entity. Notwithstanding the foregoing, if Paine Webber Group has failed to make a Guarantee Payment, a holder of preferred securities may directly institute a proceeding against Paine Webber Group for enforcement of such holder's right to receive payment under the preferred securities guarantee. Paine Webber Group waives any right or remedy to require that any action be brought first against PWG Trust III or any other person or entity before proceeding directly against Paine Webber Group. See "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantees" in the accompanying prospectus for a discussion of rights and remedies.

     The above mechanisms and obligations, taken together, provide a full and unconditional guarantee by Paine Webber Group of payments due on the preferred securities.

                                    TAXATION

     In the opinion of Cravath, Swaine & Moore, counsel to Paine Webber Group and PWG Trust III ("Tax Counsel"), the following are the material United States Federal income tax consequences of the ownership and disposition of preferred securities. Please note that the opinion of Tax Counsel is not binding on the Internal Revenue Service. Unless otherwise stated, this summary deals only with preferred securities held as capital assets by holders who acquire the preferred securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders, such as dealers in securities or currencies, life insurance companies, persons holding preferred securities as part of a straddle or as part of a hedging or conversion transaction, or persons whose functional currency is not the United States dollar. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder and administrative and judicial interpretations of the Code as of the date of this prospectus supplement, all of which are subject to change, possibly on a retroactive basis.

     Investors are advised to consult their tax advisors as to the United States Federal income tax consequences of the ownership and disposition of preferred securities in light of their particular circumstances, as well as the effect of any state, local or other tax laws.

CLASSIFICATION OF THE TRUST AS A GRANTOR TRUST

     In the opinion of Tax Counsel, under current law and assuming full compliance with the terms of the declaration of trust, PWG Trust III will be classified for United States Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each holder of preferred securities will be considered the owner of a pro rata portion of the junior subordinated debentures held by PWG Trust III. Accordingly, each securityholder will be required to include in gross income the pro rata share of income accrued on the junior subordinated debentures.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES AS INDEBTEDNESS

     In the opinion of Tax Counsel, under current law and assuming full compliance with the Indenture, the junior subordinated debentures will be classified for United States Federal income tax purposes as indebtedness of Paine Webber Group.

INTEREST AND ORIGINAL ISSUE DISCOUNT


     If an Extension Period occurs, the junior subordinated debentures would be considered to have original issue discount at all times after the beginning of the first Extension Period, including after the termination of the Extension Period. In addition, Paine Webber Group's option to defer the payment of interest on the junior subordinated debentures during an Extension Period might cause the junior subordinated debentures to be considered initially issued with original issue discount. Paine Webber Group believes, and will take the position, that this latter result will not arise because of an exception in the Treasury Regulations that applies when there is only a "remote" likelihood that an Extension Period will occur. Assuming that the likelihood of an Extension Period is in fact remote, Tax Counsel believes that this position is correct. However, Tax Counsel cannot provide an opinion on this issue because there is no authority directly on point, and the Internal Revenue Service could take a contrary position.



     If the original issue discount rules apply to the junior subordinated debentures, either following the occurrence of an Extension Period or initially, each securityholder, whether on the cash or accrual method of accounting, will be required to accrue its pro rata share of original issue discount into income in accordance with a constant yield method based on the compounding of interest. As a result, income will be required to be reported by securityholders before the receipt of cash attributable to such income, and, in particular, income will be reported during an Extension Period even though no cash distributions are being made. If the original issue discount rules apply for a period during which cash distributions are currently being made, the sum of the daily accruals of income for a quarterly period for a securityholder that purchased the preferred securities for their liquidation value will equal the cash distribution received by the securityholder for such quarter, assuming no disposition prior to the record date for such distribution.

     If the original issue discount rules apply, actual distributions of stated interest will not separately be reported as income. In that case, a securityholder's tax basis for the junior subordinated debentures will be increased by original issue discount accrued into income, and decreased by cash distributions of interest. If the original issue discount rules do not apply, stated interest will be includible in a securityholder's gross income as ordinary interest income in accordance with such holder's regular method of tax accounting.

     Whether or not the original issue discount rules apply, no portion of the amounts received on the preferred securities will be eligible for the corporate dividends received deduction.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF PREFERRED
SECURITIES

     Under current law, a distribution by PWG Trust III of the junior subordinated debentures as described under the caption "Description of the Preferred Securities--Distribution of Junior Subordinated Debentures at Paine Webber Group's Option or Upon Special Event; Tax Exempt Redemption" will be non-taxable and will result in the securityholder receiving directly such securityholder's pro rata share of the junior subordinated debentures previously held indirectly through PWG Trust III, with a holding period and tax basis equal to the holding period and adjusted tax basis such securityholder was considered to have had in such securityholder's pro rata share of the underlying junior subordinated debentures immediately prior to such distribution. If, however, the Special Event giving rise to the distribution is a Tax Event which results in PWG Trust III being treated as an association taxable as a corporation, the distribution would constitute a taxable event to securityholders.

MARKET DISCOUNT AND BOND PREMIUM


     Securityholders other than Initial Holders may be considered to have acquired their pro rata interest in the junior subordinated debentures with market discount, acquisition premium or amortizable bond premium. Tax Counsel is not providing an opinion as to these matters because they depend on the individual circumstances of securityholders. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the preferred securities.


DISPOSITION OF THE PREFERRED SECURITIES BY HOLDERS


     Upon a sale, exchange or other disposition of the preferred securities, including a distribution of cash in redemption of a securityholder's preferred securities upon redemption or repayment of the underlying junior subordinated debentures, but excluding the distribution of junior subordinated debentures, a securityholder will be considered to have disposed of all or part of such securityholder's pro rata share of the junior subordinated debentures. The securityholder will recognize gain or loss equal to the difference between the amount realized, other than amounts attributable to accrued but unpaid interest that is not treated as original issue discount, and the securityholder's adjusted tax basis in such securityholder's pro rata share of the underlying junior subordinated debentures deemed disposed of. A securityholder's adjusted tax basis in the preferred securities generally will be its initial purchase price increased by original issue discount previously includible in such securityholder's gross income to the date of disposition and decreased by payments, other than payments of stated interest that are not treated as original issue discount, received on the preferred securities. Gain or loss will be capital gain or loss, except to the extent of any accrued interest or market discount not previously included in income. Such gain or loss will be long-term capital gain or loss if the preferred securities have been held for more than one year. See "Market Discount and Bond Premium" above concerning market discount.


UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any individual, corporation, partnership, estate or trust that is, as to the United States, a non-resident alien individual or a foreign corporation, partnership, estate or trust.

     Under present United States Federal income tax law:

          (i) payments by PWG Trust III or any of its paying agents to any holder of a preferred security who or which is a United States Alien Holder will not be subject to United States Federal income or withholding tax, provided that

           - the beneficial owner of the preferred security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Paine Webber Group entitled to vote;

           - the beneficial owner of the preferred security is not a controlled foreign corporation that is related to Paine Webber Group through stock ownership;


           - either (A) the beneficial owner of the preferred security certifies to PWG Trust III or its agent, under penalties of perjury, that it is not a United States person and provides its name and address or
             (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the preferred security certifies to PWG Trust III or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes PWG Trust III or its agent with a copy of such statement; and


           - such payments are not effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States; and

          (ii) A United States Alien Holder of a preferred security will not be subject to United States Federal income or withholding tax on any gain realized upon the sale or other disposition of a preferred security unless

           - the United States Alien Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions apply, or

           - the gain is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States.

     Under recently finalized Treasury Regulations, the certification requirement referred to in the third bullet point of (i) above may also be satisfied with other documentary evidence for payments made after December 31, 1999 with respect to an offshore account or through certain foreign intermediaries.

INFORMATION REPORTING TO HOLDERS

     PWG Trust III will report the interest paid or the original issue discount that accrued during the year with respect to the junior subordinated debentures, and any gross proceeds received by PWG Trust III from the retirement or redemption of the junior subordinated debentures, annually to the holders of record of the preferred securities and the Internal Revenue Service. PWG Trust III currently intends to deliver such reports to holders of record prior to January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, preferred securities may be subject to a "backup" withholding tax of 31% unless the securityholder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the securityholder's United States Federal income tax, provided the required information is timely filed with the Internal Revenue Service.

POSSIBLE TAX LAW CHANGES

     From time to time, the Clinton Administration has proposed certain tax law changes that would, among other things, generally deny interest deductions to a corporate issuer if the debt instrument has a term exceeding 15 years and if such debt instrument is not reflected as indebtedness on such issuer's consolidated balance sheet. Certain other proposed tax law changes would have denied interest deductions if the debt instrument had a term exceeding 20 years. No similar proposal was made in the Administration's budget proposal released on February 1, 1999. Although it is impossible to predict future proposals, prior proposals if enacted into law would not have applied to securities with characteristics similar to the junior subordinated debentures which were already issued and outstanding at the time such legislation was proposed. However, if a future proposal of this sort were to become effective in a form applicable to already issued and outstanding securities, Paine Webber Group could be precluded from deducting interest on the junior subordinated debentures. Enactment of any such proposal might in turn give rise to a Tax Event which, if Paine Webber Group were to exercise its optional right to redeem the junior subordinated debentures, would thereby result in a mandatory redemption of the preferred securities, as described under "Description of the Preferred
Securities -- Mandatory Redemption."

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement, Paine Webber Group and PWG Trust III have agreed that PWG Trust III will sell to each of the underwriters named below, and each of the underwriters, for whom PaineWebber Incorporated is acting as representative, has severally agreed to purchase from PWG Trust III, the number of preferred securities set forth opposite its name below.

                                                                   NUMBER OF
                        UNDERWRITER                           PREFERRED SECURITIES
                        -----------                           --------------------
PaineWebber Incorporated....................................

                                                                   ---------
          Total.............................................
                                                                   =========

     In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions set forth in such agreement, to purchase all the preferred securities offered by this prospectus supplement if any preferred securities are purchased by the underwriters. In the event of default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

     Paine Webber Group has been advised by the representative that the underwriters propose initially to offer the preferred securities to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of $ per preferred security. The underwriters may allow, and such dealers may reallow, a concession not in excess of $ per preferred security to certain brokers and dealers. After the initial public offering, the public offering price and such concessions may be changed. Paine Webber Group expects the preferred securities will be ready for delivery in book-entry form only through
The Depository Trust Company on or about           , 1999.

     Paine Webber Group estimates that it will incur $     in offering expenses
related to registration and filing fees, printing and engraving expenses, rating agency fees, and professional services fees in connection with this offering.

     In view of the fact that the proceeds of the sale of the preferred securities will be used to purchase the junior subordinated debentures of Paine Webber Group, the underwriting agreement provides that Paine Webber Group will pay as underwriters' compensation for the underwriters' arranging the investment
in junior subordinated debentures of such proceeds $     per preferred security
or $            in the aggregate ($          in the aggregate if the
underwriters' over-allotment option is exercised in full) for the accounts of the several underwriters.

     Pursuant to the underwriting agreement, PWG Trust III has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus
supplement, to purchase up to           additional preferred securities at the
public offering price set forth on the cover page of this prospectus supplement. The underwriters may exercise such option to purchase solely for the purpose of covering over-allotments, if any, made in connection with the offering. Paine Webber Group will pay underwriters' compensation in the amount per preferred security set forth above with respect to such additional preferred securities. To the extent such option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional preferred securities as the number set forth next to such underwriter's name in the preceding table bears to the total number of preferred securities offered by the underwriters by this prospectus supplement.

     During a period of 30 days from the date of this prospectus supplement, neither PWG Trust III nor Paine Webber Group will, without the prior written consent of the representative, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any preferred securities, any security convertible into or exchangeable into or exercisable for preferred securities or junior subordinated debentures or any debt securities substantially similar to the junior subordinated debentures or equity securities substantially similar to the preferred securities (except for the junior subordinated debentures and the preferred securities offered by this prospectus supplement).

     Until the distribution of the preferred securities is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the preferred securities. As an exception to these rules, the representative is permitted to engage in certain transactions that stabilize the price of the preferred securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the preferred securities.

     If the underwriters create a short position in the preferred securities in connection with the offering, i.e., if they sell more shares of preferred securities than are set forth on the cover page of this prospectus supplement, the representative may reduce that short position by purchasing the preferred securities in the open market.

     The representative may also impose a penalty bid on certain underwriters and selling group members. This means that if the representative purchases shares of preferred securities in the open market to reduce the underwriters' short position or to stabilize the price of the preferred securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     None of Paine Webber Group, PWG Trust III or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the preferred securities. In addition, none of Paine Webber Group, PWG Trust III or any of the underwriters makes any representation that the representative will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Application will be made to list the preferred securities on the New York Stock Exchange. The New York Stock Exchange symbol for the preferred securities
is expected to be "          ." If such listing is approved, trading of the
preferred securities on the New York Stock Exchange is expected to commence within a 30-day period after the date of this prospectus supplement. PaineWebber Incorporated has advised PWG Trust III that it intends to make a market in the preferred securities. PaineWebber Incorporated will have no obligation to make a market in the preferred securities, however, and may cease market making activities, if commenced, at any time.

     Prior to this offering, there has been no public market for the preferred securities. In order to meet one of the requirements for listing the preferred securities on the NYSE, the underwriters will represent that, at the time of the consummation of the offering of the preferred securities, there will be at least 400 holders of preferred securities.

     The representative is a wholly-owned subsidiary of Paine Webber Group. The underwriting of the preferred securities offered hereby is being conducted in accordance with Rule 2720 of the National Association of Securities Dealers Conduct Rules.

     Paine Webber Group has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments which the underwriters may be required to make in respect of the Securities Act of 1933.

     Affiliates of Paine Webber Group and PWG Trust III, including Paine Webber Incorporated and Paine Webber International (U.K.) Ltd., may use this prospectus and the related prospectus supplement in connection with offers and sales of the offered securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at negotiated prices related to market prices at the time of sale.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 9, 1999


PROSPECTUS
                            PAINE WEBBER GROUP INC.
                      JUNIOR SUBORDINATED DEBT SECURITIES
                             PWG CAPITAL TRUST III
                              PWG CAPITAL TRUST IV
                              PWG CAPITAL TRUST V
          PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED BY
                            PAINE WEBBER GROUP INC.

         By this prospectus, we may offer up to $706,250,000 of securities.


     Paine Webber Group may offer, from time to time, junior subordinated debt securities consisting of debentures, notes or other types of indebtedness in one or more series, and in amounts, at prices and on terms to be determined at or prior to the time of any offering. The junior subordinated debt securities will be unsecured obligations of Paine Webber Group. Paine Webber Group's obligations under the junior subordinated debt securities will be subject to payment on its senior indebtedness, which generally includes indebtedness, liabilities or obligations of Paine Webber Group, contingent or otherwise.



     Each of PWG Trust III, PWG Trust IV and PWG Trust V may offer and sell, from time to time, preferred securities representing preferred ownership interests in the assets of a PWG Trust. The payment of periodic cash distributions and payments on liquidation of a PWG Trust and on redemption of preferred securities of a PWG Trust will be guaranteed by Paine Webber Group on a subordinated basis and as described in this prospectus under "Description of the Preferred Securities Guarantees." The guarantees cover payments only if and to the extent that a PWG Trust has funds available for payment.



     Each PWG Trust will use all proceeds received from the sale of its trust securities to purchase junior subordinated debt securities from Paine Webber Group. Since the sole asset of each PWG Trust will be the junior subordinated debt securities of Paine Webber Group issued to it, these trusts will not have funds available for payment if Paine Webber Group fails to make a corresponding payment under the junior subordinated debt securities.


     We will provide specific terms of the junior subordinated debt securities of Paine Webber Group and the preferred securities of any PWG Trust in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.
                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

     This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.
                             ---------------------

             The date of this prospectus is                , 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference rooms at 450 Fifth Street, NW, Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.

     This prospectus is a part of the registration statement on Form S-3 and the related amendments and exhibits filed with the Securities and Exchange Commission. This prospectus does not contain all of the information in the registration statement. Please refer to the registration statement and its exhibits for further information regarding Paine Webber Group, the PWG Trusts and the offered securities.

     We have not included or incorporated by reference separate financial statements of any of the PWG Trusts. Paine Webber Group and the PWG Trusts do not consider that such financial statements would be material to holders of the preferred securities because:

     - all voting securities of each PWG Trust will be owned directly or indirectly by Paine Webber Group;

     - each PWG Trust is a special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than issuing trust securities representing undivided beneficial interests in the assets of such PWG Trust and investing the proceeds in junior subordinated debt securities issued by Paine Webber Group; and

     - the obligations of each PWG Trust under the preferred securities of such PWG Trust will be fully and unconditionally guaranteed by Paine Webber Group as described in this prospectus.

     Each holder of preferred securities of a PWG Trust will be furnished annually with unaudited financial statements of such PWG Trust as soon as available after the end of such PWG Trust's fiscal year.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents of Paine Webber Group listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities.

     - Annual Report on Form 10-K for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and


     - Current Reports on Form 8-K, filed July 15, 1998, October 13, 1998 and January 19, 1999.


     You may request a copy of these filings at no cost, by writing or telephoning us at the following address: Assistant Secretary, Paine Webber Group Inc., 1285 Avenue of the Americas, New York, New York 10019, telephone (212) 713-3224.

     You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front of those documents only.

                                USE OF PROCEEDS

     Each PWG Trust will use all proceeds received from the sale of its preferred securities and common securities, which are together referred to as the trust securities, to purchase junior subordinated debt securities from Paine Webber Group.

     Unless otherwise set forth in the applicable prospectus supplement, proceeds from the sale of junior subordinated debt securities will be used by Paine Webber Group for general corporate purposes, including , but not limited to, funding investments in or extensions of credit to subsidiaries, repayments of indebtedness of Paine Webber Group or its subsidiaries, and possible acquisitions. The precise amount and timing of the application of the funds will depend upon future requirements and the availability of other funds to Paine Webber Group and its subsidiaries. Management of Paine Webber Group expects that Paine Webber Group and its subsidiaries will engage in additional financings as needs arise.

                               RATIOS OF EARNINGS
                   TO FIXED CHARGES AND EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table shows the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for Paine Webber Group for the periods indicated.

                                                                                       NINE MONTHS
                                                    YEARS ENDED DECEMBER 31               ENDED
                                              ------------------------------------    SEPTEMBER 30,
                                              1993    1994    1995    1996    1997        1998
                                              ----    ----    ----    ----    ----    -------------
Ratio of earnings to fixed charges..........  1.3     1.0     1.1     1.3     1.2          1.2
Ratio of earnings to combined fixed charges
  and preferred stock dividends.............  1.3     1.0     1.0     1.2     1.2          1.2

     For purposes of computing the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, "earnings" consist of earnings before taxes on income and fixed charges and "fixed charges" consist of interest expense incurred on securities sold under repurchase agreements, short-term and long-term borrowings and preferred trust securities and that portion of rental expense estimated to be representative of the interest factor.

                               PAINE WEBBER GROUP


     Paine Webber Group Inc. is a holding company which, together with its operating subsidiaries, forms one of the largest full-service securities and commodities firms in the industry. Founded in 1879, Paine Webber Group employs approximately 17,772 people in 303 offices worldwide.


     Paine Webber Group's principal line of business is to serve the investment and capital needs of individual and institutional clients through its broker-dealer subsidiary, PaineWebber Incorporated, and other specialized subsidiaries. These activities are conducted through interrelated business groups, which utilize common operational and administrative personnel and facilities. Paine Webber Group holds memberships in all major securities and commodities exchanges in the United States, and makes a market in many securities traded on the National Association of Securities Dealers Nasdaq National Market or in other over-the-counter markets.

     The private client group consists primarily of a domestic branch office system and consumer product groups through which PaineWebber and certain other subsidiaries provide clients with financial services and products, including the purchase and sale of securities, option contracts, commodity and financial futures contracts, fixed income instruments, mutual funds, trusts, wrap-fee assets and selected insurance products. Paine Webber Group may act as a principal or agent in providing these services. Fees charged vary according to the size and complexity of a transaction, and the activity level of a client's account. Also, part of the private client group is the municipal securities group, which structures, underwrites, sells and trades taxable and tax-exempt issues for municipal and public agency clients.

     The capital markets group is comprised of research, global fixed income, commercial real estate, global equities and investment banking groups.

     The research group provides investment advice to institutional and individual investors, and other business areas of Paine Webber Group, on approximately 850 companies in 61 industries.

     Through the global fixed income and global equities groups, Paine Webber Group places securities for, and executes trades on behalf of, institutional clients both domestically and internationally. To facilitate client transactions or for Paine Webber Group's product development efforts, Paine Webber Group takes positions in fixed income securities, listed and over-the-counter equity securities and holds direct equity investments in partnerships and other entities that invest in fixed income securities, equity securities and other financial instruments.

     The commercial real estate group provides a full range of capital market services to real estate clients, including underwriting of debt and equity securities, principal lending activity, debt restructuring, property sales and bulk sales services, and a broad range of other advisory services.

     Through the investment banking group, Paine Webber Group provides financial advice to, and raises capital for, a broad range of domestic and international corporate clients. Investment banking manages and underwrites public and private offerings, participates as an underwriter in syndicates of public offerings managed by others, and provides advice in connection with mergers and acquisitions, restructurings and recapitalizations.

     The asset management group is comprised of Mitchell Hutchins Asset Management Inc., including Mitchell Hutchins Investment Advisory division, Mitchell Hutchins Institutional Investors, Inc., Financial Counselors Inc. and NewCrest Advisors Inc. The asset management group provides investment advisory and portfolio management services to mutual funds, institutions, pension funds, endowment funds, individuals and trusts.

     The transaction services group includes correspondent services, prime brokerage and securities lending businesses, and specialist trading. Through Correspondent Services Corporation, Paine Webber Group provides execution and clearing services to broker-dealers in the U.S. and overseas.

     Paine Webber Group's businesses operate in one of the nation's most highly regulated industries. Violations of applicable regulations can result in the revocation of broker-dealer licenses, the imposition of censures or fines, and the suspension or expulsion of a firm, its officers or employees. Paine Webber Group's businesses are regulated by various agencies, including the Securities and Exchange Commission, the New York Stock Exchange, the Commodity Futures Trading Commission, the National Association of Securities Dealers, Inc. and the Securities and Futures Authority, a regulatory body in the United Kingdom.

     Paine Webber Group's principal executive offices are located at 1285 Avenue of the Americas, New York, New York 10019 (Telephone: (212) 713-2000).

     For purposes of the foregoing description, all references to Paine Webber Group refer collectively to Paine Webber Group Inc. and its operating subsidiaries, unless the context otherwise requires.

                                 THE PWG TRUSTS


     Each of PWG Trust III and PWG Trust IV is a business trust formed on October 7, 1996 and PWG Trust V is a business trust formed on November 10, 1998, under the Delaware Business Trust Act pursuant to a separate declaration of trust among the trustees of such PWG Trust and Paine Webber Group and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration of trust will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part, as of the date the preferred securities of such PWG Trust are initially issued. Each declaration of trust will be qualified under the Trust Indenture Act of 1939, as amended.


     This description summarizes the material terms of the declarations of trusts and is qualified in its entirety by reference to the form of declaration of trust, which has been filed as an exhibit to the registration statement of which this prospectus is a part, and the Trust Indenture Act.

TRUST SECURITIES

     Upon issuance of any preferred securities by a PWG Trust, the holders of such securities will own all the issued and outstanding preferred securities of such PWG Trust. Paine Webber Group will acquire securities representing common undivided beneficial interests in the assets of each PWG Trust in an amount equal to at least 3% of the total capital of such PWG Trust and will own, directly or indirectly, all the issued and outstanding common securities of each PWG Trust. The preferred securities and the common securities will rank pari passu with each other and will have equivalent terms; provided that (1) if a Declaration Event of Default (as defined below) under the declaration of trust of a PWG Trust occurs and is continuing, the holders of preferred securities of such PWG Trust will have a priority over holders of the common securities of such PWG Trust with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity and (2) holders of common securities have the exclusive right (subject to the terms of the declaration of trust) to appoint, remove or replace the trustees and to increase or decrease the number of trustees.

     Each PWG Trust exists for the purpose of:

     - issuing its preferred securities,

     - issuing its common securities to Paine Webber Group,

     - investing the proceeds from the sale of the trust securities in junior subordinated debt securities of Paine Webber Group and

     - engaging in only such other activities as are necessary or incidental to such issuance and investing.

     The rights of the holders of the preferred securities, including economic rights, rights to information and voting rights, are set forth in the applicable declaration of trust, the Business Trust Act and the Trust Indenture Act.

POWERS AND DUTIES OF TRUSTEES

     The number of trustees of each PWG Trust shall initially be five. Three of such trustees, called regular trustees, are individuals who are employees or officers of Paine Webber Group. The fourth such trustee will be The Chase Manhattan Bank, which is unaffiliated with Paine Webber Group and which will serve as the property trustee and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth such trustee is Chase Manhattan Bank Delaware, an affiliate of The Chase Manhattan Bank that has its principal place of business in the State of Delaware, and is called the Delaware trustee. Under each declaration of trust, legal title to the junior subordinated debt securities purchased by a PWG Trust will be held by the property trustee for the benefit of the holders of the trust securities of such PWG Trust. The property trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined under "Description of the Junior Subordinated Debt Securities") with respect to such junior subordinated debt securities. In addition, the property trustee will maintain exclusive control of a segregated non-interest-bearing bank account (the "Property Account") to hold all payments in respect of the junior subordinated debt securities purchased by a PWG Trust for the benefit of the holders of trust securities. The property trustee will promptly make distributions to the holders of the trust securities of a PWG Trust out of funds from the Property Account of such PWG Trust. The preferred securities guarantees by PaineWebber Group are separately qualified under the Trust Indenture Act and will be held by The Chase Manhattan Bank, acting in its capacity as indenture trustee with respect to such preferred securities guarantees, for the benefit of the holders of the applicable preferred securities. As used in this prospectus and any accompanying prospectus supplement, the term "property trustee" with respect to a PWG Trust refers to The Chase Manhattan Bank acting either in its capacity as a trustee under the relevant declaration of trust and the holder of legal title to the junior subordinated debt securities purchased by such PWG Trust or in its capacity as indenture trustee under, and the holder of, the applicable preferred securities guarantee, as the context may require.

     Paine Webber Group, as the direct or indirect owner of all the common securities of each PWG Trust, will have the exclusive right (subject to the terms of the related declaration of trust) to appoint, remove or replace trustees and to increase or decrease the number of trustees, provided that the number of trustees will be at least five. However, if the trustee that acts as the property trustee also acts as the Delaware trustee, then the number of trustees will be at least three. The majority of trustees will be regular trustees. The term of a PWG Trust will be set forth in the applicable prospectus supplement, but may terminate earlier as provided in the declaration of trust of such PWG Trust.

     The duties and obligations of the trustees of a PWG Trust will be governed by the declaration of such PWG Trust. Under its declaration of trust, each PWG Trust shall not, and the trustees of such PWG Trust shall cause such PWG Trust not to, engage in any activity other than in connection with the purposes of such PWG Trust or other than as required or authorized by such declaration of trust. In particular, each PWG Trust shall not, and the trustees of such PWG Trust shall cause such PWG Trust not to:

     - invest any proceeds received by such PWG Trust from holding the junior subordinated debt securities purchased by such PWG Trust, but shall promptly distribute from the Property Account of such PWG Trust all such proceeds to holders of its trust securities per the terms of the declaration of trust of such PWG Trust and of such trust securities;

     - acquire any assets other than as expressly provided in such declaration of trust;

     - possess trust property for other than a trust purpose;

     - make any loans, other than loans represented by such junior subordinated debt securities;

     - possess any power or otherwise act in such a way as to vary the assets of such PWG Trust or the terms of its trust securities in any way whatsoever;

     - issue any securities or other evidences of beneficial ownership of, or beneficial interests in, such PWG Trust other than its trust securities;

     - incur any indebtedness for borrowed money or

     - (A) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee (as defined under "Description of the Junior Subordinated Debt Securities") with respect to the junior subordinated debt securities deposited in such PWG Trust as trust assets,
       (B) waive any past default that is waivable under the applicable Indenture, (C) exercise any right to rescind or annul any declaration of trust that the principal of all of the junior subordinated debt securities deposited in such PWG Trust as trust assets shall be due and payable or (D) consent to any amendment, modification or termination of such Indenture or such junior subordinated debt securities, in each case where such consent shall be required, unless the property trustee shall have received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause such PWG Trust to be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and that such PWG Trust will continue to be classified as a grantor trust for United States Federal income tax purposes.

AVAILABILITY OF BOOKS AND RECORDS

     The books and records of each PWG Trust will be maintained at the principal office of such PWG Trust and will be open for inspection by a holder of preferred securities of such PWG Trust or such holder's representative for any purpose reasonably related to such holder's interest in such PWG Trust during normal business hours. Each holder of preferred securities will be furnished annually with unaudited financial statements of the applicable PWG Trust as soon as available after the end of such PWG Trust's fiscal year.

LIMITED VOTING RIGHTS OF PREFERRED SECURITIES HOLDERS

     Except as provided under the Business Trust Act, the applicable declaration of trust and the Trust Indenture Act, holders of preferred securities will have no voting rights.

THE PROPERTY TRUSTEE

     The property trustee, for the benefit of the holders of the trust securities of a PWG Trust, is authorized under each declaration of trust to exercise all rights under the Indenture with respect to the junior subordinated debt securities deposited in such PWG Trust as trust assets, including its rights as the holder of such junior subordinated debt securities to enforce Paine Webber Group's obligations under such junior subordinated debt securities upon the occurrence of an Indenture Event of Default. The property trustee is also authorized to enforce the rights of holders of preferred securities of a PWG Trust under the related preferred securities guarantee. If any PWG Trust's failure to make distributions on the preferred securities of such PWG Trust is a consequence of Paine Webber Group exercise of any right under the terms of the junior subordinated debt securities deposited in such PWG Trust as trust assets to extend the interest payment period for such junior subordinated debt securities, the property trustee will have no right to enforce the payment of distributions on such preferred securities until a Declaration Event of Default (as defined herein) shall have occurred. Holders of at least a majority in liquidation amount of the preferred securities of a PWG Trust will have the right to direct the property trustee for such PWG Trust with respect to certain matters under the declaration of trust for such PWG Trust and the related preferred securities guarantee. If the property trustee fails to enforce its rights under the Indenture or fails to enforce the applicable preferred securities guarantee, a holder of preferred securities of a PWG Trust may institute a legal proceeding against Paine Webber Group to enforce such rights or such preferred securities guarantee, as the case may be, as described under "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantees -- Status of the Preferred Securities Guarantees."

DISTRIBUTIONS ON THE PREFERRED SECURITIES

     Pursuant to each declaration of trust, distributions on the preferred securities of a PWG Trust must be paid on the dates payable to the extent that the property trustee has cash on hand in the Property Account of such PWG Trust to permit such payment. The funds available for distribution to the holders of the preferred securities of a PWG Trust will be limited to payments received by the property trustee in respect of the junior subordinated debt securities that are deposited in such PWG Trust as trust assets. If Paine Webber Group does not make interest payments on the junior subordinated debt securities deposited in a PWG Trust as trust assets, the property trustee will not make distributions on the preferred securities of such PWG Trust. Under the declaration of trust, if and to the extent Paine Webber Group does make interest payments on the junior subordinated debt securities deposited in a PWG Trust as trust assets, the property trustee is obligated to make distributions on the trust securities of such PWG Trust on a pro rata basis (as defined below).

     The payment of distributions on the preferred securities of a PWG Trust is guaranteed by Paine Webber Group on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantees." A preferred securities guarantee is a full and unconditional guarantee from the time of issuance of the preferred securities of a PWG Trust, but such preferred securities guarantee covers distributions and other payments on such preferred securities only if and to the extent that Paine Webber Group has made a payment to the property trustee of interest or principal on the junior subordinated debt securities deposited in such PWG Trust as trust assets.

     As used in this prospectus, the term "pro rata basis" will mean pro rata to each holder of trust securities of a PWG Trust according to the aggregate liquidation amount of the trust securities of such PWG Trust held by the relevant holder in relation to the aggregate liquidation amount of all trust securities of such PWG Trust outstanding. If however, in relation to a payment, a Declaration Event of Default under the declaration of trust has occurred and is continuing, then the term "pro rata" will mean that any funds available to make such payment will be paid first to each holder of the preferred securities of such PWG Trust pro rata according to the aggregate liquidation amount of the preferred securities held by the relevant holder in relation to the aggregate liquidation amount of all the preferred securities of such PWG Trust outstanding, and only after satisfaction of all amounts owed to the holders of such preferred securities, to each holder of common securities of such PWG Trust pro rata according to the aggregate liquidation amount of such common securities held by the relevant holder in relation to the aggregate liquidation amount of all common securities of such PWG Trust outstanding.

EVENTS OF DEFAULT

     If an Indenture Event of Default occurs and is continuing with respect to junior subordinated debt securities deposited in a PWG Trust as trust assets, an Event of Default under the declaration of trust (a "Declaration Event of Default") of such PWG Trust will occur and be continuing with respect to any outstanding trust securities of such PWG Trust. In such event, each declaration of trust provides that the holders of common securities of the applicable PWG Trust will be deemed to have waived any such Declaration Event of Default with respect to such common securities until all Declaration Events of Default with respect to the preferred securities of such PWG Trust have been cured or waived. Until all such Declaration Events of Default with respect to the preferred securities of such PWG Trust have been so cured or waived, the property trustee will be deemed to be acting solely on behalf of the holders of the preferred securities of such PWG Trust and only the holders of such preferred securities will have the right to direct the property trustee with respect to certain matters under such declaration of trust and consequently under the Indenture. In the event that any Declaration Event of Default with respect to the preferred securities of a PWG Trust is waived by the holders of the preferred securities of such PWG Trust as provided in the declaration of trust of such PWG Trust, the holders of common securities of such PWG Trust under such declaration of trust have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to such common securities for all purposes under such declaration of trust without any further act, vote or consent of the holders of such common securities.

RECORD HOLDERS

     Each declaration of trust provides that the trustees of the applicable PWG Trust may treat the person in whose name a certificate representing preferred securities of such PWG Trust is registered on the books and records of such PWG Trust as the sole holder of such certificate and of the preferred securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such certificate or in the preferred securities represented thereby on the part of any person, whether or not such trustees have actual or other notice thereof. Preferred securities will be issued in fully registered form. Unless otherwise specified in a prospectus supplement, preferred securities will be represented by a global certificate registered on the books and records of such PWG Trust in the name of a depositary (the "Depositary") named in an accompanying prospectus supplement or its nominee. Under each declaration of trust:



     - the applicable PWG Trust and the trustees of such trust shall be entitled to deal with the Depositary for all purposes, including the payment of distributions and receiving approvals, votes or consents under such declaration of trust and, except as set forth in such declaration of trust with respect to the property trustee, shall have no obligation to persons owning a beneficial interest in preferred securities of such PWG Trust ("Preferred Security Beneficial Owners") registered in the name of and heldby the Depositary or its nominee; and



     - the rights of Preferred Security Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such preferred security Beneficial Owners and the Depositary and/or its participants. With respect to preferred securities registered in the name of and held by the Depositary or its nominee, all notices and other communications required under such declaration of trust will be given to, and all distributions on such preferred securities will be given or made to, the Depositary.



The specific terms of the depositary arrangement with respect to the preferred securities of a PWG Trust will be disclosed in the applicable prospectus supplement.



PAINE WEBBER GROUP'S OBLIGATIONS TO PAY PWG TRUSTS FOR DEBTS AND OBLIGATIONS



     In each declaration of trust, Paine Webber Group has agreed to pay for all debts and obligations, other than with respect to the trust securities of the applicable PWG Trust, and all costs and expenses of such PWG Trust. Paine Webber Group will also pay for all the fees and expenses of its trustees and any taxes and all costs and expenses to which such PWG Trust may become subject, except for United States withholding taxes. The foregoing obligations of Paine Webber Group under each declaration of trust are for the benefit of, and will be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice of Paine Webber Group's obligations. Any such Creditor may enforce such obligations of Paine Webber Group directly against Paine Webber Group and Paine Webber Group will irrevocably waive any right or remedy to require that any such Creditor take any action against any PWG Trust or any other person before proceeding against Paine Webber Group. Paine Webber Group will agree in each declaration of trust to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.


     The business address of each PWG Trust is c/o PaineWebber Group Inc., 1285 Avenue of the Americas, New York, NY 10019, telephone number (212) 713-2000.

                    DESCRIPTION OF THE PREFERRED SECURITIES


     Each PWG Trust may issue, from time to time, only one series of preferred securities having terms described in the prospectus supplement relating thereto. The declaration of each PWG Trust authorizes the regular trustees of such PWG Trust to issue on behalf of such PWG Trust one series of preferred securities. Each declaration of trust will be qualified as an indenture under the Trust Indenture Act. The preferred securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions, as shall be set forth in the related declaration of trust or made part of such declaration of trust by the Trust Indenture Act. Reference is made to the prospectus supplement relating to the preferred securities of a PWG Trust for specific terms, including

     - the specific designation of such preferred securities,

     - the number of preferred securities issued by such PWG Trust,


     - the annual distribution rate or method of calculation thereof for preferred securities issued by such PWG Trust, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions,


     - whether distributions on preferred securities issued by such PWG Trust shall be cumulative, and, in the case of preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by such PWG Trust shall be cumulative,

     - the amount or amounts which shall be paid out of the assets of such PWG Trust to the holders of preferred securities of such PWG Trust upon voluntary or involuntary dissolution, winding-up or termination of such PWG Trust,

     - the obligation or right, if any, of such PWG Trust to purchase or redeem preferred securities issued by such PWG Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which preferred securities issued by such PWG Trust shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right,

     - the voting rights, if any, of preferred securities issued by such PWG Trust in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by one or more PWG Trusts, or of both, as a condition to specified actions or amendments to the Declaration of such PWG Trust,

     - terms for any conversion or exchange into other securities and

     - any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by such PWG Trust consistent with the declaration of trust of such PWG Trust or with applicable law.

All preferred securities offered hereby will be guaranteed by Paine Webber Group as and to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States Federal income tax considerations applicable to any offering of preferred securities will be described in the prospectus supplement relating thereto.

     In connection with the issuance of preferred securities, each PWG Trust will issue one series of common securities. The declaration of trust of each PWG Trust authorizes the regular trustees of such PWG Trust to issue on behalf of such PWG Trust one series of common securities having such terms, including distributions, redemption, voting, liquidation rights and such other rights or such restrictions, as shall be set forth in the declaration of trust. The terms of the common securities issued by a PWG Trust will be substantially identical to the terms of the preferred securities issued by such PWG Trust and the common securities will rank pari passu and payments will be made thereon on a pro rata basis with the preferred securities except that, if a Declaration Event of Default occurs and is continuing, the rights of the holders of such common securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such preferred securities. Except in certain limited circumstances, the common securities issued by a PWG Trust will also carry the right to vote and to appoint, remove or replace any of the trustees of such PWG Trust. All the common securities of a PWG Trust will be directly or indirectly owned by Paine Webber Group.

     If a Declaration Event of Default with respect to any PWG Trust occurs and is continuing, then the holders of preferred securities of such PWG Trust would rely on the enforcement by the property trustee of its rights as a holder of the junior subordinated debt securities deposited in such PWG Trust against

Paine Webber Group. In addition, the holders of a majority in liquidation amount of such preferred securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust of such PWG Trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of such junior subordinated debt securities. If the property trustee fails to enforce its rights under such junior subordinated debt securities deposited in such PWG Trust, any holder of such preferred securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request, institute a legal proceeding against Paine Webber Group to enforce the property trustee's rights under such junior subordinated debt securities without first instituting any legal proceeding against the property trustee or any other person or entity. If a Declaration Event of Default with respect to any PWG Trust occurs and is continuing and such event is attributable to the failure of Paine Webber Group to pay interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable, or in the case of redemption, on the redemption date, then a holder of preferred securities of such PWG Trust may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on such junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of such preferred securities held by such holder (a "Direct Action") on or after the respective due date specified in such junior subordinated debt securities without first (1) directing the property trustee to enforce the terms of such junior subordinated debt securities or (2) instituting a legal proceeding against Paine Webber Group to enforce the property trustee's rights under such junior subordinated debt securities. In connection with such Direct Action, Paine Webber Group will be subrogated to the rights of such holder of such preferred securities under such declaration of trust to the extent of any payment made by Paine Webber Group to such holder of such preferred securities in such Direct Action. The holders of preferred securities of a PWG Trust will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities unless the property trustee first fails to do so.


               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the preferred securities guarantees that will be executed and delivered by Paine Webber Group for the benefit of the holders from time to time of preferred securities of a PWG Trust. Each preferred security guarantee will be separately qualified under the Trust Indenture Act and will be held by The Chase Manhattan Bank, acting in its capacity as indenture trustee with respect thereto (the "Guarantee Trustee"), for the benefit of holders of the preferred securities of the applicable PWG Trust. The terms of each preferred securities guarantee will be those set forth in such preferred securities guarantee and those made part of such preferred securities guarantee by the Trust Indenture Act. This description summarizes the material terms of the preferred securities guarantees and is qualified in its entirety by reference to the form of preferred securities guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. Section and Article references used herein are references to the provisions of the form of preferred securities guarantee.


GENERAL DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES



     Pursuant to each preferred securities guarantee, Paine Webber Group will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the preferred securities issued by the applicable PWG Trust, the Guarantee Payments (as defined herein), to the extent not paid by such PWG Trust, regardless of any defense, right of set-off or counterclaim that such PWG Trust may have or assert. The following distributions and other payments with respect to preferred securities issued by a PWG Trust to the extent not made or paid by such PWG Trust (the "Guarantee Payments"), will be subject to the preferred securities guarantee, without duplication:

     - any accrued and unpaid distributions on such preferred securities, but only if and to the extent that in each case Paine Webber Group has made a payment to the property trustee of interest on the junior subordinated debt securities deposited in such PWG Trust as trust assets,

     - the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any preferred securities called for redemption by such PWG Trust, but only if and to the extent that in each case Paine Webber Group has made a payment to the property trustee of interest or principal on such junior subordinated debt securities, and


     - upon a voluntary or involuntary dissolution, winding-up or termination of such PWG Trust, other than in connection with the distribution of such junior subordinated debt securities to the holders of such preferred securities or the redemption of all such preferred securities upon the maturity or redemption of such junior subordinated debt securities, the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such preferred securities to the date of payment, to the extent such PWG Trust has funds available therefor, and (b) the amount of assets of such PWG Trust remaining available for distribution to holders of such preferred securities upon liquidation of such PWG Trust.


Paine Webber Group's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Paine Webber Group to the holders of the applicable preferred securities or by causing the applicable PWG Trust to pay such amounts to such holders.

     The preferred securities guarantee is a full and unconditional guarantee from the time of issuance of the applicable preferred securities, but the preferred securities guarantee covers distributions and other payments on such preferred securities only if and to the extent that Paine Webber Group has made a payment to the property trustee of interest or principal on the junior subordinated debt securities deposited in the applicable PWG Trust as trust assets. If Paine Webber Group does not make interest or principal payments on the junior subordinated debt securities deposited in the applicable PWG Trust as trust assets, the Property Trust will not make distributions on the preferred securities of such PWG Trust and the PWG Trust will not have funds available therefor.

     Paine Webber Group's obligations under the declaration of trust for each PWG Trust, the preferred securities guarantee issued with respect to preferred securities issued by such PWG Trust, the junior subordinated debt securities purchased by such PWG Trust and the Indenture in the aggregate will provide a full and unconditional guarantee on a subordinated basis by Paine Webber Group of payments due on the preferred securities issued by such PWG Trust.

CERTAIN COVENANTS OF PAINE WEBBER GROUP


     In each preferred securities guarantee, Paine Webber Group will covenant that, so long as any preferred securities issued by the applicable PWG Trust remain outstanding, Paine Webber Group will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto, if at such time:



     - Paine Webber Group shall be in default with respect to its Guarantee Payments or other payment obligations under such preferred securities guarantee,



     - there shall have occurred any Declaration Event of Default under the related declaration of trust, or



     - in the event that junior subordinated debt securities are issued to the applicable PWG Trust in connection with the issuance of trust securities by such PWG Trust, Paine Webber Group shall have given notice of its election to defer payments of interest on such junior subordinated debt securities by extending the interest payment period as provided in the terms of the junior subordinated debt securities and such period, or any extension thereof, is continuing.

     However, the foregoing restrictions shall not apply to:



     - dividends, redemptions, purchases, acquisitions, distributions or payments made by Paine Webber Group by way of issuance of shares of its capital stock,



     - payments of accrued dividends by Paine Webber Group upon the redemption, exchange or conversion of any preferred stock of Paine Webber Group as may be outstanding from time to time in accordance with the terms of such preferred stock or



     - cash payments made by Paine Webber Group in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of Paine Webber Group as may be outstanding from time to time in accordance with the terms of such preferred stock.


     In addition, so long as any preferred securities of a PWG Trust remain outstanding, Paine Webber Group has agreed (a) to remain the sole direct or indirect owner of all the outstanding common securities issued by such PWG Trust and not to cause or permit such common securities to be transferred except to the extent permitted by the declaration of trust of such PWG Trust, provided that any permitted successor of Paine Webber Group under the Indenture may succeed to Paine Webber Group's ownership of such common securities, and (b) to use reasonable efforts to cause such PWG Trust to continue to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of junior subordinated debt securities. (Section 6.01)

AMENDMENTS AND ASSIGNMENT OF THE PREFERRED SECURITIES GUARANTEES


     Except with respect to any changes that do not adversely affect the rights of holders of the applicable preferred securities, in which case no consent will be required, each preferred securities guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding preferred securities issued by the applicable PWG Trust. The manner of obtaining any such approval of holders of such preferred securities will be set forth in an accompanying prospectus supplement. (Section 9.02) All guarantees and agreements contained in a preferred securities guarantee shall bind the successors, assignees, receivers, trustees and representatives of Paine Webber Group and shall inure to the benefit of the holders of the preferred securities of the applicable PWG Trust then outstanding. Except in connection with a consolidation, merger, conveyance, transfer or lease of assets involving Paine Webber Group that is permitted under the Indenture, Paine Webber Group may not assign its obligations under any preferred securities guarantee. (Section 9.01)


TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

     Each preferred securities guarantee will terminate and be of no further force and effect as to the preferred securities issued by the applicable PWG Trust upon full payment of the redemption price of all preferred securities of such PWG Trust, or upon distribution of the junior subordinated debt securities to the holders of the preferred securities of such PWG Trust in exchange for all the preferred securities issued by such PWG Trust, or upon full payment of the amounts payable upon liquidation of such PWG Trust. Notwithstanding the foregoing, each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the applicable PWG Trust must restore payment of any sums paid under such preferred securities or such preferred securities guarantee. (Article VII)

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     Paine Webber Group's obligations under each preferred securities guarantee to make the Guarantee Payments will constitute an unsecured obligation of Paine Webber Group and will rank (a) subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of Paine Webber Group and any guarantees, endorsements or other contingent obligations of Paine Webber Group in respect of such indebtedness, liabilities or obligations, including the junior subordinated debt securities, except those made pari passu or subordinate by their terms, and (b) senior to all capital stock now or hereafter issued by Paine Webber Group and to any guarantee now or hereafter entered into by Paine Webber Group in respect of any of its capital stock. Paine Webber Group's obligations under each preferred securities guarantee will rank pari passu with each other preferred securities guarantee. (Section 6.02) Because Paine Webber Group is a holding company, Paine Webber Group's obligations under each preferred securities guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of Paine Webber Group's subsidiaries, except to the extent that Paine Webber Group is a creditor of the subsidiaries recognized as such. Each declaration of trust provides that each holder of preferred securities issued by the applicable PWG Trust, by acceptance thereof, agrees to the subordination provisions and other terms of the related preferred securities guarantee.


     Each preferred securities guarantee will constitute a guarantee of payment and not of collection. That is, the guaranteed party may institute a legal proceeding directly against Paine Webber Group to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against any other person or entity. Each preferred securities guarantee will be deposited with the Guarantee Trustee, to be held for the benefit of the holders of the preferred securities issued by the applicable PWG Trust. The Guarantee Trustee shall enforce such preferred securities guarantee on behalf of the holders of such preferred securities. The holders of not less than a majority in aggregate liquidation amount of the preferred securities issued by the applicable PWG Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related preferred securities guarantee, including the giving of directions to the Guarantee Trustee. If the Guarantee Trustee fails to enforce a preferred securities guarantee as above provided, any holder of preferred securities issued by the applicable PWG Trust may institute a legal proceeding directly against Paine Webber Group to enforce its rights under such preferred securities guarantee, without first instituting a legal proceeding against the applicable PWG Trust, or any other person or entity. Notwithstanding the foregoing, if Paine Webber Group has failed to make a Guarantee Payment, a holder of preferred securities may directly institute a proceeding against Paine Webber Group for enforcement of such holder's right to receive payment under the preferred securities guarantee. Paine Webber Group will waive any right or remedy to require that any action be brought first against a PWG Trust or any other person or entity before proceeding directly against Paine Webber Group. (Section 5.04)



CERTIFICATE OF COMPLIANCE


     Paine Webber Group will be required to provide annually to the Guarantee Trustee a statement as to the performance by Paine Webber Group of certain of its obligations under each preferred securities guarantee and as to any default in such performance. Paine Webber Group is required to file annually with the Guarantee Trustee an officer's certificate as to Paine Webber Group's compliance with all conditions to be complied with by it under each preferred securities guarantee. (Section 2.04)


INFORMATION CONCERNING THE GUARANTEE TRUSTEE


     The Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the applicable preferred securities guarantee and, after default with respect to a preferred securities guarantee, shall exercise the same degree of care as a prudent individual would exercise under the circumstances in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby. (Section 3.02)


NEW YORK LAW GOVERNS THE PREFERRED SECURITIES GUARANTEES


     The preferred securities guarantees will be governed by, and construed in accordance with, the laws of the State of New York. (Section 9.06)

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     Junior subordinated debt securities may be issued from time to time in one or more series under an Indenture dated as of December 9, 1996 (the "Indenture") between Paine Webber Group and The Chase Manhattan Bank, as trustee (the "Indenture Trustee"). The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following description summarizes the material terms of the Indenture, and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to provisions of the Indenture.


GENERAL DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES


     The junior subordinated debt securities will be unsecured, junior subordinated obligations of Paine Webber Group. The Indenture does not limit the amount of additional indebtedness Paine Webber Group or any of its subsidiaries may incur. Since Paine Webber Group is a holding company, Paine Webber Group's rights and the rights of its creditors, including the holders of junior subordinated debt securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Paine Webber Group may itself be a creditor with recognized claims against the subsidiary.

     The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that junior subordinated debt securities may be issued thereunder from time to time in one or more series. The junior subordinated debt securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture.

     In the event junior subordinated debt securities are issued to a PWG Trust or a trustee of such PWG Trust in connection with the issuance of trust securities by such PWG Trust, such junior subordinated debt securities subsequently may be distributed pro rata to the holders of such trust securities in connection with the dissolution of such PWG Trust as described in the applicable prospectus supplement. Only one series of junior subordinated debt securities will be issued to a PWG Trust or a trustee of such PWG Trust in connection with the issuance of trust securities by such PWG Trust.


     Reference is made to the prospectus supplement which will accompany this prospectus for the following terms of the series of junior subordinated debt securities being offered thereby, to the extent such terms are applicable to the junior subordinated debt securities:


     - the specific designation of such junior subordinated debt securities, aggregate principal amount and purchase price;

     - any limit on the aggregate principal amount of such junior subordinated debt securities;

     - the date or dates on which the principal of such junior subordinated debt securities is payable and the right, if any, to extend such date or dates;

     - the rate or rates at which such junior subordinated debt securities will bear interest or the method of calculating such rate or rates, if any;

     - the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates;

     - the right, if any, to extend the interest payment periods and the duration of such extension;

     - the period or periods within which, the price or prices at which, and the terms and conditions upon which, such junior subordinated debt securities may be redeemed, in whole or in part, at the option of Paine Webber Group;

     - the obligation, if any, of Paine Webber Group to redeem or purchase such junior subordinated debt securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such junior subordinated debt securities shall be redeemed or purchased, in whole or part, pursuant to such obligation;

     - any applicable United States Federal income tax consequences, including whether and under what circumstances Paine Webber Group will pay additional amounts on the junior subordinated debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether Paine Webber Group will have the option to redeem such junior subordinated debt securities rather than pay such additional amounts;

     - the form of such junior subordinated debt securities;

     - if other than denominations of $25 or any integral multiple thereof, the denominations in which such junior subordinated debt securities shall be issuable;

     - any and all other terms with respect to such series, including any modification of or additions to the events of default or covenants provided for with respect to the junior subordinated debt securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the Indenture; and

     - whether such junior subordinated debt securities are issuable as a global security, and in such case, the identity of the depositary. (Section 2.01)

     Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debentures will be issued in United States dollars in fully registered form without coupons in denominations of $25 or integral multiples thereof. Junior subordinated debt securities may be presented for exchange and junior subordinated debt securities in registered form may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the junior subordinated debt securities and the applicable prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indenture. Junior subordinated debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

     Junior subordinated debt securities may bear interest at a fixed rate or a floating rate. Junior subordinated debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States Federal income tax considerations applicable to any such discounted junior subordinated debt securities or to certain junior subordinated debt securities issued at par which are treated as having been issued at a discount for United States Federal income tax purposes will be described in the applicable prospectus supplement.

CERTAIN COVENANTS OF PAINE WEBBER GROUP APPLICABLE TO THE JUNIOR SUBORDINATED DEBT SECURITIES


     If junior subordinated debt securities are issued to a PWG Trust in connection with the issuance of trust securities by such PWG Trust, Paine Webber Group will covenant in the Indenture that, so long as the preferred securities of such PWG Trust remain outstanding, Paine Webber Group will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect such common or preferred stock if at such time:



     - Paine Webber Group shall be in default with respect to its Guarantee Payments or other payment obligations under the related preferred securities guarantee or



     - there shall have occurred any Indenture Event of Default with respect to such junior subordinated debt securities.

     However, the foregoing restrictions shall not apply to:



     - dividends, redemptions, purchases, acquisitions, distributions or payments made by Paine Webber Group by way of issuance of shares of its capital stock,



     - payments of accrued dividends by Paine Webber Group upon the redemption, exchange or conversion of any preferred stock of Paine Webber Group as may be outstanding from time to time in accordance with the terms of such preferred stock or



     - cash payments made by Paine Webber Group in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of Paine Webber Group as may be outstanding from time to time in accordance with the terms of such preferred stock.


     In addition, if junior subordinated debt securities are issued to a PWG Trust in connection with the issuance of trust securities by such PWG Trust, for so long as the preferred securities of such PWG Trust remain outstanding, Paine Webber Group has agreed


     - to remain the sole direct or indirect owner of all the outstanding common securities issued by such PWG Trust and not to cause or permit such common securities to be transferred except to the extent permitted by the declaration of such PWG Trust, provided that any permitted successor of Paine Webber Group under the Indenture may succeed to Paine Webber Group's ownership of such common securities,



     - to comply fully with all its obligations and agreements under such declaration of trust, and



     - not to take any action which would cause such PWG Trust to cease to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of junior subordinated debt securities.


SUBORDINATION OF THE JUNIOR SUBORDINATED DEBENTURES


     The Indenture provides that the junior subordinated debt securities are subordinate and junior in right of payment to all Senior Indebtedness of Paine Webber Group. No payment by Paine Webber Group on account of principal of (or premium, if any) or any interest on the junior subordinated debt securities may be made if any default or event of default with respect to any Senior Indebtedness shall have occurred and be continuing and written notice thereof shall have been given to the Indenture Trustee by Paine Webber Group or to Paine Webber Group and the Indenture Trustee by the holders of at least 10% in principal amount of any kind or category of any Senior Indebtedness, or a representative or trustee on their behalf. Upon any acceleration of the principal due on the junior subordinated debt securities or any payment or distribution of assets of Paine Webber Group to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness must be paid in full before the holders of junior subordinated debt securities will be entitled to receive or retain any payment, other than shares of stock or subordinated indebtedness provided by a plan of reorganization or adjustment which does not alter the rights of holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of the junior subordinated debt securities are to be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of Paine Webber Group applicable to Senior Indebtedness until the junior subordinated debt securities are paid in full. By reason of such subordination, in the event of insolvency, creditors of Paine Webber Group who are holders of Senior Indebtedness, as well as general creditors of Paine Webber Group, may recover more, ratably, than the holders of the junior subordinated debt securities. If this prospectus is being delivered in connection with a series of junior subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

     The term "Senior Indebtedness" shall mean

     - the principal of, premium, if any, and accrued and unpaid interest on (a) indebtedness of Paine Webber Group for money borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, (b) guarantees by Paine Webber Group of indebtedness for money borrowed by any other person, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, (c) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which Paine Webber Group is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, and (d) obligations of Paine Webber Group under any agreement to lease, or any lease of, any real or personal property, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed,

     - any other indebtedness, liability or obligation, contingent or otherwise, of Paine Webber Group and any guarantee, endorsement or other contingent obligation of Paine Webber Group in respect of any indebtedness, liability or obligation, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, and

     - modifications, renewals, extensions and refundings of any such indebtedness, liabilities, obligations or guarantees;


unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liabilities, obligations or guarantees, or such modification, renewal, extension or refunding thereof, are not superior in right of payment to the junior subordinated debt securities. However, Senior Indebtedness shall not include any obligation of Paine Webber Group to any subsidiary. The junior subordinated debt securities of any series are not superior in right of payment to the securities of any series, or coupons appertaining thereto, issued pursuant to the Indenture dated as of March 15, 1988, between Paine Webber Group and Chase Manhattan Bank Delaware (formerly known as Chemical Bank (Delaware)), as amended or supplemented from time to time, or any securities ranking pari passu in right of payment with any such securities or coupons, all of which shall constitute Senior Indebtedness. Notwithstanding anything to the contrary in the Indenture or the junior subordinated debt securities, Senior Indebtedness shall not include any indebtedness of Paine Webber Group which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to, or pari passu with, the junior subordinated debt securities. The Indenture does not contain any limitation on the amount of Senior Indebtedness that can be incurred by Paine Webber Group.


     Paine Webber Group's rights and the rights of its creditors, including holders of Senior Indebtedness and junior subordinated debt securities, to participate in any distribution of assets of any subsidiary of Paine Webber Group upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Paine Webber Group itself as a creditor of the subsidiary may be recognized. Also, dividend payments and advances to Paine Webber Group by PaineWebber Incorporated are restricted by the provisions of the net capital rules of the Securities and Exchange Commission and the New York Stock Exchange and covenants in various loan agreements. The operations of Paine Webber Group are conducted through its subsidiaries and, therefore, Paine Webber Group is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the Senior Indebtedness and junior subordinated debt securities. The Senior Indebtedness and junior subordinated debt securities will be effectively subordinated to all liabilities and obligations of Paine Webber Group's subsidiaries.

INDENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Indenture Event of Default" with respect to a series of junior subordinated debt securities:

          (a) failure for 30 days to pay interest on the junior subordinated debt securities of such series when due; provided that a valid extension of the interest payment period by Paine Webber Group shall not constitute a default in the payment of interest for this purpose;

          (b) failure to pay principal of or premium, if any, on the junior subordinated debt securities of such series when due whether at maturity, upon redemption, by declaration or otherwise, or to make any sinking fund or analogous payment with respect to junior subordinated debt securities of such series;

          (c) failure to observe or perform any other covenant contained in the Indenture with respect to such series for 90 days after written notice to Paine Webber Group from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding junior subordinated debt securities of such series; or

          (d) certain events in bankruptcy, insolvency or reorganization of Paine Webber Group.


In each and every such case, unless the principal of all the junior subordinated debt securities of such series shall have already become due and payable, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debt securities of such series then outstanding, by notice in writing to Paine Webber Group, and to the Indenture Trustee if given by such holders, may declare the principal of all the junior subordinated debt securities of such series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. (Section 6.01)


     The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities of the applicable series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. (Section 6.06) The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated debt securities of such series may declare the principal due and payable immediately upon an Indenture Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of junior subordinated debt securities of such series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee. (Sections 6.01 and 6.06)


     The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities of a series may, on behalf of the holders of all the junior subordinated debt securities of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest on junior subordinated debt securities of such series, unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee, or a call for redemption of junior subordinated debt securities of such series. (Section 6.06) Paine Webber Group is required to file annually with the Indenture Trustee a certificate as to whether or not Paine Webber Group is in compliance with all the conditions and covenants under the Indenture. (Section 5.03)


     If a series of junior subordinated debt securities is issued to a PWG Trust in connection with the issuance of trust securities of such PWG Trust, then, under the applicable declaration of trust, an Indenture Event of Default with respect to such series of junior subordinated debt securities will constitute a Declaration Event of Default.

MODIFICATION OF THE INDENTURE

     The Indenture provides that Paine Webber Group and the Indenture Trustee may, without the consent of any holders of junior subordinated debt securities, enter into supplemental indentures for the purposes, among other things, of adding to Paine Webber Group's covenants, adding additional Events of Default, establishing the form or terms of any series of junior subordinated debt securities or, provided such action shall not adversely affect the interests of the holders of any series of junior subordinated debt securities in any material respect, curing ambiguities or inconsistencies in such Indenture or making other provisions. (Section 9.01)

     The Indenture contains provisions permitting Paine Webber Group and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding junior subordinated debt securities of each series affected thereby, to modify the Indenture or any supplemental indenture affecting the rights of the holders of such junior subordinated debt securities. However, no such modification may, without the consent of the holder of each outstanding junior subordinated debt security affected thereby, (a) extend the fixed maturity of any junior subordinated debt securities of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each junior subordinated debt security so affected, or (b) reduce the percentage of junior subordinated debt securities, the holders of which are required to consent to any such modification, without the consent of the holders of each junior subordinated debt security then outstanding and affected thereby. (Section 9.02)

BOOK ENTRY AND SETTLEMENT

     If any junior subordinated debt securities of a series are represented by one or more global securities (each, a "Global Security"), the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for junior subordinated debt securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of, and any premium and interest on, a Global Security will be payable in the manner described in the applicable prospectus supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of junior subordinated debt securities to be represented by a Global Security will be described in the applicable prospectus supplement.

CONSOLIDATION, MERGER AND SALE OF PAINE WEBBER GROUP

     The Indenture provides that Paine Webber Group, without the consent of the holders of any of the junior subordinated debt securities, may consolidate with or merge into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person or may acquire or lease the assets of any Person substantially as an entirety or may permit any Person to consolidate with or merge into Paine Webber Group or convey, transfer or lease its properties and assets substantially as an entirety to Paine Webber Group provided that:


     - the successor is a corporation organized under the laws of any domestic jurisdiction;



     - the successor corporation, if other than Paine Webber Group, assumes Paine Webber Group's obligations under the Indenture and the junior subordinated debt securities issued thereunder;



     - immediately after giving effect to the transaction, no Event of Default and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and



     - certain other conditions are met. (Section 10.01)


DEFEASANCE AND DISCHARGE OF OBLIGATIONS UNDER JUNIOR SUBORDINATED DEBENTURES

     Under the terms of the Indenture, Paine Webber Group will be discharged from any and all obligations in respect of the junior subordinated debt securities of a series (except in each case for certain obligations to register the transfer or exchange of such junior subordinated debt securities, replace stolen, lost or mutilated junior subordinated debt securities of such series, maintain paying agencies and hold moneys for payment in trust) if:

     - Paine Webber Group irrevocably deposits with the Indenture Trustee cash or U.S. Government Obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding junior subordinated debt securities of such series;

     - such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which Paine Webber Group is a party or by which it is bound;

     - Paine Webber Group delivers to the Indenture Trustee an opinion of counsel to the effect that the holders of the junior subordinated debt securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and that such defeasance will not otherwise alter holders' United States Federal income tax treatment of principal, premium and interest payments on the junior subordinated debt securities of such series (such opinion must be based on a ruling of the Internal Revenue Service or a change in United States Federal income tax law occurring after the date of the Indenture, since such a result would not occur under current tax law);

     - Paine Webber Group delivers to the Indenture Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by such provision have been complied with; and

     - no event or condition shall exist that, pursuant to the subordination provisions applicable to the junior subordinated debt securities of such series, would prevent Paine Webber Group from making payments of principal of, premium, if any, and interest on the junior subordinated debt securities of such series at the date of the irrevocable deposit referred to above. (Section 11.01)


NEW YORK LAW GOVERNS THE INDENTURE AND THE JUNIOR SUBORDINATED DEBT SECURITIES


     The Indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 13.05)

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Indenture Trustee, prior to an Indenture Event of Default, undertakes to perform only such duties as are specifically set forth in the Indenture and, during an Indenture Event of Default, shall exercise and use the same degree of care and skill as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs. (Section 7.01) Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of junior subordinated debt securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. (Section 7.02) The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01)

     The Chase Manhattan Bank is a depositary for funds and performs other services for, and transacts other banking business with, Paine Webber Group in the normal course of business.


ASSIGNMENT OF RIGHTS OR OBLIGATIONS BY PAINE WEBBER GROUP


     Paine Webber Group will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of Paine Webber Group; provided that, in the event of any such assignment, Paine Webber Group will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties to the Indenture and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties to the Indenture other than by Paine Webber Group to a successor or purchaser pursuant to a consolidation, merger or sale permitted by the Indenture. (Section 13.11)

                                 ERISA MATTERS


     Paine Webber Group Inc., PaineWebber Incorporated and other affiliates of Paine Webber Group and the property trustee and its affiliates may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to many employee benefit plans ("Plans") that are subject to ERISA or described in Section 4975 of the Code. The purchase of offered securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code, including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code, and with respect to which Paine Webber Group Inc., PaineWebber Incorporated, PaineWebber International (U.K.) Ltd. or any other affiliate of Paine Webber Group and the property trustee and its affiliates is a service provider, or otherwise is a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such offered securities are acquired under and in accordance with an applicable exemption issued by the U.S. Department of Labor. In addition, ERISA imposes specific requirements on fiduciaries of Plans subject to ERISA, namely, that they make prudent investments, diversify investments, make investments in accordance with the terms of the Plan documents and in the best interests of Plan participants and beneficiaries. In addition, a Plan fiduciary considering the purchase of offered securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. Therefore, a Plan fiduciary should consider whether the purchase of offered securities could result in a delegation of fiduciary authority to the property trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making this determination, it should be borne in mind that, prior to an Event of Default with respect to the junior subordinated debentures, the property trustee will have only limited custodial and ministerial authority with respect to trust assets. Any pension or other employee benefit plan proposing to acquire any offered securities should determine that the offered securities are an appropriate investment in light of ERISA's fiduciary standards and consult with its counsel to determine that the investment is not otherwise prohibited under ERISA or the Code.


                              PLAN OF DISTRIBUTION

     Paine Webber Group may sell any series of junior subordinated debt securities and the PWG Trusts may sell the preferred securities being offered hereby:

     - directly to one or more purchasers,

     - through agents designated from time to time, and/or

     - through underwriters or dealers or a group of underwriters.

The applicable prospectus supplement will set forth the terms of the offering of any securities offered thereby, including the name or names of any underwriters, the purchase price of the offered securities and the proceeds to Paine Webber Group and/or any PWG Trust from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed. If a bidding or auction process is utilized, it will be described in the applicable prospectus supplement.

     If underwriters are used in the sale, offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Offered securities may be sold directly by Paine Webber Group or through agents designated by Paine Webber Group from time to time. Any agent involved in the offer or sale of offered securities will be named, and any commissions payable by Paine Webber Group to such agents will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the applicable prospectus supplement, Paine Webber Group will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase offered securities from Paine Webber Group at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commission payable for the solicitation of such contracts.

     Any underwriters, dealers or agents participating in the distribution of offered securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of offered securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with Paine Webber Group to indemnification by Paine Webber Group against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect to contribution. Agents and underwriters may be customers of, engage in transactions with, or perform services for, Paine Webber Group in the ordinary course of business.

     All offered securities will be a new issue of securities with no established trading market. Certain agents through whom, and underwriters to whom, offered securities are sold by Paine Webber Group for public offering and sale may make a market in such offered securities, but such agents and underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities.

     PaineWebber Incorporated or one or more other affiliates of Paine Webber Group may participate in distributions of the offered securities. All distributions of the offered securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

     Affiliates of Paine Webber Group, including Paine Webber Incorporated and Paine Webber International (U.K.) Ltd., may use this prospectus and the related prospectus supplement in connection with offers and sales of the offered securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at negotiated prices related to market prices at the time of sale.

                          FORWARD LOOKING INFORMATION

     Certain items in this prospectus are forward-looking statements. The matters referred to in such forward-looking statements could be affected by many factors, including (without limitation) general economic and financial conditions, the level and volatility of interest rates, currency and security valuations, competitive conditions, counterparty risk, transactional volume, market liquidity, the impact of current, pending and future legislation and regulation and other risks and uncertainties. Paine Webber Group disclaims any obligation or undertaking to update publicly or revise any forward-looking statements.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the preferred securities will be passed upon by Richards, Layton & Finger, Wilmington, Delaware. The validity of the preferred securities guarantees and the junior subordinated debt securities and certain other matters will be passed upon for Paine Webber Group by Cravath, Swaine & Moore, New York, New York and for the agents or underwriters, if any, by Brown & Wood LLP, New York, New York. Cravath, Swaine & Moore and Brown & Wood LLP act from time to time as legal counsel to Paine Webber Group and its subsidiaries on various matters.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements (and schedules) included in Paine Webber Group's Annual Report on Form 10-K for the year ended December 31, 1997, as set forth in their report, which is incorporated in this prospectus by reference. Paine Webber Group's consolidated financial statements are incorporated by reference in reliance on their report, given their authority, as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              PREFERRED SECURITIES

                             PWG CAPITAL TRUST III

                             % PREFERRED TRUST SECURITIES
                           FULLY AND UNCONDITIONALLY
                                 GUARANTEED BY

                            PAINE WEBBER GROUP INC.

  ------------------------------------------------------------------------------

                             PROSPECTUS SUPPLEMENT

  ------------------------------------------------------------------------------

                            PAINEWEBBER INCORPORATED

  ------------------------------------------------------------------------------

                                           , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 9, 1999


PROSPECTUS

                            PAINE WEBBER GROUP INC.

                        BY THIS PROSPECTUS, WE MAY OFFER
                             UP TO $706,250,000 OF:

                                DEBT SECURITIES

                             ---------------------

     Paine Webber Group intends to issue from time to time, in one or more series, senior debt securities and/or subordinated debt securities. Each of these debt securities will be a direct unsecured obligation of Paine Webber Group and will be offered to the public on terms to be determined at the time of sale. The debt securities may be sold for U.S. dollars, foreign currencies or composite currencies.

                             ---------------------

     We will provide specific terms of the debt securities of Paine Webber Group in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

     This prospectus may not be used to consummate sales of debt securities unless accompanied by a prospectus supplement.

                The date of this prospectus is           , 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference rooms at 450 Fifth Street, NW, Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.

     This prospectus is a part of the registration statement on Form S-3 and the related amendments and exhibits filed with the Securities and Exchange Commission. This prospectus does not contain all of the information in the registration statement. Please refer to the registration statement and its exhibits for further information regarding Paine Webber Group and the offered securities.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents of Paine Webber Group listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities.

     - Annual Report on Form 10-K for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and


     - Current Reports on Form 8-K, filed on July 15, 1998, October 13, 1998 and January 19, 1999.


     You may request a copy of these filings at no cost, by writing or telephoning us at the following address: Assistant Secretary, Paine Webber Group Inc., 1285 Avenue of the Americas, New York, New York 10019, telephone (212) 713-3224.

     You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front of those documents only.

                               PAINE WEBBER GROUP


     Paine Webber Group Inc. is a holding company which, together with its operating subsidiaries, forms one of the largest full-service securities and commodities firms in the industry. Founded in 1879, Paine Webber Group employs approximately 17,772 people in 303 offices worldwide.


     Paine Webber Group's principal line of business is to serve the investment and capital needs of individual and institutional clients through its broker-dealer subsidiary, PaineWebber Incorporated, and other specialized subsidiaries. These activities are conducted through interrelated business groups, which utilize common operational and administrative personnel and facilities. Paine Webber Group holds memberships in all major securities and commodities exchanges in the United States, and makes a market in many securities traded on the National Association of Securities Dealers Nasdaq Stock Market or in other over-the-counter markets.

     The private client group consists primarily of a domestic branch office system and consumer product groups through which PaineWebber and certain other subsidiaries provide clients with financial services and products, including the purchase and sale of securities, option contracts, commodity and financial futures contracts, fixed income instruments, mutual funds, trusts, wrap-free assets and selected insurance products. Paine Webber Group may act as a principal or agent in providing these services. Fees charged vary according to the size and complexity of a transaction, and the activity level of a client's account. Also, part of the private client group is the municipal securities group, which structures, underwrites, sells and trades taxable and tax-exempt issues for municipal and public agency clients.

     The capital markets group is comprised of research, global fixed income, commercial real estate, global equities and investment banking groups.

     The research group provides investment advice to institutional and individual investors, and other business areas of Paine Webber Group, on approximately 800 companies in 61 industry sectors.

     Through the global fixed income and global equities groups, Paine Webber Group places securities for, and executes trades on behalf of, institutional clients, both domestically and internationally. To facilitate client transactions or for Paine Webber Group's product development efforts, Paine Webber Group takes positions in fixed income securities, listed and over-the-counter equity securities and holds direct equity investments in partnerships and other entities that invest in fixed income securities, equity securities and other financial instruments.

     The commercial real estate group provides a full range of capital market services to real estate clients, including underwriting of debt and equity securities, principal lending, debt restructuring, property sales and bulk sales services, and a broad range of other advisory services.

     Through the investment banking group, Paine Webber Group provides financial advice to, and raises capital for, a broad range of domestic and international corporate clients. Investment banking manages and underwrites public and private offerings, participates as an underwriter in syndicates of public offerings managed by others, and provides advice in connection with mergers and acquisitions, restructurings and recapitalizations.

     The asset management group is comprised of Mitchell Hutchins Asset Management Inc., including Mitchell Hutchins Investment Advisory division, Mitchell Hutchins Institutional Investors Inc., Financial Counselors Inc. and NewCrest Advisors Inc. The asset management group provides investment advisory and portfolio management services to mutual funds, institutions, pension funds, endowment funds, individuals and trusts.

     The transaction services group includes correspondent services, prime brokerage and securities lending businesses, and specialist trading. Through Correspondent Services Corporation, Paine Webber Group provides execution and clearing services to broker-dealers in the U.S. and overseas.

     Paine Webber Group's businesses operate in one of the nation's most highly regulated industries. Violations of applicable regulations can result in the revocation of broker-dealer licenses, the imposition of censures or fines, and the suspension or expulsion of a firm, its officers or employees. Paine Webber Group's business is regulated by various agencies, including the Securities and Exchange Commission, the New York Stock Exchange, the Commodity Futures Trading Commission, the National Association of Securities Dealers, Inc. and the Securities and Futures Authority, a regulatory body in the United Kingdom.

     Paine Webber Group's principal executive offices are located at 1285 Avenue of the Americas, New York, New York 10019 (Telephone: (212) 713-2000).

     For purposes of the foregoing description, all references to the Paine Webber Group refer collectively to Paine Webber Group Inc. and its operating subsidiaries, unless the context otherwise requires, and all references to "PaineWebber" refer to PaineWebber Incorporated.

                                USE OF PROCEEDS

     The net proceeds to be received by Paine Webber Group from the sale of the debt securities offered hereby will be used for general corporate purposes, including, but not limited to, funding investments in or extensions of credit to subsidiaries, repayments of indebtedness of Paine Webber Group or its subsidiaries, and possible acquisitions. The precise amount and timing of the application of the funds will depend upon future requirements and the availability of other funds to Paine Webber Group and its subsidiaries. Management of Paine Webber Group expects that Paine Webber Group and its subsidiaries will engage in additional financings as needs arise.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows the ratio of earnings to fixed charges for Paine Webber Group for the five-year period ended December 31, 1997, and the nine-month period ended September 30, 1998.

       FISCAL YEAR ENDED           NINE MONTHS ENDED
          DECEMBER 31              SEPTEMBER 30, 1998
--------------------------------   ------------------
1993   1994   1995   1996   1997
----   ----   ----   ----   ----
1.3    1.0    1.1    1.3    1.2           1.2

     For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of income before taxes and fixed charges, "Fixed charges" consist principally of interest expense incurred on securities sold under repurchase agreements, short-term and long-term borrowings, debt issued to affiliated trusts, and that portion of rental expense estimated to be representative of the interest factor.

                           DESCRIPTION OF SECURITIES

     Senior debt securities are to be issued under an Indenture dated as of March 15, 1988, as amended by a supplemental indenture dated as of September 22, 1989, and by a supplemental indenture dated as of March 22, 1991, between Paine Webber Group and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the "Senior Indenture"). Subordinated debt securities are to be issued under an Indenture dated as of March 15, 1988, as amended by a supplemental indenture dated as of September 22, 1989, by a supplemental indenture dated as of March 22, 1991, and by a supplemental indenture dated as of November 30, 1993, between Paine Webber Group and Chase Manhattan Bank Delaware (formerly known as Chemical Bank Delaware), as trustee (the "Subordinated Indenture"). Together, the senior debt securities and the subordinated debt securities are referred to as the debt securities. The Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture") are filed as exhibits to the registration statement. Paine Webber Group may enter into one or more additional indentures providing for senior securities or subordinated debt securities with one or more banking institutions organized under the laws of the United States or any state serving as trustee. Reference is made to the prospectus supplement for information regarding the Indenture under which the debt securities in respect of which this prospectus is being delivered will be issued.

     The statements under this heading are subject to the detailed provisions of each Indenture. Whenever particular provisions of the Indentures or terms defined therein are referred to, such provisions or definitions are incorporated by reference herein as a part of the statements made and the statements are qualified in their entirety by such reference.


GENERAL DESCRIPTION OF THE DEBT SECURITIES


     The debt securities of a series may be issued in fully registered form without coupons ("Registered Securities") or in bearer form with or without coupons attached ("Bearer Securities") or both. Debt securities of a series may also be issued in whole or in part in the form of one or more global securities (each, a "Global Security"). Unless otherwise specified in the applicable prospectus supplement, the debt securities will be only Registered Securities. Registered Securities which are book-entry securities ("Book-Entry Securities") may be issued in the form of registered Global Securities. Debt securities denominated in U.S. dollars will be issued, unless otherwise set forth in the applicable prospectus supplement, in denominations of $1,000 or an integral multiple thereof for Registered Securities, and only in the denomination of $5,000 for Bearer Securities. (Section 302)

     Neither of the Indentures limits the aggregate principal amount of debt securities which may be issued thereunder. The debt securities will be direct, unsecured obligations of Paine Webber Group. The subordinated debt securities will be subordinated in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to the prior payment in full of all Superior Indebtedness as described below under "Subordination".


     If any of the debt securities are sold for any foreign currency or composite currency or if principal of, or premium, if any, or any interest on any of the debt securities is payable in any foreign currency or composite currency, the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to such issue of debt securities and such foreign currency or composite currency will be set forth in the prospectus supplement relating thereto.



     If the amount of payments of principal of, or premium, if any or any interest on any of the debt securities is determined with reference to any type of index or formula or changes in prices of particular securities, currencies, intangibles, goods, articles or commodities, the Federal income tax consequences, specific terms and other information with respect to such issue of debt securities and such index or formula, securities, currencies, intangibles, goods, articles or commodities will be set forth in the prospectus supplement relating thereto.



     The debt securities may be issued in one or more series with the same or various maturities at or above par or with an original issue discount. Certain debt securities may be issued which provide for an amount less than the principal amount thereof to be due and payable in the event of an acceleration of the maturity thereof (each an "Original Issue Discount Security"), including by reason of redemption or early repayment. Original Issue Discount Securities may bear no interest or may bear interest at a rate which at the time of issuance is below market rates and will be sold at a discount, which may be substantial, below their stated principal amount. Certain Original Issue Discount Securities may be issued with original issue discount for United States Federal income tax purposes. The prospectus supplement with respect to any offered securities issued with such original issue discount will contain a discussion of Federal income tax considerations with respect thereto.


     Reference is made to the prospectus supplement for the following terms of the offered securities:

     - the title and any limit on the aggregate principal amount of the offered securities and whether the offered securities are senior debt securities or subordinated debt securities;

     - the percentage of their principal amount at which the offered securities will be issued;

     - the date or dates on which the offered securities will mature;

     - the rate or rates (which may be fixed or variable) per annum, if any, at which the offered securities will bear interest or the method of determining such rate or rates;

     - the date or dates from which such interest, if any, will accrue and the date or dates at which such interest, if any, will be payable;

     - the place where the principal of, and premium, if any, and interest, if any, on the offered securities will be payable;

     - the terms for redemption or early repayment, if any, including any mandatory or optional sinking fund or analogous provision;

     - the terms, if any, on which the offered securities may be converted into or exchanged for stock or other securities of Paine Webber Group or other entities, any specific terms relating to the adjustment thereof and the period during which the offered securities may be so converted or exchanged;

     - the principal amount of any offered securities which are Original Issue Discount Securities that is payable upon acceleration of the maturity of such offered securities;

     - if other than U.S. dollars, the currency, currencies, composite currency or composite currencies for which the offered securities may be purchased and the currency, currencies, composite currency or composite currencies in which the payment of principal of, or premium, if any, or any interest on such offered securities will be made and, if Paine Webber Group or the holders of offered securities may elect to receive such payment in a currency, currencies, composite currency or composite currencies other than that in which the offered securities are stated to be payable, then, the period or periods within which, and the terms and conditions upon which, such election may be made and, if the amount of such payments may be determined with reference to an index based on a currency, currencies, composite currency or composite currencies other than that in which the offered securities are stated to be payable, then the manner in which such amounts shall be determined;

     - whether the offered securities will be issued as Registered Securities or Bearer Securities or both and the terms upon which any Bearer Securities of such series may be exchanged for Registered Securities of such series;

     - whether the offered securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the depositary or depositaries for such Global Security or Securities;

     - if a temporary Global Security is to be issued with respect to some of or all the offered securities, any requirements for certification of ownership by non-United States persons that will apply prior to (a) the issuance of a definitive debt security or (b) the payment of interest on an interest payment date that occurs before the issuance of a definitive debt security;

     - if a temporary Global Security is to be issued with respect to some of or all the offered securities, the terms upon which interests in such temporary Global Security may be exchanged for interests in a definitive Global Security or for definitive debt securities and the terms upon which interests in a definitive Global Security, if any, may be exchanged for definitive Securities;

     - whether and under what circumstances Paine Webber Group will pay additional amounts to certain holders of offered securities in respect of any tax, assessment or governmental charge required to be withheld or deducted and, if so, whether Paine Webber Group will have the option to redeem such offered securities rather than pay any additional amounts;

     - if the amount of payments of principal of, or premium, if any, or any interest on the offered securities may be determined with reference to an index based on the prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities, or otherwise by application of a formula, the manner in which such amounts shall be determined;

     - any additional Events of Default (as defined below under "Events of Default, Notice and Waiver") or restrictive covenants provided for with respect to the offered securities; and

     - any other terms of the offered securities not inconsistent with the applicable Indenture.


     If any offered securities are Bearer Securities, the prospectus supplement will describe any applicable restrictions, including, without limitation, any restrictions required to comply with United States Federal income tax laws and regulations, on the offer, sale and delivery of such Bearer Securities in addition to those set forth under "Limitations on Issuance of Bearer Securities."


     Each Indenture provides that, at the option of Paine Webber Group, interest on the Registered Securities of any series that bears interest may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the security register. (Section 301)


     The Indentures do not prohibit:



          - a consolidation, merger or sale of assets or other similar transactions that may adversely affect the creditworthiness of Paine Webber Group or a successor or combined entity,



          - a change of control of Paine Webber Group, or



          - leveraged transactions involving Paine Webber Group, whether or not involving a change of control.


     In addition, under the terms of the Indentures Paine Webber Group is entitled to defease the offered securities. As a result, the Indentures do not protect holders against a substantial decline in the value of the offered securities which may result from the aforementioned transactions.

EXCHANGE, REGISTRATION AND TRANSFER


     Registered Securities, other than a Global Security, except as provided below, of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of any authorized denominations. In addition, if debt securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the holder, and subject to the terms of the applicable Indenture, Bearer Securities, with all unmatured coupons, except as provided below, and all matured coupons in default, of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities with coupons appertaining thereto surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable on such date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)


     No service charge will be made for any transfer or exchange of the debt securities, but Paine Webber Group may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. (Section
305)


     Debt securities may be presented for exchange as provided above, and Registered Securities, other than a Global Security, except as provided below, may be presented for registration of transfer, duly endorsed, or accompanied by a satisfactory instrument of transfer, at the office of the security registrar or at the office of any transfer agent designated by Paine Webber Group for such purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Paine Webber Group has appointed The Chase Manhattan Bank as security registrar for each Indenture. (Section 305) If a prospectus supplement refers to any transfer agents, in addition to the security registrar, initially designated by Paine Webber Group with respect to any series of debt securities, Paine Webber

Group may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. However, if debt securities of a series are issuable solely as Registered Securities, Paine Webber Group will be required to maintain a transfer agent in each Place of Payment for such series and, if debt securities of a series are issuable as Bearer Securities, Paine Webber Group will be required to maintain, in addition to the security registrar, a transfer agent in a Place of Payment for such series located outside the United States. Paine Webber Group may at any time designate additional transfer agents with respect to any series of debt securities. (Section 1002)


     Paine Webber Group shall not be required to:

     - issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on (a) if debt securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (b) if debt securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption;

     - register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or

     - exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is simultaneously surrendered for redemption. (Section 305)

     For a discussion of restrictions on the exchange, registration and transfer of Global Securities, see "Global Securities" below.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and premium, if any, and any interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents outside the United States as Paine Webber Group may designate from time to time and payment of interest on Bearer Securities with coupons appertaining thereto will be made only against surrender of the coupon relating to the applicable interest payment date. (Sections 311 and 1002) Unless otherwise indicated in an applicable prospectus supplement, no payment with respect to any Bearer Security will be made at any office or agency of Paine Webber Group in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and premium, if any, and any interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of Paine Webber Group's paying agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

     Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and premium, if any, and any interest on Registered Securities will be made at the office of such paying agent or paying agents as Paine Webber Group may designate from time to time, except that at the option of Paine Webber Group payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. (Section 301) Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in an applicable prospectus supplement, the Corporate Trust Office of The Chase Manhattan Bank in the Borough of Manhattan, The City of New York, will be designated as Paine Webber Group's paying agent in the Borough of Manhattan, The City of New York, for payments with respect to offered securities, subject to the limitation described above in the case of Bearer Securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by Paine Webber Group for the offered securities will be named in an applicable prospectus supplement. Paine Webber Group may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, if debt securities of a series are issuable solely as Registered Securities, Paine Webber Group will be required to maintain a paying agent in each Place of Payment for such series and, if debt securities of a series are issuable as Bearer Securities, Paine Webber Group will be required to maintain (a) a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any Registered Securities of the series, and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise, and (b) a paying agent in a Place of Payment located outside the United States where debt securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. If any of the debt securities of such series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, Paine Webber Group will maintain a paying agent in London, Luxembourg or any other required city located outside the United States, as the case may be, for the debt securities of such series. (Section 1002)


     All money paid by Paine Webber Group to a paying agent for the payment of principal of or premium, if any, or any interest on any debt security or coupon that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to Paine Webber Group and the Holder of such debt security or coupon will thereafter look only to Paine Webber Group for payment thereof. (Section 1003)

     If so specified in an applicable prospectus supplement, Paine Webber Group may, at its option, defer payments of interest otherwise payable on an interest payment date for a period and upon the terms and conditions described in such prospectus supplement.

GLOBAL SECURITIES

     If so specified in an applicable prospectus supplement, all or any portion of the debt securities of a series may be issued in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (a "Depositary") identified in the prospectus supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to such series. Unless otherwise specified in the applicable prospectus supplement, Paine Webber Group anticipates that the following provisions will apply to all depositary arrangements.


     Debt securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters of such debt securities, by certain agents of Paine Webber Group or by Paine Webber Group, if such debt securities are offered and sold directly by Paine Webber Group. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants in such Depositary. Ownership of a beneficial interest in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee, with respect to participants' interests, for such Global Security or by participants or persons that hold through participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the Indenture governing such debt securities. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have debt securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such debt securities. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary for such Global Security and, if such person is not a participant, on the procedures of the participant and, if applicable, the indirect participant, through which such person owns its interest, to exercise any rights of a holder under such Indenture.

     Subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities," payment of principal of and premium, if any, and any interest on debt securities registered in the name of or held by a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such debt securities. None of Paine Webber Group, the trustee for such debt securities, any paying agent, any Authenticating Agent or the Security Registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security representing such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 307)

     Paine Webber Group expects that the Depositary for debt securities, upon receipt of any payment of principal of or premium, if any, or any interest on a definitive Global Security representing such debt securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of such Depositary. Paine Webber Group also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal of or premium, if any, or any interest on such Global Security will be subject to the restrictions discussed under "Limitation on Issuance of Bearer Securities."

     Unless and until it is exchanged in whole for debt securities in definitive form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 312) If a Depositary for debt securities of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Paine Webber Group within ninety days, Paine Webber Group will issue debt securities of such series in like tenor and terms in definitive registered form in exchange for the Global Security or Global Securities representing all such debt securities. Further, an owner of a beneficial interest in a Global Security representing debt securities of a series may, on terms acceptable to Paine Webber Group and the Depositary for such Global Security, receive debt securities of such series in definitive registered form. In addition, Paine Webber Group may at any time and in its sole discretion determine not to have any debt securities of a series represented by Global Securities and, in such event, will issue debt securities of such series in like tenor and terms in definitive registered form in exchange for the Global Security or Global Securities representing all such debt securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of debt securities of the series represented by such Global Security equal in aggregate principal amount to such beneficial interest and to have such debt securities registered in the name of the owner of such beneficial interest. (Section 312)

     If so specified in an applicable prospectus supplement, all or any portion of the debt securities of a series that are issuable as Bearer Securities initially will be represented by one or more temporary Global

Securities, with one or more coupons or without coupons, to be deposited with a common depository in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel"), for credit to the respective accounts of the beneficial owners of such debt securities, or to such other accounts as they may direct. On and after the exchange date determined as provided in any such temporary Global Security and described in an applicable prospectus supplement, each such temporary Global Security will be exchangeable for a like aggregate principal amount of definitive debt securities in like tenor and terms in bearer form, registered form or definitive global bearer form, or any combination thereof, as specified in an applicable prospectus supplement. No Bearer Security, including a Global Security in definitive bearer form, delivered in exchange for a portion of a temporary Global Security shall be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities") in connection with such exchange. (Sections 303 and 304)



     Unless otherwise specified in an applicable prospectus supplement, definitive debt securities in respect of any portion of a temporary Global Security will only be delivered, and interest in respect of any portion of a temporary Global Security payable in respect of an interest payment date occurring prior to the issuance of definitive debt securities will only be paid, upon delivery of a certificate signed by Euroclear or Cedel, as the case may be, with respect to the portion of the temporary Global Security held for the account of the beneficial owner in the form required by the applicable Indenture. Such certificate must be dated no earlier than the exchange date or such interest payment date, as the case may be, and must be based on statements provided to Euroclear or Cedel, as applicable, by its account holders who are beneficial owners of interests in such temporary Global Security to the effect that such portion is beneficially owned (a) by a person that is not a United States person or (b) by or through a qualifying financial institution in compliance with applicable Treasury regulations.


     If any debt securities of a series are issuable in definitive global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such definitive Global Security may exchange such interests for debt securities of such series and of like tenor, terms and principal amount in any authorized form and denomination. No Bearer Security delivered in exchange for a portion of a definitive Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 305) A Person having a beneficial interest in a definitive Global Security, except with respect to payment of principal of and premium, if any, and any interest on such definitive Global Security, will be treated as a holder of such principal amount of Outstanding Securities represented by such definitive Global Security as shall be specified in a written statement of the holder of such definitive Global Security, or, in the case of a definitive Global Security in bearer form, of Euroclear or Cedel, which is produced to the trustee by such Person. (Section
203) Principal of and premium, if any, and any interest on a definitive Global Security will be payable in the manner described in the applicable prospectus supplement.

CERTAIN RESTRICTIVE PROVISIONS

     The Senior Indenture relating to offered securities to be issued on a parity with other Senior Indebtedness of Paine Webber Group provides that, with certain limited exceptions, Paine Webber Group will not, nor will it permit any Restricted Subsidiary (as defined in the Senior Indenture) to, pledge as security for any loan the capital stock or indebtedness of any Restricted Subsidiary or create, incur, assume or permit to exist any lien on any property or asset of Paine Webber Group. (Section 1008) Such provisions shall apply to all such offered securities unless the applicable prospectus supplement expressly states otherwise.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Each Indenture provides that Paine Webber Group, without the consent of any holders of debt securities, may consolidate with or merge into any other corporation or transfer or lease its assets substantially as an entirety to any Person or may acquire or lease the assets of any Person substantially as an entirety or may permit any corporation to merge into Paine Webber Group provided that:


     - the successor is a corporation organized under the laws of any domestic jurisdiction,



     - the successor corporation, if other than Paine Webber Group, assumes Paine Webber Group's obligations under such Indenture and the debt securities issued thereunder,



     - immediately after giving effect to the transaction, no Event of Default and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing, and



     - certain other conditions are met. (Section 801)


MODIFICATION OF THE INDENTURES

     Each Indenture provides that Paine Webber Group and the trustee thereunder may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of adding to Paine Webber Group covenants, adding additional Events of Default, establishing the form or terms of debt securities or, provided such action shall not adversely affect the interests of the holders of any series of debt securities in any material respect, curing ambiguities or inconsistencies in such Indenture or making other provisions. (Section 901)

     Each Indenture contains provisions permitting Paine Webber Group, with the consent of the holders of not less than 66 2/3% in principal amount of the Outstanding Securities of each affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or modifying the rights of the holders of the debt securities of such series, except that no such supplemental indenture may, without the consent of the holders of all the Outstanding Securities affected thereby, among other things:

     - change the maturity of the principal of, or any installment of principal of or interest on, any of the debt securities;

     - reduce the principal amount thereof or any premium thereon or the rate of interest, if any, thereon;

     - reduce the amount of the principal of Original Issue Discount Securities payable on any acceleration of maturity;

     - change the currency, currencies, composite currency or composite currencies in which any of the debt securities or any premium or interest thereon is payable;

     - change any obligation of Paine Webber Group to maintain an office or agency in the places and for the purposes required by such Indenture;

     - impair the right to institute suit for the enforcement of any payment due on any debt securities on or after their applicable maturity date;

     - reduce the percentage in principal amount of the Outstanding Securities of any series the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of, or of certain defaults under, such Indenture; or

     - with certain exceptions, modify the provisions for the waiver of certain covenants and defaults and any of the foregoing provisions. (Section 902)

WAIVER OF CERTAIN COVENANTS

     The Senior Indenture provides that Paine Webber Group will not be required to comply with certain restrictive covenants (including those described above under "Certain Restrictive Provisions") if the Holders of not less than 66 2/3% in principal amount of each series of Outstanding Securities affected thereby waive compliance with such restrictive covenants. (Section 1005)

EVENTS OF DEFAULT, NOTICE AND WAIVER

     An Event of Default in respect of any series of debt securities (unless it is either inapplicable to a particular series or has been modified or deleted with respect to any particular series) is defined in each Indenture to be:

     - a default for 30 days in the payment of any installment of interest upon any of the debt securities of such series when due;

     - a default in the payment of principal of (or premium, if any, on) any of the debt securities of such series when due;

     - a default in the deposit of any sinking fund payment when the same becomes due by the terms of the debt securities of such series;

     - a default in the performance, or breach, of any other covenants or warranties of Paine Webber Group in the applicable Indenture which shall not have been remedied for a period of 60 days after notice from the trustee thereunder or the holders of not less than 25% in principal amount of the Outstanding Securities of such series;

     - certain events of bankruptcy, insolvency or reorganization of Paine Webber Group; and

     - such other events as may be specified for such series. (Section 501)

     Each Indenture provides that if an Event of Default specified therein in respect of any series of Outstanding Securities issued under such Indenture shall have occurred and be continuing, either the trustee thereunder or the holders of not less than 25% in principal amount of the Outstanding Securities of such series may declare the principal (or, if such debt securities are Original Issue Discount Securities, such portion of the principal amount as may be specified by the terms of such Securities) of all of the Outstanding Securities of such series to be immediately due and payable. (Section 502)

     Each Indenture provides that the holders of not less than a majority in principal amount of the Outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee, with respect to the debt securities of such series, provided that such trustee may act in any way that is not inconsistent with such directions and may decline to act if any such direction is contrary to law or to such Indenture or would involve such trustee in personal liability. (Section 512)

     Each Indenture provides that the holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the holders of all of the Outstanding Securities of such series waive any past default under the applicable Indenture with respect to such series and its consequences, except a default (1) in the payment of the principal of (or premium, if any) or any interest on any of the debt securities of such series or
(2) in respect of a covenant or provision of such Indenture which, under the terms of such Indenture, cannot be modified or amended without the consent of the holders of all of the Outstanding Securities of such series affected thereby. (Section 513)

     Each Indenture contains provisions entitling the trustee thereunder, subject to the duty of such trustee during an Event of Default in respect of any series of debt securities to act with the required standard of care, to be indemnified by the holders of the debt securities of such series before proceeding to exercise any right or power under such Indenture at the request of the holders of the debt securities of such series. (Sections 601 and 603)

     Each Indenture provides that the trustee thereunder will, within 90 days after the occurrence of a default in respect of any series of debt securities, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it. However, except in the case of a default in the payment of the principal of or premium, if any, or any interest on, or any sinking fund installment with respect to, any of the debt securities of such series, such trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of such series. Such notice shall not be given until at least 30 days after the occurrence of an Event of Default regarding the performance, or breach, of any covenant or warranty of Paine Webber Group under such Indenture other than for the payment of the principal of or premium, if any, or any interest on, or any sinking fund installment with respect to, any of the debt securities of such series. The term default for the purpose of this provision only means any event that is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the debt securities of such series. (Section 602)

     Each Indenture requires Paine Webber Group to file annually with the trustee thereunder a certificate, executed by an officer of Paine Webber Group, indicating whether Paine Webber Group is in default under such Indenture. (Section 1004)

MEETINGS

     Each Indenture contains provisions for convening meetings of the holders of debt securities of a series if debt securities of that series are issuable as Bearer Securities to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by such holders pursuant to such Indenture. (Section 1301). A meeting may be called at any time by the trustee under the applicable Indenture, and also, upon request, by Paine Webber Group or the holders of at least 10% in principal amount of the Outstanding Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1302) Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum at a meeting of holders of debt securities of such series, If any action is to be taken at such meeting with respect to a consent or waiver which is required to be given by the holders of not less than 66 2/3% in principal amount of the Outstanding Securities of a series, the Persons entitled to vote 66 2/3% in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum, (a) a meeting called by Paine Webber Group or the trustee shall be adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting shall be further adjourned for a period of not less than 10 days and (b) a meeting called by the holders shall be dissolved. Any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage in principal amount of Outstanding Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable Indenture will be binding on all holders of debt securities of that series and of the related coupons whether or not present or represented at the meeting. With respect to any consent, waiver or other action which the applicable Indenture expressly provides may be given by the holders of a specified percentage of Outstanding Securities of all series affected thereby (acting as one class), only the principal amount of Outstanding Securities of any series represented at a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid and voting in favor of such action shall be counted for purposes of calculating the aggregate principal amount of Outstanding Securities of all series affected thereby favoring such action. (Section 1304)

NOTICES

     Except as otherwise provided in each Indenture, notices to holders of Bearer Securities will be given by publication at least once in a daily newspaper in The City of New York and London and in such other city or cities as may be specified in such Bearer Securities and will be mailed to such Persons whose names and addresses were previously filed with the trustee under the applicable Indenture within the two preceding years, within the time prescribed for the giving of such notice. Notices to holders of Registered Securities will be given by mail to the addresses of such holders as they appear in the Security Register, within the time prescribed for the giving of such notice. (Section
106)

TITLE

     Title to any Bearer Securities (including Bearer Securities that are Global Securities) and any coupons appertaining thereto will pass by delivery. Paine Webber Group, the appropriate trustee and any agent of Paine Webber Group or such trustee may treat the holder of any Bearer Security, the holder of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such debt security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

REPLACEMENT OF SECURITIES AND COUPONS

     Any mutilated debt security and any debt security with a mutilated coupon appertaining thereto will be replaced by Paine Webber Group at the expense of the holder upon surrender of such mutilated debt security or debt security with a mutilated coupon to the appropriate trustee. Debt securities or coupons that become destroyed, stolen or lost will be replaced by Paine Webber Group at the expense of the holder upon delivery to the appropriate trustee of evidence of the destruction, loss or theft thereof satisfactory to Paine Webber Group and such trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced (upon surrender to the appropriate trustee of the debt security with all appurtenant coupons not destroyed, stolen or lost) by issuance of a new debt security in exchange for the debt security to which such coupon appertains. In the case of a destroyed, lost or stolen debt security or coupon, an indemnity satisfactory to the appropriate trustee and Paine Webber Group may be required at the expense of the holder of such debt security or coupon before a replacement debt security will be issued. (Section 306)

DEFEASANCE

     Unless the prospectus supplement relating to the offered securities provides otherwise, Paine Webber Group at its option (1) will be Discharged (as such term is defined in the applicable Indenture) from any and all obligations in respect of the offered securities (except for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities and coupons, maintain paying agencies and hold moneys for payment in trust) or (2) need not comply with certain restrictive covenants of the applicable Indenture (including those described above under "Certain Restrictive Provisions"), if there is deposited with the trustee money and/or
(a) in the case of debt securities and coupons denominated in U.S. dollars, U.S. Government Obligations (as defined in the applicable Indenture), or (b) in the case of debt securities and coupons denominated in a foreign currency, Foreign Government Securities (as defined in the applicable Indenture), which in each case through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay in the currency, currencies, composite currency or composite currencies in which the offered securities are payable all the principal of, and interest on, the offered securities on the dates such payments are due in accordance with the terms of the offered securities. Among the conditions to Paine Webber Group's exercising any such option, Paine Webber Group is required to deliver to the appropriate trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the offered securities to recognize income, gain or loss for United States Federal income tax purposes and that the holders will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred. (Sections 401 and 403)

SUBORDINATION

     The payment of the principal of and premium, if any, and any interest on the subordinated debt securities, including sinking fund payments, is subordinated in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to the prior payment in full of all Superior Indebtedness. (Section 1401) Superior Indebtedness is defined as

     - the principal of, premium, if any, and accrued and unpaid interest on (a) indebtedness of Paine Webber Group for money borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed, (b) guarantees by Paine Webber Group of indebtedness for money borrowed by any other person, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed, (c) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which Paine Webber Group is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed, and (d) obligations of Paine Webber Group under any agreement to lease, or any lease of, any real or personal property, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed,

     - any other indebtedness, liability or obligation, contingent or otherwise, of Paine Webber Group and any guarantee, endorsement or other contingent obligation of Paine Webber Group in respect of any indebtedness, liability or obligation, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed, and

     - modifications, renewals, extensions and refundings of any such indebtedness, liabilities, obligations or guarantees; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liabilities, obligations or guarantees, or such modification, renewal, extension or refunding thereof, are not superior in right of payment to the subordinated debt securities.

Superior Indebtedness will not be deemed to include, and the subordinated debt securities will rank equal in right of payment to, Paine Webber Group's 7 3/4% Subordinated Notes due 2002, and all other such subordinated securities, including but not limited to the Medium-Term Subordinated Notes, Series D, of Paine Webber Group, or any obligation of Paine Webber Group to any subsidiary. Notwithstanding the foregoing, Superior Indebtedness will not be deemed to include, and the subordinated debt securities will rank senior in right of payment to, Paine Webber Group's unsecured debentures issued under the Indenture dated as of December 9, 1996, between Paine Webber Group and The Chase Manhattan Bank, as trustee, including but not limited to Paine Webber Group's 8.30% junior subordinated debentures due 2036 and 8.08% junior subordinated debentures due 2037. (Sections 101, 1401 and 1408) The Subordinated Indenture and the subordinated debt securities do not contain any covenants or other provisions that would limit the issuance of additional Superior Indebtedness.


     No payment by Paine Webber Group on account of principal of or premium, if any, or any interest on the subordinated debt securities, including sinking fund payments, may be made if any default or event of default with respect to any Superior Indebtedness shall have occurred and be continuing and written notice thereof shall have been given to the trustee by Paine Webber Group or to Paine Webber Group and the trustee by the holders of at least 10% in principal amount of any kind or category of any Superior Indebtedness, or a representative or trustee on their behalf. Upon any acceleration of the principal due on the subordinated debt securities or any payment or distribution of assets of Paine Webber Group to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of and premium, if any, and interest due or to become due on all Superior Indebtedness must be paid in full before the holders of subordinated debt securities are entitled to receive or retain any payment, other than shares of stock or subordinated indebtedness provided by a plan of reorganization or adjustment which does not alter the rights of holders of Superior Indebtedness. Subject to the payment in full of all Superior Indebtedness, the holders of the subordinated debt securities are to be subrogated to the rights of the holders of Superior Indebtedness to receive payments or distributions of assets of Paine Webber Group applicable to Superior Indebtedness until the subordinated debt securities are paid in full. (Section 1402) By reason of such subordination, in the event of insolvency, creditors of Paine Webber Group who are holders of Superior Indebtedness, as well as certain general creditors of Paine Webber Group, may recover more, ratably, than the holders of the subordinated debt securities.

     Paine Webber Group's rights and the rights of its creditors, including holders of senior debt securities and subordinated debt securities, to participate in any distribution of assets of any subsidiary of Paine Webber Group upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Paine Webber Group itself as a creditor of the subsidiary may be recognized. Also, dividend payments and advances to PaineWebber Incorporated are restricted by the provisions of the net capital rules of the Securities and Exchange Commission and the New York Stock Exchange and covenants in various loan agreements. The operations of Paine Webber Group are conducted through its subsidiaries and, therefore, Paine Webber Group is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the senior debt securities and subordinated debt securities. The senior debt securities and subordinated debt securities will be effectively subordinated to all liabilities and obligations of Paine Webber Group's subsidiaries.



NEW YORK LAW GOVERNS THE INDENTURE, THE DEBT SECURITIES AND THE COUPONS


     The Indenture, the debt securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)

THE TRUSTEES UNDER THE INDENTURES

     The Chase Manhattan Bank is the trustee under the Senior Indenture. The Chase Manhattan Bank is a depositary for funds and performs other services for, and transacts other banking business with, Paine Webber Group in the normal course of business.

     Chase Manhattan Bank Delaware is the trustee under the Subordinated Indenture.

                                 ERISA MATTERS


     Paine Webber Group Inc., PaineWebber Incorporated, PaineWebber International (U.K.) Ltd. and other affiliates of Paine Webber Group may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to many employee benefit plans ("Plans") that are subject to ERISA or described in Section 4975 of the Code. The purchase of debt securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code, including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code, and with respect to which Paine Webber Group Inc., PaineWebber Incorporated, PaineWebber International (U.K.) Ltd. or any other affiliate of Paine Webber Group is a service provider, or otherwise is a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such debt securities are acquired under and in accordance with an applicable exemption issued by the U.S. Department of Labor. In addition, ERISA imposes specific requirements on fiduciaries of Plans subject to ERISA, namely, that they make prudent investments, diversify investments, make investments in accordance with the terms of the Plan documents and in the best interests of Plan participants and beneficiaries. Any pension or other employee benefit plan proposing to acquire any debt securities should determine that the debt securities are an appropriate investment in light of ERISA's fiduciary standards and consult with its counsel to determine that the investment is not otherwise prohibited under ERISA or the Code.

                              PLAN OF DISTRIBUTION

     Paine Webber Group may sell the debt securities being offered hereby

     - directly to one or more purchasers,

     - through agents designated from time to time,

     - to dealers, or

     - through underwriters or a group of underwriters.

     The applicable prospectus supplement will set forth the terms of the offering of any offered securities, including the name or names of any underwriters, the purchase price of the offered securities and the proceeds to Paine Webber Group from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed. If a bidding or auction process is utilized, it will be described in the prospectus supplement.

     If underwriters are used in the sale, offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Offered securities may be sold directly by Paine Webber Group or through agents designated by Paine Webber Group from time to time. Any agent involved in the offer or sale of offered securities will be named, and any commissions payable by Paine Webber Group to such agents will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the applicable prospectus supplement, Paine Webber Group will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase offered securities from Paine Webber Group at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commission payable for the solicitation of such contracts.

     Any underwriters, dealers or agents participating in the distribution of debt securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of offered securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with Paine Webber Group to indemnification by Paine Webber Group against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect to contribution. Agents and underwriters may be customers of, engage in transactions with, or perform services for Paine Webber Group in the ordinary course of business.

     Unless otherwise specified in the applicable prospectus supplement, Paine Webber Group and each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that, in connection with the original issuance of any Bearer Security and during the period ending 40 days after the date of original issuance of such Bearer Security, they will not offer, sell or deliver such Bearer Security, directly or indirectly, to a United States person or to any person within the United States, except to the extent permitted under applicable Treasury regulations. Any other restrictions on the offer or sale of offered securities in or from jurisdictions other than the United States or within the United States will be set forth in the applicable prospectus supplement.

     All offered securities will be a new issue of securities with no established trading market. Certain agents through whom, and underwriters to whom, offered securities are sold by Paine Webber Group for public offering and sale may make a market in such offered securities, but such agents and underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities.

     PaineWebber Incorporated, PaineWebber International (U.K.) Ltd. or one or more other affiliates of Paine Webber Group may participate in distributions of the offered securities. All distributions of the offered securities will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the National Association of Securities Dealers.

     Affiliates of Paine Webber Group, including Paine Webber Incorporated and Paine Webber International (U.K.) Ltd., may use this prospectus and the related prospectus supplement in connection with offers and sales of the offered securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at negotiated prices related to market prices at the time of sale.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     In compliance with United States Federal income tax laws and regulations, in general a Bearer Security may not be offered, sold or delivered, directly or indirectly, to a United States person or to any person within the United States in connection with the original issuance of such Bearer Security or during the period ending 40 days after the date of original issuance of such Bearer Security. However, offers or sales can be made during this period to certain institutions, including certain international organizations and foreign branches of U.S. financial institutions (a "qualifying financial institution"), that satisfy the requirements prescribed by applicable Treasury regulations. In addition, sales can be made to a United States person acquiring a Bearer Security through a qualifying financial institution in compliance with applicable Treasury regulations. Definitive Bearer Securities will not be delivered to a holder, however, unless the beneficial owner of the debt securities has complied with the certification requirements described above under "Description of Securities -- Global Securities" or, in any event, within the United States.

     Bearer Securities will bear the following legend on their face and on any coupons which may be detached therefrom or, if the obligation is evidenced by a book entry, in the book of record in which the book entry is made: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code". The Sections referred to in such legend provide that, with certain exceptions, a United States taxpayer who holds a Bearer Security will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on, the sale, exchange, redemption or other disposition of such Bearer Security.


     As used in this prospectus, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the United States any U.S. state or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), an estate, the income of which is subject to United States Federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the ability to control all substantial decisions of the trust. The term "United States" means the United States of America and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa and the Northern Mariana Islands).

                                 LEGAL MATTERS

     The validity of the offered securities will be passed upon for Paine Webber Group by its General Counsel, Theodore A. Levine. Mr. Levine beneficially owns, or has rights to acquire under an employee benefit plan of Paine Webber Group, an aggregate of less than 1% of the common stock of Paine Webber Group. Certain legal matters relating to the debt securities will be passed upon for the agents or underwriters, if any, by Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York. Cravath, Swaine & Moore acts from time to time as legal counsel to Paine Webber Group and its subsidiaries on various matters.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements (and schedules) included in Paine Webber Group's Annual Report on Form 10-K for the year ended December 31, 1997, as set forth in their report, which is incorporated in this prospectus by reference. Paine Webber Group's consolidated financial statements are incorporated by reference in reliance on their report, given their authority, as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table shows the fees and expenses payable by Paine Webber Group in connection with the issuance and distribution of the securities other than underwriting discounts and commissions. All such fees and expenses except the Securities and Exchange Commission registration fee and the NASD filing fee are estimated:

Securities and Exchange Commission registration fee.........  $166,800
NASD filing fee.............................................    30,500
NYSE listing fee............................................    80,000
Blue Sky fees and expenses..................................     2,500
Printing and engraving expenses.............................   100,000
Rating agency fees..........................................    70,000
Fees and expenses of accountants............................    60,000
Fees and expenses of counsel................................   250,000
Fees and expenses of trustees...............................    30,000
Miscellaneous...............................................    10,200
                                                              --------
          Total.............................................  $800,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the General Corporation Law of the State of Delaware gives corporations the power to eliminate or limit the personal liability of directors under certain circumstances. Section 145 of the General Corporation Law of the State of Delaware gives corporations the power to indemnify directors and officers under certain circumstances.

     Article IX of the Restated Certificate of Incorporation (relating to the elimination of personal liability of directors of Paine Webber Group) of Paine Webber Group is hereby incorporated by reference to Exhibit 3.1 to Paine Webber Group's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.
Article VII of Paine Webber Group Inc.'s By-Laws (relating to indemnification of directors and officers of Paine Webber Group) is hereby incorporated by reference to Exhibit 3.5 to Paine Webber Group's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     Paine Webber Group also maintains directors and officers liability and corporate reimbursement insurance which provides for coverage against loss arising from claims made against directors and officers in their capacity as such. The general scope of coverage is any breach of duty, neglect, error, misstatement, misleading statement or omission. Such policy does not exclude liabilities under the Securities Act of 1933. Paine Webber Group also maintains fiduciary liability insurance for losses in connection with claims made against directors of officers for violation of any of the responsibilities, obligations or duties imposed upon fiduciaries under the Employee Retirement Income Security Act of 1974.

     The indemnification provisions (relating to indemnification of, among others, controlling persons, directors and officers of Paine Webber Group against certain liabilities) contained in the proposed forms of underwriting agreement are hereby incorporated by reference to Exhibits 1.1 and 1.2 hereto.

     The Amended and Restated Declaration of Trust for each of PWG Trust III, PWG Trust IV and PWG Trust V (each a "PWG Trust") provides that no trustee, any of its Affiliates, or any officer, director, shareholder, member, partner, employee, representative, or agent of any trustee, or any employee or agent of any PWG Trust or any of its Affiliates (each an "Indemnified Person"), will be liable, responsible or accountable in damages or otherwise to (i) any PWG Trust or any officer, director, shareholder, partner, member, representative, employee or agent of any PWG Trust or its Affiliates, (ii) any officer, director, shareholder, employee, representative or agent of Paine Webber Group Inc. or any of its Affiliates, or (iii) any holder of preferred securities (each a "Covered Person"), for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified

Person in good faith on behalf of any of PWG Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such declaration of trust or by law, except that an Indemnified Person will be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

     The Amended and Restated Declaration of Trust for each PWG Trust also provides that to the full extent permitted by law, Paine Webber Group Inc. will indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of any PWG Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such declaration of trust, except that no Indemnified Person will be entitled by to indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the property trustee, negligence) or willful misconduct with respect to such acts or omissions.

     The Amended and Restated Declaration of Trust for each PWG Trust also provides that to the full extent permitted by law, that expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding will, from time to time, be advanced by Paine Webber Group Inc. prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Paine Webber Group Inc. of an undertaking by or on behalf of the Indemnified Person to repay such amount if it will be determined that the Indemnified Person is not entitled to be indemnified as authorized in such declaration of trust.

Item 16. EXHIBITS.

     See exhibit index at E-1.

Item 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that the undertakings set forth in paragraph (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1993 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act will be deemed to be part of the registration statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act of 1933 each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Paine Webber Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on February 9, 1999.


                                          PAINE WEBBER GROUP INC.,

                                          by      /s/ WILLIAM J. NOLAN
                                            ------------------------------------
                                             Name:  William J. Nolan
                                             Title:    Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                 TITLE                          DATE
                  ---------                                 -----                          ----

                      *                         Chairman of the Board, Chief          February 9, 1999
---------------------------------------------    Executive Officer, Director
             (Donald B. Marron)                 (principal executive officer)

                      *                        Senior Vice President and Chief        February 9, 1999
---------------------------------------------   Financial Officer (principal
              (Regina A. Dolan)                   financial and accounting
                                                    officer) and Director

                      *                                   Director                    February 9, 1999
---------------------------------------------
          (E. Garrett Bewkes, Jr.)

                      *                                   Director                    February 9, 1999
---------------------------------------------
                (Reto Braun)

                      *                                   Director                    February 9, 1999
---------------------------------------------
              (Frank P. Doyle)

                      *                                   Director                    February 9, 1999
---------------------------------------------
           (Joseph J. Grano, Jr.)

                      *                                   Director                    February 9, 1999
---------------------------------------------
             (James W. Kinnear)

                      *                                   Director                    February 9, 1999
---------------------------------------------
               (Naoshi Kiyono)

                      *                                   Director                    February 9, 1999
---------------------------------------------
            (Robert M. Loeffler)

                      *                                   Director                    February 9, 1999
---------------------------------------------
            (Edward Randall, III)

                  SIGNATURE                                 TITLE                          DATE
                  ---------                                 -----                          ----
                      *                                   Director                    February 9, 1999
---------------------------------------------
              (Henry Rosovsky)

                      *                                   Director                    February 9, 1999
---------------------------------------------
               (Yoshinao Seki)

                      *                                   Director                    February 9, 1999
---------------------------------------------
            (John R. Torell III)

          *By: /s/ WILLIAM J. NOLAN
---------------------------------------------
             (William J. Nolan)
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, PWG Trust III, PWG Trust IV and PWG Trust V each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 9, 1999.


                                          PWG CAPITAL TRUST III,

                                          by  Paine Webber Group Inc., as
                                          Sponsor,

                                          by      /s/ WILLIAM J. NOLAN
                                            ------------------------------------
                                              Name:  William J. Nolan
                                              Title:   Treasurer

                                          PWG CAPITAL TRUST IV,

                                          by  Paine Webber Group Inc., as
                                          Sponsor,

                                          by      /s/ WILLIAM J. NOLAN
                                            ------------------------------------
                                              Name:  William J. Nolan
                                              Title:   Treasurer

                                          PWG CAPITAL TRUST V,

                                          by  Paine Webber Group Inc., as
                                          Sponsor,

                                          by      /s/ WILLIAM J. NOLAN
                                            ------------------------------------
                                              Name:  William J. Nolan
                                              Title:   Treasurer

                                 EXHIBIT INDEX

    EXHIBIT                                                                  SEQUENTIALLY
      NO.                              DESCRIPTION                           NUMBERED PAGE
    -------                            -----------                           -------------
     1.1+      Form of underwriting agreement relating to the preferred
               securities..................................................
     1.2***    Form of underwriting agreement relating to the debt
               securities..................................................
     4.1+      Indenture dated as of December 9, 1996 between Paine Webber
               Group and The Chase Manhattan Bank, as trustee..............
     4.2a      Indenture dated as of March 15, 1988, between the registrant and The Chase Manhattan Bank, as trustee, relating to senior debt securities. (incorporated by reference to Exhibit
               No.4.2a to the registrant's registration statement No.
               33-29253 on Form S-3 filed with the Securities and Exchange
               Commission on June 14, 1989)................................
     4.2b*     Supplemental Indenture dated as of September 22, 1989,
               between the registrant and The Chase Manhattan Bank, as
               trustee, relating to senior debt securities.................
     4.2c*     Supplemental Indenture dated as of March 22, 1991, between the registrant and The Chase Manhattan Bank, as trustee,
               relating to senior debt securities..........................
     4.2d      Indenture dated as of March 15, 1988, between the registrant and Chase Manhattan Bank Delaware, as trustee, relating to subordinated debt securities. (incorporated by reference to
               Exhibit No. 4.2b to registrant's registration statement No.
               33-29253 on Form S-3 filed with the Securities and Exchange
               Commission on June 14, 1989)................................
     4.2e*     Supplemental Indenture dated as of September 22, 1989,
               between the registrant and Chase Manhattan Bank Delaware, as trustee, relating to subordinated debt securities...........
     4.2f*     Supplemental Indenture dated as of March 22, 1991, between the registrant and Chase Manhattan Bank Delaware, as
               trustee, relating to subordinated debt securities...........
     4.2g*     Supplemental Indenture dated as of November 30, 1993,
               between the registrant and Chase Manhattan Bank Delaware, as trustee, relating to subordinated debt securities...........
     4.3**     Declaration of Trust of PWG Trust III.......................
     4.4**     Certificate of Trust of PWG Trust III.......................
     4.5**     Declaration of Trust of PWG Trust IV........................
     4.6**     Certificate of Trust of PWG Trust IV........................
     4.7+      Declaration of Trust of PWG Trust V.........................
     4.8+      Certificate of Trust of PWG Trust V.........................
     4.9+      Form of Amended and Restated Declaration of Trust for each of PWG Trust III, IV and V..................................
     4.10+     Form of preferred security (included in Exhibit 4.9)........
     4.11+     Form of Supplemental Indenture to be used in connection with issuance of junior subordinated debt securities.............
     4.12+     Form of junior subordinated debt security (included in
               Exhibit 4.11)...............................................
     4.13+     Form of preferred securities guarantee......................

    EXHIBIT                                                                  SEQUENTIALLY
      NO.                              DESCRIPTION                           NUMBERED PAGE
    -------                            -----------                           -------------
     5.1+      Opinion of Cravath, Swaine & Moore in respect of the
               legality of the junior subordinated debt securities and
               preferred securities guarantees registered hereunder,
               containing the consent of such counsel......................
     5.2a+     Opinion of Richards, Layton & Finger in respect of the
               legality of the preferred securities of PWG Trust III
               registered hereunder, containing the consent of such
               counsel.....................................................
     5.2b+     Opinion of Richards, Layton & Finger in respect of the
               legality of the preferred securities of PWG Trust IV
               registered hereunder, containing the consent of such
               counsel.....................................................
     5.2c+     Opinion of Richards, Layton & Finger in respect of legality of the preferred securities of PWG Trust V registered
               hereunder, containing the consent of such counsel...........
     5.3+      Opinion of Theodore A. Levine in respect of the legality of the senior debt securities and subordinated debt securities registered hereunder, containing the consent of such
               counsel.....................................................
     8.1+      Opinion of Cravath, Swaine & Moore..........................
    12.1       Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock
               dividends (incorporated by reference to Exhibits 12.1 and
               12.2 to the registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998)................
    23.1+      Consent of Cravath, Swaine & Moore (included in Exhibits 5.1 and 8.1)....................................................
    23.2+      Consent of Richards, Layton & Finger (included in Exhibit
               5.2)........................................................
    23.3+      Consent of Theodore A. Levine (included in Exhibit 5.3).....
    23.4++     Consent of Ernst & Young LLP................................
    24.1+      Powers of Attorney for directors and officers of PaineWebber
               Group Inc. (set forth on the signature pages of this
               registration statement).....................................
    24.2+      Powers of Attorneys for PaineWebber Group, Inc., as sponsor, to sign the registration statement on behalf of PWG Trust
               III, IV and V (included in Exhibits 4.3, 4.5 and 4.7,
               respectively)...............................................
    25.1+      Statement of Eligibility under the Trustee Indenture Act of
               1939, as amended, of The Chase Manhattan Bank, as trustee, under the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture...........................
    25.2+      Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of The Chase Manhattan Bank, as trustee, with respect to the Amended and Restated Declaration of
               Trust of PWG Trust III......................................
    25.3+      Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of The Chase Manhattan Bank, as trustee, with respect to the Amended and Restated Declaration of
               Trust of PWG Trust IV.......................................
    25.4+      Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of The Chase Manhattan Bank, as trustee, with respect to the Amended and Restated Declaration of
               Trust of PWG Trust V........................................
    25.5+      Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of The Chase Manhattan Bank, as trustee, under the preferred securities guarantee of Paine Webber
               Group with respect to the preferred securities of PWG Trust
               III.........................................................

    EXHIBIT                                                                  SEQUENTIALLY
      NO.                              DESCRIPTION                           NUMBERED PAGE
    -------                            -----------                           -------------
    25.6+      Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of The Chase Manhattan Bank, as trustee, under the preferred securities guarantee of Paine Webber
               Group with respect to the preferred securities of PWG Trust
               IV..........................................................
    25.7+      Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of The Chase Manhattan Bank, as trustee, under the preferred securities guarantee of Paine Webber
               Group with respect to the preferred securities of PWG Trust
               V...........................................................

---------------
* Incorporated by reference to the corresponding exhibit to Paine Webber Group Inc.'s registration statement on Form S-3 (Registration No. 33-52695-01).

** Incorporated by reference to the corresponding exhibit to Paine Webber Group Inc.'s registration statement on Form S-3 (Registration No. 333-13831).

*** Incorporated by reference to the corresponding exhibit to Paine Webber Group
    Inc.'s registration statement on Form S-3 (Registration No. 333-63107).

+   Previously filed.

++  Filed herewith.